Exhibit 10.33

LEASE AGREEMENT

by and between

GRE KEYSTONE TECHNOLOGIES ONE LLC

LANDLORD

and

LIQUIDIA TECHNOLOGIES, INC.

TENANT

Dated as of: June 29, 2007

© 2006 Capital Associates.  All rights reserved.

ARTICLE 1 - LEASED PREMISES		1

1.01	Leased Premises	1

ARTICLE 2 - BASIC LEASE PROVISIONS		1

2.01	Basic Lease Provisions	1

ARTICLE 3 - TERM AND POSSESSION		3

3.01	Term	3

3.02	Commencement	3

3.03	Tenant’s Delay	3

3.04	Tenant’s Possession	4

3.05	Acceptance of Leased Premises	4

3.06	Holdover	4

3.07	Condition of Leased Premises	4

ARTICLE 4 - RENT AND SECURITY FOR THE LEASE		5

4.01	Base Rent	5

4.02	Payment of Rent	5

4.03	Additional Rent	5

4.04	TICAM Expense Adjustment	5

4.05	Cost of Living Adjustment	9

4.06	Net Lease	9

4.07	Security for the Lease	9

4.08	Late Charge	9

4.09	Amortization of Excess Upfit	10

ARTICLE 5 - SERVICES		10

5.01	Services	10

5.02	Interruption of Services	11

5.03	Additional Charges	11

ARTICLE 6 - USE AND OCCUPANCY		11

6.01	Use and Occupancy	11

i

6.02	Care of the Leased Premises	12

6.03	Hazardous or Toxic Materials	13

6.04	Entry for Repairs and Inspection	14

6.05	Compliance with Laws; Rules of Building	14

6.06	Access to Building	14

6.07	Peaceful Enjoyment	15

6.08	Relocation	15

ARTICLE 7 - CONSTRUCTION, ALTERATIONS AND REPAIRS		15

7.01	Construction	15

7.02	Alterations	15

7.03	Maintenance and Repairs by Tenant	17

7.04	Maintenance/Service Contract	17

7.05	Tenant’s Waiver of Claims Against Landlord	18

7.06	Landlord’s Right to Effect Repairs	18

ARTICLE 8 - CONDEMNATION, CASUALTY, INSURANCE AND INDEMNITY		18

8.01	Condemnation	18

8.02	Damages from Certain Causes	18

8.03	Fire or Other Casualty	18

8.04	Insurance Policies	19

8.05	Waiver of Subrogation Rights	20

8.06	Indemnity/Waiver of Liability	20

8.07	Limitation of Landlord’s Personal Liability	21

8.08	Survival of Article 8	21

ARTICLE 9 - LANDLORD’S LIEN, DEFAULT, REMEDIES AND SUBORDINATION		21

9.01	Lien for Rent	21

9.02	Default by Tenant	21

9.03	Landlord’s Remedies	22

9.04	Mitigation of Damages	24

ii

9.05	Rights of Landlord in Bankruptcy	24

9.06	Default by Landlord	24

9.07	Non-Waiver	24

9.08	Attorney’s Fees	24

9.09	Subordination; Estoppel Certificate	24

9.10	Attornment	25

9.11	Accord and Satisfaction	25

9.12	Survival of Article 9	25

ARTICLE 10 - ASSIGNMENT AND SUBLEASE		25

10.01	Assignment or Sublease	25

10.02	Assignment by Landlord	27

ARTICLE 11 - TENANT WARRANTIES; INCORPORATION OF EXHIBITS; COMMISSION(S), CONFIDENTIALITY		27

11.01	Tenant Warranties	27

11.02	Incorporation of Exhibits	27

11.03	Commission(s)	27

11.04	Confidentiality	27

11.05	Survival	28

11.06	Notices	28

11.07	Binding Effect	28

11.08	Miscellaneous	28

ARTICLE 12 - ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES		30

12.01	ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES	30

iii

EXHIBITS

A-1	-	Floor Plan(s)

A-2	-	The Land

A-3	-	The Project

B	-	Acceptance of Leased Premises Memorandum

C	-	Workletter Agreement

C-l	-	Schematic Space Plan

D	-	Building Rules

E	-	Form of Estoppel Certificate

F	-	Itemized Inventory of Hazardous or Toxic Materials

G	-	Renewal Options

H	-	First Offer Right

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of this    day of           , 2007 (the “Execution Date’”), by and between GRE Keystone Technology Park One LLC, Delaware limited liability company authorized to conduct business in the State of North Carolina (“Landlord”), and Liquidia Technologies, Inc., Delaware corporation authorized to conduct business in the State of North Carolina (“Tenant”).  In consideration of the representations and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.  Landlord and Tenant hereby agree as follows:

ARTICLE 1 - LEASED PREMISES

1.01                        Leased Premises.

Landlord leases to Tenant and Tenant leases from Landlord the space (the “Leased Premises”) set forth in Subsections (a) and (b) of the Basic Lease Provisions below and shown on the floor plan(s) attached hereto as Exhibit A-l upon the terms and conditions set forth in this Lease.  The building in which the Leased Premises are located, the land on which the building is located (the “Land”, described on Exhibit A-2 attached hereto), the parking facilities and all improvements and appurtenances to the building are collectively referred to as the “Building”.  The Building may be part of a larger complex, and if so, then the Building and any larger complex of which the Building is a part are collectively referred to as the “Project”, as shown on Exhibit A-3, attached hereto.  No easement for light, air or view is granted hereunder or included within or appurtenant to the Leased Premises.

ARTICLE 2 - BASIC LEASE PROVISIONS

2.01                        Basic Lease Provisions.

The following provisions set forth various basic terms of this Lease and are sometimes referred to as the “Basic Lease Provisions”.

(a)	Building Name:	Keystone Technology Park - Building IV
	Address:	419 Davis Drive Durham, North Carolina 27713 (street address) Morrisville, North Carolina 27560 (mailing address)

(b)	Floor(s):	First (1”)
	Suite Number:	600
	Square Feet Area in the Leased Premises:	Approximately 21,210

(c)	Total Area of Building:	Approximately 77,260 square feet
	Total Improved Leasable Area of Building:	Approximately 64,779 square feet

(d)	Base Rent:
	Initial per Square Foot/Annum:	$10.50
	Initial Annual Base Rent:	$222,705.00
	Initial Monthly Base Rent:	$18,558.75
	Payment Schedule:	See chart below:

Full Month(s) of the Term	Targeted Date(s)	Price Per Square Foot (rounded)	Square Feet	Annual (or for time period noted) Base Rent	Monthly Base Rent
1 through 12	11/1/07 through 10/31/08	$10.50	21,210	$222,705.00	$18,558.75
13 through 24	11/1/08 through 10/31/09	$10.81	21,210	$229,386.12	$19,115.51
25 through 36	11/1/09 through 10/31/10	$11.14	21,210	$236,267.76	$19,688.98
37 through 48	11/1/10 through 10/31/11	$11.47	21,210	$243,355.80	$20,279.65
49 through 60	11/1/11 through 10/31/12	$11.82	21.210	$250,656.48	$20,888.04

Keystone Technology Park

Full Month(s) of the Term	Targeted Date(s)	Price Per Square Foot (rounded)	Square Feet	Annual (or for time period noted) Base Rent	Monthly Base Rent
61 through 72	11/1/12 through 10/31/13	$12.17	21.210	$258,176.16	$21,514.68
73 through 84	11/1/13 through 10/31/14	$12.54	21,210	$265,921.44	$22,160.12

(e)	TICAM Expenses for the initial calendar year of the Term:
	Per Square Foot, Per Annum:	$2.80 per square foot leased
	Initial Monthly Payment:	$4,949.00

(f)	Parking:

4.0 unreserved parking spaces per each 1,000 square feet of space leased (rounded down to nearest whole number). Included in the above parking ratio will be four (4) unreserved parking spaces marked for “visitors” to the Building.

	Monthly Rent per Parking Space:	No additional charge to Tenant

(g)	Term:	7 Year(s) 0Month(s)

(h)	Target Commencement Date:	November 1,2007
	Target Expiration Date:	October 31, 2014

(i)	Security for the Lease:	$25,000.00

(j)	Permitted Use:	General office, laboratory, research and development, and light manufacturing
	Permitted Maximum Occupancy:	84 persons (rounded down to nearest whole number)

(k)	Addresses for notices and other communications (except for Rent payments) under this Lease:

	Landlord GRE Keystone Technology Park One LLC c/o Capital Associates 1100 Crescent Green, Suite 200 Cary, North Carolina 27518 (919)233-9901	Tenant Liquidia Technologies, Inc. 627 Davis Drive, Suite 500 Durham, North Carolina 27713 (street address) Morrisville, North Carolina 27560 (mailing address) Attn: Bruce Boucher (919)

With a copy to: Kathy Worm, Esq. Hutchison Law Group PLLC 5410 Trinity Road, Suite 400 Raleigh, North Carolina 27607 (919) 829-4321

Landlord’s address for Rent payments under this Lease: GRE Keystone Technology Park One LLC P.O. Box277327 Atlanta. GA 30384-7327

(l)	Broker: Co-Broker:	Capital Associates Colliers Pinkard

(m)                             Tenant’s Other Lease.  Landlord and Tenant specifically acknowledge and agree that, as of the date of this Lease, (i) Tenant is in occupancy of approximately 4,401 rentable square feet of flex space contained in Suite 500 of another building in the Project, known as Keystone Technology Park - Building VII and located at 627 Davis Drive, Durham, North Carolina 27713, pursuant to a separate lease agreement with an execution date of April 14, 2005, by and between another landlord in the Project, GRE Keystone Technology Park Two LLC, successor by acquisition of Technology V1I-IX, LLC and Tenant (as such may be amended, “Tenant’s Other Lease”), and (ii) Tenant’s Other Lease has an expiration date of August 31, 2010.

ARTICLE 3 - TERM AND POSSESSION

3.01                        Term.

(a)                                 This Lease shall be and continue in full force and effect for the term set forth in Subsection 2.01(g), as it may be modified, renewed and extended pursuant to Exhibit G or by written agreement between Landlord and Tenant (the “Term”).  Subject to the remaining provisions of this Article, the “Commencement Date” shall be the date on which Landlord tenders possession of the Leased Premises to Tenant, which such date is anticipated to be the Target Commencement Date shown in Subsection 2.01(h).  The Term shall commence on the Commencement Date and shall expire, without notice to Tenant, on the last day of the last month of the Term (the “Expiration Date”) (i.e. if the Commencement Date is other than the first (1) day of the month, the Expiration Date shall nevertheless be the last day of the last month of the Term).

(b)                                 If the Commencement Date and Expiration Date are different from the Target Commencement Date and the Target Expiration Date, respectively, as set forth in Subsection 2.01(h), Landlord shall prepare and, Landlord and Tenant shall execute an amendment to the Lease setting forth such actual dates, and adjusting any Base Rent payment schedule, if applicable.  If such amendment is not executed, the Commencement Date and Expiration Date shall be conclusively deemed to be the Target Commencement Date and the Target Expiration Date set forth in Subsection 2.01(h).

(c)                                  Upon the expiration or other termination of this Lease, Landlord shall have the right to immediately re-enter and take possession of the Leased Premises.

3.02                        Commencement.

(a)                                 Subject to Section 3.03 hereof, if, (i) any of the work described in Exhibit C that is required to be performed by Landlord or Landlord’s contractors) to prepare the Leased Premises for occupancy has not been substantially completed on or before the Target Commencement Date or (ii) Landlord is unable to tender possession of the Leased Premises to Tenant on the Target Commencement Date, then the Commencement Date (and commencement of installments of Base Rent) shall be postponed until Landlord is able to tender possession of the Leased Premises to Tenant with the work to be performed in the Leased Premises having been substantially completed and the postponement shall operate to extend the Expiration Date in order to give full effect to the stated duration of the Term.

(b)                                 The Leased Premises shall be deemed to be substantially complete the day after inspection and approval for occupancy for the intended use, whether permanent, conditional, or temporary, by the City of Durham, North Carolina, provided said approval is subsequently evidenced by a certificate of occupancy, whether permanent, conditional, or temporary, issued by said municipality, which such certificate of occupancy may be dated when actually processed by such municipality, rather than the date of the inspection and approval for occupancy.

(c)                                  The deferment of installments of Base Rent shall be Tenant’s exclusive remedy for postponement of the Commencement Date, and Tenant shall have no, and waives any, claim against Landlord because of any such delay.

3.03                        Tenant’s Delay.

No delay in the completion of the Leased Premises resulting from delay or failure on the part of Tenant in furnishing information or other matters required in Exhibit C, and no delay resulting from any cause set forth in Section 6 of Exhibit C, shall delay the Commencement Date, Expiration Date or commencement of payment of Rent (as defined in Section 4.02 below).  In addition to the foregoing, in the event any laboratory related material(s), equipment, or fixtures contained in the Upfit (defined in Exhibit C) requires more than eight (8) weeks to deliver to the Leased Premises for construction as part of the Upfit, then the time that is greater than eight (8) weeks for

Landlord’s receipt of such item shall also constitute a Tenant delay (e.g., if it takes nine (9) weeks for Landlord to receive an item contained in the Upfit then one (1) week of such time shall be a Tenant delay).

3.04                        Tenant’s Possession.

Except as specifically set forth in Exhibit C, Section 7, if, prior to the Commencement Date, Tenant shall enter into possession of all or any part of the Leased Premises and conducts any portion of its business operations therein, the Term, the payment of monthly installments of Base Rent and all other obligations of Tenant to be performed during the Term shall commence on, and the Commencement Date shall be deemed to be, the date of such entry; provided, no such early entry shall operate to change the Expiration Date.

3.05                        Acceptance of Leased Premises.

Tenant shall confirm its acceptance of the Leased Premises by execution of the Acceptance of Leased Premises Memorandum attached hereto as Exhibit B.  Tenant shall execute and deliver such Acceptance of Leased Premises Memorandum to Landlord within ten (10) business days of receipt thereof, and Tenant’s failure to do same shall be considered an event of default under this Lease.

3.06                        Holdover.

If Tenant shall remain in possession of the Leased Premises after the expiration or earlier termination of this Lease without the execution of a new lease or an amendment to this Lease extending the Term, Tenant shall become a tenant-at- sufferance, and for a period of sixty (60) calendar days after such termination or expiration, as the case may be, shall pay daily rent at one hundred fifty percent (150%) of the per day Rent (as defined in Section 4.02) payable with respect to the last full calendar month immediately prior to the end of the Term or termination of this Lease, but otherwise shall be subject to all of the terms, conditions, provisions and obligations of this Lease, and such tenancy may be terminated at any time on seven (7) calendar days’ prior written notice.  After such sixty (60) day period Tenant shall continue to be a tenant-at-sufferance, terminable on one (1) day’s notice, and shall pay daily rent at double the per day Rent payable with respect to the last full calendar month immediately prior to the end of the Term or termination of this Lease, but otherwise shall be subject to all of the obligations of Tenant under this Lease.  Tenant shall indemnify Landlord (i) against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Leased Premises effective upon the termination or expiration of this Lease, and (ii) for all other losses, costs and expenses, including consequential damages and reasonable attorneys’ fees, sustained or incurred by reason of such holding over.  In the event of any holdover and failure of Tenant to pay the holdover rent set forth herein, Landlord shall have the right to immediately apply the Security (as defined and set forth in Section 4.07) to the Rent, at the holdover rate set forth herein, for as many days as would be represented by the amount of the Security.  Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant.  The rights and obligations contained in this Section shall survive the expiration or other termination of this Lease.

3.07                        Condition of Leased Premises.

(a)                                 As of the Commencement Date of the Lease, to the best of Landlord’s knowledge, the Leased Premises and the Total Improved Leasable Area of Building (including the roof) (i) shall comply with all applicable laws, statutes, orders, ordinances, rules and regulations, including, without limitation, all applicable mechanical, electrical and plumbing codes (the “Laws”), (ii) shall be suitable for the purpose for which they are let, and (iii) shall be in good repair and condition.

(b)                                 (i) Notwithstanding the foregoing, Tenant expressly understands and agrees that Tenant shall be obligated to fully pay for any work and materials required to bring the Leased Premises into compliance with all applicable laws, statutes, orders, ordinances, rules, regulations and mechanical, electrical and plumbing codes when such required work arises out of any one (1) or more of the following: (A) Tenant’s use of the Leased Premises, or a portion of the Leased Premises, for anything other than general office purposes (i.e., “other than general office purposes” shall include, but not be limited to, laboratory, research and development, and light manufacturing purposes); (B) the fact that the square footage of the Leased Premises is less than that of the Total Improved Leasable Area of Building as such is stated in Section 2.01(c); (C) Tenant’s desired configuration of the Leased Premises or a portion of the Leased Premises; (D) any changes in applicable laws, statutes, orders, ordinances, rules, regulations and/or mechanical, electrical and plumbing codes which become effective after the Commencement Date.  Landlord expressly understands and agrees that any work and the need for materials arising out of that which is described in subsections (b)(i)(A) through (b)(i)(D) above may be paid for out of the Allowance and/or the Additional Allowance (as described and set forth in Exhibit C and Section 4.09).

(ii)                                  Subject to subsections (b)(i) (A) through (C) above.  Landlord shall be fully responsible for any costs associated with any work or materials required to be completed in order to make the Leased Premises and the Total Improved Leasable Area of Building compliant with the Laws as of the Commencement Date, and, notwithstanding Section 9.06 of this Lease (Default by Landlord), in the event a violation of the Laws is discovered during construction of the Upfit, and such violation does not arise out of any of the circumstances stated in subsection (b)(i) (A) through (C) above, Landlord shall, in good-faith and using commercially reasonable efforts, diligently proceed to remedy any such violation.

(c)                                  Landlord further agrees to use its best efforts to cause the Upfit (defined in Exhibit C) to be constructed in a good and workmanlike manner.  Upon the completion of the Upfit, Landlord and Tenant shall perform a “walk-through” of the Leased Premises and shall compile a “punch-list” of remaining Upfit items to be completed by Landlord within thirty (30) days of the walk-through of the Leased Premises.

ARTICLE 4 - RENT AND SECURITY FOR THE LEASE

4.01                        Base Rent.

Tenant shall pay to Landlord rent (“Base Rent”) beginning on the Commencement Date and throughout the Term in the amount of the Annual Base Rent.  Tenant’s obligation to pay Rent is independent of any obligation of Landlord under this Lease.  Base Rent shall be payable in monthly installments in the amount set forth in Subsection 2.01(d) (“Monthly Base Rent”) in advance and without demand, deduction or offset, on the first day of each and every calendar month during the Term.  If the Commencement Date is not the first day of a month, Tenant shall be required to pay on the Commencement Date a pro rata portion of the Initial Monthly Base Rent for the first partial month of the Term.  However, any references to any “month” of the Term elsewhere in this Lease shall mean a full month of the Term.

4.02                        Payment of Rent.

As used in this Lease, “Rent” shall mean the Base Rent, Additional Rent (defined below), late charges, and all other amounts required to be paid by Tenant pursuant to this Lease.  The Rent shall be paid at the times and in the amounts provided herein by check drawn on a United States of America bank to Landlord at its address specified in Subsection 2.01(k) above, or to such other person or at such other address as Landlord may from time to time designate in writing.  The Rent shall be paid without notice, demand, abatement, deduction or offset except as may be expressly set forth in this Lease.

4.03                        Additional Rent

The term “Additional Rent” shall mean the total of the “TICAM Expense Adjustment”, as such term is defined below, and any other amounts in addition to Base Rent which Tenant is required to pay to Landlord under this Lease, including, but not limited to, Tenant’s repayment to Landlord of the Amortized Allowance (defined in Section 4.09).

4.04                        TICAM Expense Adjustment

(a)                                 If the TICAM Expenses (defined below) for the Building for any calendar year, expressed on a per square foot basis, exceed the TICAM Expenses for the initial calendar year of the Term specified in Subsection 2.01(e), Tenant shall pay to Landlord increased Rent (a “TICAM Expense Adjustment”) in an amount equal to the product of such excess times the square feet of the Leased Premises as stated in Subsection 2.01(b).  The TICAM Expense Adjustment shall be payable in monthly installments on the first day of each calendar month based on Landlord’s estimate of the TICAM Expenses for the then current year.

(b)                                 Landlord may at any time give Tenant written notice specifying Landlord’s estimate of the TICAM Expenses for the then current calendar year or the subsequent calendar year and specifying the TICAM Expense Adjustment to be paid by Tenant for each such year, and Tenant shall adjust its payments accordingly beginning with the monthly installment immediately following Landlord’s notice.

(c)                                  Within one hundred twenty (120) calendar days after the end of each calendar year, Landlord shall give written notice to Tenant specifying the actual TICAM Expenses for the prior calendar year and any necessary adjustment to the TICAM Expense Adjustment paid by Tenant for that calendar year (the “Notice”).  Tenant shall pay any deficit amount to Landlord within thirty (30) calendar days after receipt of Landlord’s written notice.  Any excess payment by Tenant for the prior calendar year shall reduce the TICAM Expense Adjustment for the following calendar year.  If there is any excess payment applicable to the last year of the Term, Landlord shall refund such excess to Tenant within thirty (30) calendar days of sending the Notice applicable to the final year of the term.  This obligation shall survive termination of this Lease Notwithstanding the foregoing, for purposes of determining Tenant’s annual TICAM Expense Adjustment in any calendar year of the Term, the TICAM Expenses which are controllable by Landlord (the “Controllable Expenses”) shall not exceed the Controllable Expenses for the first (1st) calendar year of the Term increased at a rate of five percent (5%), compounded annually.  There shall be no such limitation with respect to taxes, insurance, utilities, refuse collection, snow removal, and any other TICAM Expense item not within Landlord’s reasonable control (the “Uncontrollable Expenses”).  All other TICAM Expenses, other than the Uncontrollable Expenses, shall be Controllable Expenses.

(d)                                 Tenant shall have the right, one (1) time per year, upon written notice to Landlord, within sixty (60) calendar days of receipt of the Notice, to have Landlord’s books and records relating solely to TICAM Expenses contained in the statement for the prior year, reviewed.  If Landlord’s calculation of TICAM Expenses fails to comply with the requirements of this Section 4.4 or contains any other error, as determined by the review, Tenant’s past payments of its proportionate share of TICAM Expenses for the subject year shall be adjusted in accordance with the results of the review, and appropriate payments shall be made by Landlord or Tenant, as the case may be, within forty-five (45) calendar days after completion of the review.

(e)                                  All books and records necessary to accomplish any review permitted under this Section 4.04 shall be retained by Landlord for a period of one (1) year, and shall be made available to the person conducting the review at the Building, Project or the office of Landlord’s property manager, during normal business hours.  All of Landlord’s and Tenant’s costs of the review shall be paid by Tenant unless the review reveals that total TICAM Expenses controllable by Landlord were misstated by five percent (5%) or more in the calendar year reviewed, in which case Landlord shall reimburse Tenant for Tenant’s reasonable cost of the review, not to exceed One Thousand Five Hundred Dollars ($1,500.00).  The rights and obligations contained in this Section 4.04 shall survive the expiration or other termination of this Lease.

(f)                                   The term “TICAM Expenses” shall mean, except as otherwise specified in this definition, all expenses, costs, and disbursements of every kind and nature, computed on an accrual basis, which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, or Landlord’s efforts to reduce TICAM Expenses, including, without limitation:

(1)                                 wages and salaries of all employees to an extent commensurate with such employees’ involvement in the operation, repair, replacement, maintenance, and security of the Building, including, without limitation, amounts attributable to the employer’s Social Security Tax, unemployment taxes, and insurance, and any other amount which may be levied on such wages and salaries, and the cost of all insurance and other employee benefits related thereto;

(2)                                 all supplies and materials used in the operation, maintenance, repair, replacement and security of the Building;

(3)                                 the rental costs of any and all leased capital improvements and the annual amortization of any and all capital improvements made to the Building which, although capital in nature, can reasonably be expected to reduce the normal operating costs of the Building, to the extent of the lesser of such expected reduction in TICAM Expenses or the annual amortization of such capital improvements, as well as all capital improvements made in order to comply with any legal requirement hereafter promulgated by any governmental authority including, but not limited to, requirements relating to the environment, energy, conservation, public safety, access for the disabled or security, as amortized over the useful life of such improvements by Landlord for federal income tax purposes;

(4)                                 the cost of all utilities for the Building, other than the cost of utilities supplied to tenants of the Building which are separately metered or reimbursed to Landlord by such tenants;

(5)                                 the cost of all maintenance and service agreements with respect to the operation of the Building or any part thereof, including, without limitation, trash removal from a Building common area dumpster, management fees, alarm service, equipment, landscape maintenance and parking area maintenance and operation;

(6)                                 the cost of all insurance relating to the Building and each of the premises contained therein, including, without limitation, casualty and liability insurance applicable to the Building and Landlord’s personal property used in connection therewith;

(7)                                 all taxes and assessments and governmental charges, whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, including all taxes levied or assessed against or for leasehold improvements and any other taxes and assessments attributable to the Building and the operation thereof, together with the reasonable cost (including attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment or charge, excluding, however, federal and state taxes on Landlord’s income, but including all rental, sales, use and occupancy taxes or other similar taxes, if any, levied or imposed by any city, state, county, or other governmental body having j jurisdiction;

(8)                                 the cost of all repairs, replacements, removals and general maintenance with respect to the Building, including without limitation, the exterior walls, doors, windows, roof, paving, walkways, landscaping and signage;

(9)                                 the cost of all repairs, replacements, removals and general maintenance of any common plumbing, mechanical, and electrical systems, including without limitation, any fire sprinkler system, whether interior or exterior;

(10)                          the cost of all repairs, replacements, removals and general maintenance for any structural component of the Building; and

(11)                          pro rata assessments, based upon acreage, for the costs and expenses of maintaining the common areas of the Building and Project, if applicable, and any assessments owed to any property owners’ association.

(g)                                  Specifically excluded from TICAM Expenses are:

(1)                                 expenses for capital improvements made to the Building, other than capital improvements described in Section 4.04(f)(3) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of the Building exterior and painting and/or wallpapering of common areas and like items;

(2)                                 expenses for repair, replacement and general maintenance paid by proceeds of insurance or by Tenant or other third parties;

(3)                                 alterations attributable solely to tenants of the Building other than Tenant;

(4)                                 increases in taxes resulting from higher valuations of the Building attributable to Tenant’s Upfit (defined in Exhibit C) or alterations made by Tenant in excess of typical up fits in the Building, which increase shall be paid by Tenant as Additional Rent;

(5)                                 depreciation of the Building;

(6)                                 leasing commissions; and

(7)                                 federal and state income taxes imposed on Landlord.

Notwithstanding anything to the contrary in the specific exclusions from TICAM Expenses set forth above, TICAM Expenses shall, also, not include the following:

(i)                                     Landlord’s general corporate overhead and general administrative expenses, other than charges for property management and in-house labor provided for maintenance of the Building;

(ii)                                  costs arising from Landlord’s charitable or political contributions;

(iii)                               federal and state income and franchise taxes of Landlord or any other such taxes not in the nature of real estate taxes, except taxes on Rent;

(iv)                              management fees to the extent they exceed the greater of (a) reasonable, similar costs incurred in comparable office buildings in the Raleigh, North Carolina area, or (b) five percent (5%) of the gross receipts of the Building;

(v)                                 salaries, wages or other compensation paid to officers or executives of Landlord above the level of property manager in their respective capacities;

(vi)                              overhead and profit increments paid to subsidiaries or affiliates of Landlord for services on or to the Building or Project, to the extent only that the costs of such services exceed competitive costs of such services were they not rendered by a subsidiary or affiliate;

(vii)                           any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(viii)                        capital expenditures required by Landlord’s gross negligence or willful misconduct to comply with laws enacted on or before the Commencement Date of the Lease;

(ix)                              costs incurred by Landlord for the repair of damage to the Building, to the extent Landlord is reimbursed by insurance proceeds;

(x)                                 renovating or otherwise improving or decorating, painting or redecorating space leased to other tenants or other occupants of the Building;

(xi)                              costs for sculpture, paintings or other objects of art;

(xii)                           electrical power costs and other services for which any tenant directly contracts with the local service company;

(xiii)                        expenses in connection with services or other benefits which are not available to Tenant or for which Tenant is charged directly, but which are not provided to another tenant or occupant of the Building;

(xiv)                       all items and services for which Tenant has reimbursed Landlord or has paid to third persons;

(xv)                          any ground lease rental;

(xvi)                       interest, principal, points and fees on debts, or amortization on any mortgage or other debt instrument encumbering the Building or the Land;

(xvii)                    legal and other costs associated with the mortgaging, refinancing or sale of the Building, Land or Project or any interest therein;

(xviii)                 tax penalties incurred as a result of Landlord’s gross negligence, willful misconduct or inability to make payments when due;

(xix)                       any costs and expenses related to or incurred in connection with disputes with tenants of the Building or Land or any lender for the Building or Land; and

(xx)                          costs associated with leasing or marketing space in the Building, including tenant improvements, advertising, lease commissions, legal fees to negotiate leases, space planning and marketing materials.

(h)                                 If the average occupancy rate for the Building is less than ninety-five percent (95%) in any calendar year of the Term, or if Landlord is providing less than ninety-five percent (95%) of the Building with any item or items of work or service which would constitute a TICAM Expense hereunder, then the amount of the TICAM Expenses for such period shall be adjusted to include any and all items enumerated under the definition of TICAM Expenses set forth in this Subsection which Landlord reasonably determines Landlord would have incurred if the Building had been at least ninety-five percent (95%) leased and occupied with all tenant improvements constructed or if Landlord had been providing such item or items of work or service to at least ninety-five percent (95%) of the Building.  If the actual occupancy rate for the Building is ninety-five percent (95%) or greater, then the actual TICAM Expenses shall be used for purposes of determining the TICAM Expense Adjustment described in this Section 4.04.

4.05                        Cost of Living Adjustment.

Intentionally deleted.

4.06                        Net Lease.

It is the intention of Landlord and Tenant that, except for the costs and expenses specifically provided for herein to the contrary, all costs, expenses and obligations of every kind relating directly or indirectly in any way, foreseen or unforeseen, to Tenant’s use, occupancy, possession, maintenance, repair and replacement of the Leased Premises, or any part thereof, which may arise or become due during the Term shall be paid promptly and in full by Tenant and that Landlord shall be indemnified by Tenant therefrom.

4.07                        Security for the Lease.

(a)                                 Tenant shall deposit with Landlord on the date Tenant executes this Lease, security for the payment of all Rent and other charges owed by Tenant pursuant to this Lease and the performance by Tenant of all of Tenant’s obligations under this Lease in the amount specified in Subsection 2.01(i) (the “Security”) on the understanding that: (i) the Security or any portion thereof may be applied to the curing of any default, or the payment of any damages sustained by Landlord due to Tenant’s failure to perform its obligations, including, but not limited to, the payment of Rent and any alteration and repair obligations under Article 7 herein, without prejudice to any other remedy or remedies at law or in equity which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand, by check drawn on a United States of America bank, the amount SC applied which shall be added to the remaining balance of the Security so the same will be restored to its original amount; (ii) Landlord shall not be obligated to hold the Security as a separate fund, and may commingle it with other funds; and (iii) within thirty (30) calendar days after the expiration of the Term, provided Tenant is not in default at the expiration of the Term and has delivered exclusive possession of the Leased Premises to Landlord, the remaining balance of the Security shall be returned tc Tenant, without interest, which shall belong to Landlord.  Tenant acknowledges that any mortgagee of Landlord will not be liable for the refund of any amount Tenant has paid to Landlord as Security to the extent such amount is not delivered to the mortgagee.

(b)                                 The rights and obligations contained in this Section 4.07 shall survive the expiration or other termination of this Lease.

4.08                        Late Charge.

If Tenant fails or refuses to pay any installment of Rent when due, Landlord, shall have the right to collect a late charge of five percent (5%) of the amount of the late payment to compensate Landlord for the additional expense involved in handling delinquent payments and not as interest; provided, however, that Tenant shall be allowed one (1) late payment of Rent in each calendar year of the Term, which late payment shall not be subject to a late charge hereunder so long as such Rent is paid within five (5) calendar days of the due date.  If the payment of a late charge required by this Section is found to constitute interest notwithstanding the contrary intention of Landlord and Tenant, the late charge shall be limited to the maximum amount of interest that lawfully may be collected by Landlord under applicable law, and if any payment is determined to exceed such lawful amount the excess shall be applied to any unpaid Rent then due and payable hereunder and/or credited against the next succeeding installment of Rent payable hereunder.  If all Rent payable hereunder has been paid in full, any excess shall be refunded to Tenant Tenant shall reimburse Landlord for any processing fees charged to Landlord as a result of Tenant’s checks having been returnee for insufficient funds.

4.09                        Amortization of Excess Upfit

If (i) the actual cost of designing and constructing the Upfit (as defined in Exhibit C) exceeds the amount of the Allowance (as defined in Exhibit C) (the “Excess Original Upfit”), and (ii) Tenant has not been in default in the payment of Ren or other sums due more than one (1) time during the Term, and (iii) Tenant provides written notice to Landlord that Tenant elect:  to make additional Landlord-approved improvements to the Leased Premises on or before the end of the twenty-fourth (24th) month after the Commencement Date (unless otherwise agreed to by Landlord and Tenant) (the “Additional Upfit”), then Landlord shall pay for, and then receive from Tenant as set forth herein, such excess amount, up to a maximum of Seven Hundred Sixty-Eight Thousand Eight Hundred Sixty-two Dollars and Fifty Cents ($768,862.50) (the “Amortized Allowance”).  Such Amortize Allowance shall be amortized using an annual interest rate of seven percent (7%) and shall be payable by Tenant as Additional Rent.  Tenant may use all or a portion of such Amortized Allowance for either the Excess Original Upfit or the Additional Upfit To the extent that Tenant uses any portion of the Amortized Allowance for the Excess Original Upfit, then Tenant shall commence payment of such amount on the Commencement Date and such amount shall be amortized over the Term (but not any Renewal Term as defined in Exhibit G) and payable by Tenant as Additional Rent.  To the extent that Tenant uses any portion of the Amortized Allowance for the Additional Upfit, then Tenant shall commence payment of such amount as Additional Rent in the month following completion of such Additional Upfit and such amount shall be amortized over the remaining Term (but not an} renewal Term).  In the event Tenant desires to exercise this option, Tenant shall so notify Landlord, in writing, and Landlord am Tenant shall promptly enter into an amendment to this Lease setting forth the amount of such Additional Rent.

ARTICLE 5 - SERVICES

5.01                        Services.

(a)                                 From and after the Commencement Date, Tenant shall pay or cause to be paid directly to the supplier all rents charges and rates for all utility services related to Tenant’s use of the Leased Premises, which may include, without limitation, gas electricity, water, sewer, telephone, trash removal from the Leased Premises and the like, including all utilities necessary for heating and air conditioning the Leased Premises.

(b)                                 If any such utilities are not separately metered or assessed or are only partially separately metered or assessed and are available for use in common with other tenants in the Building, Tenant shall pay to Landlord within ten (10) calendar days of receipt of Landlord’s invoice, a proportionate share of such charges for utilities available for use in common based on square footage of space leased to each tenant using such common facilities.  Landlord may install re-registering meters and collect any and all utility charges as aforesaid from Tenant, making returns to the proper public utility company or governmental unit, provided that Tenant shall not be charged more than the rates it would be charged for the same services if furnished directly to the Leased Premises by such companies or governmental units.

(c)                                  At the option of Landlord, any utility or related service which Landlord may at any time elect to provide to the Leased Premises may be furnished by Landlord or any agent employed by or independent contractor selected by Landlord, and Tenant shall accept the same therefrom to the exclusion of all other suppliers so long as the rates charged by the Landlord or by the supplier of such utility or related service are competitive.

(d)                                 If Tenant fails to pay any utility bills when due, Landlord shall have the right, after giving Tenant ten (10) calendar days’ written notice of Tenant’s failure to pay such utility bills, to thereafter pay such delinquent utility bills.  Tenant shall reimburse Landlord, within ten (10) calendar days of receipt of Landlord’s invoice, for the amount of such delinquent utility bills paid by Landlord together with a surcharge of fifteen percent

(15%) of the amount due.  Such sums shall be added to the Rent next due hereunder and shall become Additional Rent for the purposes hereof.  Tenant shall be solely responsible for any janitorial service to the Leased Premises.

(e)                                  If (i) the services which Landlord is obligated to provide are continuously interrupted for four (4) consecutive business days (“Interruption”), and (ii) Tenant is unable to conduct business in the Leased Premises, and (iii) Tenant has notified Landlord immediately in writing that Tenant is unable to conduct its business, and (iv) the Interruption is due to the gross negligence or willful misconduct of Landlord, its employees or agents, and such services are not restored by Landlord, if under Landlord’s reasonable control, Tenant shall be entitled to an abatement of Rent on a day-for-day basis.  The abatement shall begin on the fifth (5th) consecutive business day of the Interruption and shall end automatically when the services are restored.

5.02                        Interruption of Services.

Except as otherwise set forth herein, Landlord shall have no liability to Tenant for disruption, interruption or curtailment of any utility service to the Leased Premises, whether or not furnished by Landlord, and in no event shall such disruption, interruption or curtailment constitute constructive eviction or entitle Tenant to an abatement of rent or other charges, nor relieve Tenant from its obligation to fulfill any covenant or agreement hereof.

5.03                        Additional Charges.

In the event that any charge or fee is required after the Commencement Date by the State of North Carolina, or by any agency, subdivision or instrumentality thereof, or by any utility company furnishing services or utilities to the Leased Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Leased Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant.  The provisions of this Section 5.03 shall include, but not be limited to, any charges or fees for present or future water or sewer capacity to serve the Leased Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Leased Premises with adequate utility services.  In the event that Landlord has paid any such charge or fee after the date hereof, Tenant shall reimburse Landlord for such utility charge with the payment thereof to be Additional Rent for purposes hereof.

ARTICLE 6 - USE AND OCCUPANCY

6.01                        Use and Occupancy.

(a)                                 Tenant (and its permitted assignees, subtenants, invitees, customers, and guests) shall use and occupy the Leased Premises solely for the purpose that is specified in Subsection 2.01(i).  However, upon Landlord’s prior written agreement.  Tenant may change such purpose.

(b)                                 Tenant shall not use or occupy the Leased Premises, or permit any portion of the Leased Premises to be used or occupied, for any business or purpose, or in any manner, by any number of persons greater than that specified in Subsection 2.01(j).

(c)                                  Tenant shall not use or occupy the Leased Premises, or permit any portion of the Leased Premises to be used or occupied, for any business or purpose, or in any manner, which (i) is unlawful, disreputable or deemed to be extra-hazardous on account of fire or exposure to or interference from electromagnetic rays and/or fields, (ii) violates the Building Rules, and/or (iii) unreasonably increases the rate of fire insurance coverage on the Building or its contents.

(d)                                 Tenant shall conduct its business and control its employees and agents and all other persons entering the Building under the express or implied invitation of Tenant, in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building.

(e)                                  Tenant shall not grant any concession or license within the Leased Premises or allow any person other than Tenant, its partners, managers, members, officers, directors, employees, consultants and agents to occupy or use the Leased Premises or any portion thereof.

(f)                                   Landlord shall provide Tenant with the number of unreserved parking spaces set forth in Subsection 2.01(f) of this Lease (which number includes Tenant’s pro rata share of the total number of spaces for the Building designated for handicapped or visitors), at no additional charge.  Landlord shall identify four (4) of such unreserved parking spaces for visitors to the Building.  Tenant shall notify Landlord promptly of any additional parking needs, which needs may, in Landlord’s sole discretion, be considered on a case-by-case basis.

(g)                                  Tenant may, at Tenant’s sole cost and expense, and with prior written approval from Landlord, which approval shall not be unreasonably withheld, and the City of Durham, North Carolina, install Tenant’s trademarked logo and tradename with stylized print on the parapet of the Building at or near Tenant’s primary entry.  Tenant may also install vinyl identification graphics on the front window adjacent to the front door at the Leased Premises.  All such signage shall be (i) tastefully and professionally done in a manner consistent with the standard(s) for the Building (but in accordance with Tenant’s stylized print), (ii) non-exclusive, and (iii) shall be subject to all federal, state, and local statutes, ordinances, codes and regulations.  Following the expiration or earlier termination of this Lease, Landlord shall remove all of Tenant’s signage on the parapet of the Building, if any, and repair the Building from any damage caused by such signage, at Tenant’s sole cost and expense.

6.02                        Care of the Leased Premises.

(a)                                 Tenant shall not commit or allow to be committed any waste or damage to any portion of the Leased Premises, or the Building or the Project, if applicable, nor permit or suffer any overloading of the floors or other use of the improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed, and, at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up the Leased Premises to Landlord in as good a condition as existed on the date of possession by Tenant, ordinary wear and tear, and loss by insured casualty and condemnation excepted.

(b)                                 Tenant shall not use, suffer or permit the Leased Premises, or any portion thereof, to be used by Tenant, any third party or the public in such manner as might reasonably tend to impair Landlord’s title to the Leased Premises, or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Leased Premises, or any portion thereof.  Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Leased Premises for any claim in favor of any person dealing with Tenant including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the interest of Tenant in the Leased Premises.  Tenant shall pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Leased Premises, and Tenant shall save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the Leased Premises or Tenant’s interest therein or against the rights, titles and interests of Landlord in the Leased Premises or under the terms of this Lease.

(c)                                  Tenant shall notify Landlord at least ten (10) business days prior to vacating the Leased Premises and shall arrange to meet with Landlord to jointly inspect the Leased Premises.  If Tenant does not give such notice or meet for such joint inspection, then Landlord’s inspection of the Leased Premises shall be deemed accurate for the purpose of determining Tenant’s responsibility for repair and restoration of the Leased Premises.

(d)                                 In the event Tenant has not removed all of its equipment and personal property from the Leased Premises within five (5) calendar days of the expiration or other termination of this Lease, then Landlord shall have the right to (i) remove Tenant equipment and personal property from the Leased Premises, and/or (ii) retain, dispose of or sell any or all of Tenant’s equipment and persona] property, all without incurring any liability to Tenant whatsoever, and in the event of any such sale, Landlord shall have the right to immediately apply the proceeds of the sale and/or the Security to any amount(s) due under this Lease, including the costs of such removal, retention, disposal and/or sale.

(e)                                  The rights and obligations contained in this Section 6.02 shall survive the expiration or other termination of this Lease.

6.03                        Hazardous or Toxic Materials.

(a)                                 When used herein, the term “Hazardous or Toxic Material(s)” shall include all materials and substances which have been determined to be hazardous to health or the environment and are regulated by applicable federal, state and/or local laws, as the same may be amended from time to time, and all rules, regulations, ordinances, opinions, orders and directives issued or promulgated pursuant to or in connection with said laws by any governmental or quasi-governmental agency, body or authority having jurisdiction (“Environmental Law(s)”).

(b)                                 Tenant shall not cause or allow to occur any violation of any Environmental Laws on, under or about the Leased Premises, the Building or the Project.  Whenever any Environmental Law requires the “owner or operator” to do any act, Tenant shall do such act at its sole cost and expense with respect to matters or conditions arising out of Tenant’s use or occupancy of the Leased Premises.

(c)                                  Except as otherwise set forth herein, Tenant shall not cause or allow the receipt, storage, use, generation, manufacture, refining production, processing, location, handling or disposal anywhere in, on, under or about the Leased Premises, the Building or the Project, or the transportation to or from the Leased Premises, the Building or the Project, of any product, material or merchandise which is explosive, highly inflammable, injurious to health, or a Hazardous or Toxic Material.

(d)                                 Notwithstanding the foregoing, Tenant shall not be in breach of this provision as a result of the presence in the Leased Premises of Hazardous or Toxic Materials which are in quantities reasonably necessary for or incidental to Tenant’s normal and customary conduct of business and are in strict compliance with all Environmental Laws.

(e)                                  Landlord acknowledges that Tenant will be using the substances listed in Exhibit F.  as such Exhibit may be amended in writing from time to time by the parties, in the Leased Premises, which use shall nevertheless be in accordance with all Environmental Laws.  During the Term, Tenant shall provide to Landlord all information regarding the use, generation, storage, transportation and/or disposal of Hazardous or Toxic Materials within ten (10) business days of Landlord’s written request (which such request may be sent by electronic mail (e-mail)).  If Tenant fails to fulfill any duty imposed under this subsection (e) within said ten (10) business day period.  Landlord shall have the right to prepare, and in such case Tenant shall fully cooperate with Landlord in the preparation of, all documents Landlord reasonably deems necessary or appropriate to determine the applicability of any Environmental Laws to the Premises and Tenant’s use thereof, and for compliance therewith, and Tenant shall execute all such documents within five (5) business days of Landlord’s request.  No such action by Landlord and no attempt(s) made by Landlord to mitigate damages under any Environmental Law shall constitute a waiver of any of Tenant’s obligations under this Lease.

(f)                                   Tenant shall, at Tenant’s own cost and expense: (i) comply with all Environmental Laws, and (ii) make all submissions to, provide all information required by, and comply with all requirements of all governmental and quasi-governmental agencies, bodies and authorities having jurisdiction (the “Authority(ies)”) under the Environmental Laws arising in connection with its obligations under this Section 6.03.

(g)                                  Should any Authority or any third party demand that a cleanup plan be prepared and that a cleanup be undertaken because any deposit, spill, discharge or other release of Hazardous or Toxic Material(s) occurs in the Leased Premises, the Building or elsewhere in the Project (and such deposit, spill, discharge or other release of Hazardous or Toxic Material(s) was caused by Tenant or Tenant’s partners, managers, members, officers, directors, employees, shareholders, agents, contractors, customers or any person entering the Leased Premises, Building or Project under the express or implied invitation of Tenant) during the Term from Tenant’s use or occupancy of the Leased Premises, then Tenant shall, at Tenant’s own cost and expense, prepare and submit the required plans and all related bonds and other financial assurances, and Tenant shall carry out all such cleanup plans at Tenant’s own expense, or at Landlord’s option, reimburse Landlord for the cost of each of the foregoing.

(h)                                 In addition to the foregoing, Tenant acknowledges that Landlord shall have the right to obtain, at Tenant’s sole cost and expense, a report from an independent third-party consultant that is satisfactory to Landlord (with Landlord acting reasonably in its selection), in a form that provides detailed information about the extent to which any Hazardous or Toxic Materials are present in the Leased Premises and that includes a warranty of the accuracy of the information provided, at the request of Landlord at least sixty (60) calendar days prior to the scheduled Expiration Date (as such may be extended per written agreement between Landlord and Tenant) or other termination of this Lease.  In the event such report indicates the presence of any Hazardous or Toxic Materials in the Leased Premises above the levels established by the applicable Authorities, Tenant shall arrange for the clean-up of the Leased Premises by a company that is satisfactory to Landlord (with Landlord acting reasonably in its approval), in strict and complete compliance with all applicable Environmental Laws, prior to the Expiration Date or other termination of this Lease, at Tenant’s sole cost and expense, and Tenant shall arrange to have the Leased Premises re-inspected by such consultant and to have another report issued.  Tenant’s responsibility to arrange and pay for such clean-up(s) and re- inspection^) shall continue until the consultant’s report warrants that the Leased Premises are completely free of Hazardous or Toxic Materials or that the residue levels of any such Hazardous or Toxic Materials are within legal limits.

(i)                                     The rights and obligations contained in this Section 6.03 shall survive the expiration or other termination of this Lease.

6.04                        Entry for Repairs and Inspection.

Tenant shall, upon at least twenty-four (24) hours advance notice by Landlord, except in the case of an emergency when no notice is required, permit Landlord and its contractors, agents and representatives to enter into and upon any part of the Leased Premises at all reasonable hours and for a reasonable length of time to inspect the same, make repairs, or show the same to prospective lenders or purchasers at any time during the Term and during the last six (6) months of the Term (or, in the event Tenant is not in occupancy of the Leased Premises, during the last twelve (12) months of the Term) show the same to prospective tenants, and for any other purpose as Landlord may deem necessary or desirable.  Landlord or its contractor(s), agent(s) or representative(s) shall be accompanied by a representative of Tenant at all times while in the Leased Premises, except in the case of an emergency or as otherwise agreed to by Landlord and Tenant.  Tenant shall not be entitled to any abatement or reduction of Rent by reason of any such entry.  In the event of an emergency, when entry to the Leased Premises shall be necessary, and if Tenant shall not be personally present to open and permit entry into the Leased Premises, Landlord or Landlord’s agent may enter the same by master key, code, card or switch, or may forcibly enter the same, without rendering Landlord or such agents liable therefor, and without, in any manner, affecting the obligations and covenants of this Lease.

6.05                        Compliance with Laws; Rules of Building.

(a)                                 Tenant shall comply with, and Tenant shall cause its employees and agents and all other persons entering the Building under the express or implied invitation of Tenant to comply with, all laws, ordinances, orders, rules, regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof), and any recorded covenants, conditions and restrictions of the Project, which relate to the use, condition or occupancy of the Leased Premises, the Building or the Project, including, without limitation, all local, state and federal environmental laws, and the Building Rules, attached hereto and incorporated herein as Exhibit D.  as such are reasonably altered by Landlord from time to time, provided that Tenant receives a written copy of such amended Building Rules.

(b)                                 Landlord represents and warrants, to the best of its knowledge and based upon no independent investigation that, as of the date of this Lease, Landlord has complied with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Building, including the Americans with Disabilities Act of 1990 (“ADA”).

6.06                        Access to Building.

(a)                                 Subject to Section 6.01 and the other terms and conditions set forth below, Subject to the terms and conditions set forth below and in this Lease, Tenant and its employees shall have access to the Building and the Leased Premises twenty-four (24) hours a day, three hundred sixty-five (365) days per year.  Except as set forth herein, Tenant shall have no right of access to the roof of the Leased Premises or the Building or to the roof of any building in the Project.  Tenant shall have right of access to the roof of the Building in case of a roof malfunction or mechanical failure of equipment located on the roof of the Building when resolution of the problem is critical to the conduct of Tenant’s business; provided, however, Tenant must notify Landlord in advance of any such roof access, and Landlord’s representative shall accompany Tenant and provide Tenant with such roof access to the Building.  In the event Landlord fails to provide such roof access to Tenant within four (4) hours of Tenant’s notification to Landlord, then Tenant may then gain access to the roof of the Building without Landlord’s representative accompanying Tenant.  In addition to the foregoing, Tenant may, with forty-eight (48) hours advance notice to Landlord, and provided Tenant is accompanied by a representative of Landlord, have access to the rooftop of the Building for normal maintenance of the mechanical systems that are located thereon.  Landlord expressly reserves the right, in its sole discretion, to temporarily or permanently change the location of, close, block and otherwise alter any entrances, corridors, skywalks, tunnels, doorways and walkways leading to or providing access to the Building or any part thereof and otherwise restrict the use of same provided such activities do not unreasonably impair Tenant’s access to the Leased Premises, common areas and parking areas.  Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof.  Such activities shall not be deemed to be a breach of any of Landlord’s obligations hereunder.  Landlord shall exercise good faith in notifying Tenant a reasonable time in advance of any alterations, modifications or other actions of Landlord under this Section.

(b)                                 Unless caused by the gross negligence or willful misconduct of Landlord, Tenant expressly agrees that neither Landlord nor Landlord’s partners, managers, members, agents, officers, directors or employees shall be liable to Tenant or Tenant’s partners, managers, members, agents, officers, directors and employees, or to any person entering, for any reason whatsoever, the Leased Premises, Building or Project, for any injury, death, loss or damage arising out of any crime attempted or committed in the Leased Premises, Building or Project.

6.07                        Peaceful Enjoyment

Tenant shall and may peacefully have, hold and enjoy the Leased Premises without interference from any party claiming by or through Landlord, subject to the terms of this Lease, provided Tenant pays the Rent and other sums required to be paid by Tenant and performs all of Tenant’s covenants and agreements herein contained.  This covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord’s interest in the Building.  Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant’s use and enjoyment of the Leased Premises; provided, however, that Landlord shall use its reasonable best efforts to enforce the Building Rules.

6.08                        Relocation.

Intentionally deleted.

ARTICLE 7 - CONSTRUCTION, ALTERATIONS AND REPAIRS

7.01                        Construction.

(a)                                 Prior to the start of the Term, Landlord shall, at its expense up to the amount of the Allowance (as defined in Exhibit C) design and construct the Upfit (as defined in Exhibit C) in the Leased Premises in accordance with the Workletter Agreement set forth in Exhibit C.  Any cost incurred by Landlord for the design, demolition (if applicable), and construction of the Upfit, in excess of the Allowance shall be paid by Tenant as stated in Exhibit C.  Notwithstanding the foregoing, any increases in taxes resulting from higher valuations of the Building attributable to Tenant’s Upfit or alterations in excess of typical up fits in the Building shall be paid by Tenant as Additional Rent.

(b)                                 In addition to the Upfit (i.e., the costs of construction of the loading dock will not be deducted from or part of the Allowance) , on or before the Commencement Date, Landlord shall, at a cost to be borne equally between Landlord and Tenant, construct a commercially reasonable loading dock on the back of the Leased Premises.  Landlord shall pay for the construction of the loading dock and Tenant shall pay its portion of the loading dock construction within ten (10) business days of receipt of Landlord’s invoice therefor,

7.02                        Alterations.

(a)                                 Tenant shall make no alterations, installations, additions or improvements in, on or to the Leased Premises without Landlord’s prior written consent, which consent shall not be conditioned or delayed.  All such work shall be designed and made in a manner, and by architects, engineers, workmen and contractors, reasonably satisfactory to Landlord.  All alterations, installations, additions and improvements (including, without limitation, paneling, partitions, millwork and fixtures) made by or for Tenant to the Leased Premises shall remain upon and be surrendered with the Leased Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant’s right to possession of the Leased Premises; provided.

Landlord may require Tenant to remove any or all of such items that are not Building standard upon the expiration or termination of this Lease or the termination of Tenant’s right to possession of the Leased Premises in order to restore the Leased Premises to the condition existing at the time Tenant took possession.  Landlord shall inform Tenant, at the time of Tenant’s request for any such non-Building standard alterations, installations, additions or improvements, of Landlord’s requirement to have same removed at the expiration or other termination of this Lease.

(b)                                 In addition to the foregoing, Tenant shall, within fifteen (15) calendar days of Landlord’s written request, provided such Landlord request is made within three (3) months after the expiration or earlier termination of this Lease, remove all telephone, data wiring and fire suppression systems installed by Tenant from the Leased Premises, and Tenant shall repair any damage to the Leased Premises caused by any such removal.  Tenant shall bear the costs of removal of Tenant’s property from the Building and of all resulting repairs thereto.

(c)                                  All work performed bv Tenant with respect to the Leased Premises shall (i) not alter the exterior appearance of the Building or adversely affect the structure, safety, systems or services of the Building; (ii) comply with all Building safety, fire and other codes and governmental and insurance requirements; (iii) be completed promptly and in a good and workmanlike manner; (iv) be performed in a manner that does not cause interference or disharmony with any labor used by Landlord, Landlord’s contractors or mechanics or by any other tenant or such other tenant’s contractors or mechanics; and (v) not cause any mechanic’s, materialman’s or other similar liens to attach to Tenant’s leasehold estate.  Tenant shall not permit, or be authorized to permit, any liens (valid or alleged) or other claims to be asserted against Landlord or Landlord’s rights, estates and interests with respect to the Building, the Project or this Lease in connection with any work done by or on behalf of Tenant, and Tenant shall indemnify and hold Landlord harmless against any such liens.  Tenant shall provide Landlord with a copy of all final lien waivers from any general contractor and any subcontractors or suppliers) of goods or services in connection with any work done by or on behalf of Tenant in the Leased Premises.

(d)                                 Notwithstanding the foregoing, Tenant shall, at Tenant’s sole cost and expense, with Landlord’s consent, which consent shall not be unreasonably withheld, have the right to make minor, non-structural improvements or minor decorations within the Leased Premises which are cosmetic in nature, employing contractors selected by Tenant and approved by Landlord in Landlord’s reasonable discretion, provided such improvements/decorations: (i) are in keeping with the standards of Tenant’s existing Leased Premises, (ii) do not affect the structure of the Building or the electrical, mechanical, plumbing or life safety systems of the Building, and (iii) do not cost, or result in expenses of.  more than Ten Thousand Dollars ($10,000.00) total per annum.

(e)                                  (i) Further notwithstanding the foregoing, Landlord shall allow Tenant to install, at Tenant’s sole cost and expense, one (1) diesel fueled back-up generator (the “Back-up Generator”) to serve the Leased Premises, and no other back-up or emergency generator shall be allowed.  The Back-up Generator shall be located on the Land in a location selected by Landlord in Landlord’s sole discretion.  The Back-up Generator and all equipment associated with the Back-up Generator shall be placed and screened in a manner acceptable to Landlord, at Landlord’s sole discretion.  The diesel fuel tank shall be factory integrated by the manufacturer of the Back-up Generator, shall be above ground, shall have a containment area under and around the fuel tank, and shall be subject to all of the same provisions and conditions as for the Back-up Generator.  If requested by Landlord before the Expiration Date, Tenant shall remove any such Back-up Generator at the expiration or earlier termination of this Lease or any renewals of the Term.  If requested by Landlord after the Expiration Date or earlier termination of this Lease, Tenant shall remove any such Back-up Generator within sixty (60) calendar days following Landlord’s request.  In either case.  Tenant shall repair any damage caused by such removal at Tenant’s sole cost and expense.  Tenant hereby specifically agrees that all periodic testing of the Back-up Generator and/or Back-up Generator equipment shall be conducted either before or after normal business hours (normal business hours are 8:00 a.m. through 6:00 p.m. Monday through Friday) in order to avoid disruption to other tenants in the Building.  In addition to the foregoing.  Tenant shall indemnify and hold harmless Landlord, its members, managers, agents, employees, and other tenants in the Building, from all loss, costs, expense, liability or damages incurred due to the presence, operation, maintenance and/or repair of the Back-up Generator and the diesel fuel tank reference herein or any replacements of same.

(ii)                                  Tenant, at Tenant’s sole cost and expense, shall be solely responsible for the operation (including all electrical costs), maintenance, repairs) and replacement(s) for and to the Back-up Generator, shall ensure that performance of the same shall be conducted in a commercially reasonable fashion, and shall provide Landlord with copies, at least one (1) time per year, of all service contracts evidencing such maintenance and all documentation related to repairs and replacements.

(iii)                               Tenant shall ensure that the Back-up Generator and all items related thereto shall be, as of their respective installation dates, and shall remain, in full compliance with all applicable laws, rules, regulations and orders (including environmental).

(f)                                   The provisions of this Section 7.02 shall survive the expiration or other termination of this Lease.

7.03                        Maintenance and Repairs by Tenant.

(a)                                 Tenant, at its sole cost and expense and at all times, throughout the term of this Lease, shall take good care of the Leased Premises, and shall keep the same safe and in good order, condition and repair, and irrespective of such agreement to repair, shall make and perform all routine maintenance thereof and all necessary repairs thereto, which are nonstructural, ordinary and extraordinary, foreseen and unforeseen, and of every nature, kind and description, but excluding the items listed in Sections 4.4(f) (9) and (10).  Notwithstanding anything to the contrary in this Lease, Tenant shall also maintain its exterior heating, ventilating and air conditioning systems, as well as any other improvements installed for or by Tenant in or on the exterior of the Building which are not used by other tenants in the Building.  Further, Tenant shall keep the Leased Premises safe for human occupancy and use.  When used in this Section 7.03, “repairs” shall include all necessary replacements, renewals, alterations, additions and betterments.  All repairs made by Tenant shall be at least equal in quality and cost to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations, whether heretofore or hereafter enacted.  The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Leased Premises.

(b)                                 Notwithstanding the above provisions to the contrary, except where the need for the HVAC Capital Repair (as defined below) is caused by Tenant’s or its agents’, employees’ or invitees’ negligent or willful acts or Tenant’s failure to keep the required HVAC maintenance contract continuously in effect, Tenant’s repair obligations under this Lease with respect to the HVAC system serving the Premises as of the Execution Date shall be limited to ordinary and reasonable maintenance of, and shall not include any capital repair/replacements (the “HVAC Capital Repair”), to, that system.  Landlord, after notice of a need for an HVAC Capita] Repair is received from Tenant, shall, at its own expense, promptly- and diligently cause the HVAC Capital Repair to be made.  Tenant shall nevertheless reimburse Landlord, within fifteen (15) business days, for Tenant’s Allocable Share (as defined below) of all reasonably necessary costs incurred by Landlord in completing the HVAC Capital Repair (the “HVAC Capital Repair Costs”).  “Tenant’s Allocable Share” shall equal the HVAC Capital Repair Costs times a fraction, the numerator of which is the number of months remaining in the current Term of the Lease as of the date of the substantial completion of the HVAC Capital Repair (as certified by the subcontractor making the repair/replacement) and the denominator of which is eighty-four (84).  In the event Tenant properly exercises its Renewal Option, Tenant’s Allocable Share shall be recalculated by adding the total number of months in the Renewal Term to the numerator and denominator described above.  The difference between the original calculation and this recalculation shall be paid by Tenant to Landlord prior to the commencement of the Renewal Term.  For purposes of this subsection, a repair/replacement will be deemed “capital” in nature if the reasonable cost of that repair/replacement exceeds fifty percent (50%) of the replacement costs for the FTVAC System.  The parties acknowledge that the provisions of this Section shall not apply to that portion of the Premises’ HVAC system installed as part of the Upfit, the repair of which, whether capital or not, shall remain Tenant’s responsibility as provided in Section 7.03(a) above.

7.04                        Maintenance/Service Contract

Tenant, at its own cost and expense, covenants and agrees to enter into regularly scheduled preventative maintenance/service contracts with maintenance contractors for servicing any heating, ventilating, and air conditioning systems and other equipment which would benefit therefrom which are within or are serving the Leased Premises.  Each maintenance contractor and contract must be approved in advance by Landlord, in its reasonable discretion.  The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual (a copy of such operation/maintenance manual shall be delivered to Tenant on or before the Commencement Date) and must become effective (and a copy thereof delivered to

Landlord) within thirty (30) days of the date Tenant takes possession of the Leased Premises.  Tenant’s duty to maintain its heating, ventilating and air conditioning systems shall specifically include the duty to inspect such systems, to replace filters as recommended and to perform other recommended periodic servicing.

7.05                        Tenant’s Waiver of Claims Against Landlord.

Except as otherwise set forth herein.  Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Leased Premises or any improvements hereafter erected thereon.  Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Leased Premises and all improvements hereafter erected thereon, and Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Leased Premises or improvements hereafter erected thereon at Landlord’s expense, except as otherwise set forth herein.

7.06                        Landlord’s Right to Effect Repairs.

If Tenant should fail to perform any of its obligations under this Article 7,  then Landlord may, if it so elects, in addition to any other remedies provided herein, effect such repairs and maintenance.  Any sums expended by Landlord in effecting such repairs and maintenance shall be due and payable, immediately upon receipt of Landlord’s invoice therefor, together with an additional charge of fifteen percent (15%).

ARTICLE 8 - CONDEMNATION, CASUALTY, INSURANCE AND INDEMNITY

8.01                        Condemnation.

If all or substantially all of the Leased Premises is taken by virtue of eminent domain or for any public or quasi-public use or purpose, this Lease shall terminate on the date the condemning authority takes possession.  If only a part of the Leased Premises is so taken, or if a portion of the Building not including the Leased Premises is taken, this Lease shall, at the election of Landlord, either (i) terminate on the date the condemning authority takes possession by giving notice thereof to Tenant within thirty (30) calendar days after the date of such taking of possession or (ii) continue in full force and effect as to that part of the Leased Premises not so taken, in which case Rent shall be reduced on a square footage basis by the amount of square footage of the Leased Premises taken or condemned.  All proceeds payable from any taking or condemnation of all or any portion of the Leased Premises and the Building shall belong to and be paid to Landlord, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such awards.  Tenant shall have no, and waives any, claim against Landlord and the condemner for the value of any unexpired term.  Tenant shall have the right to pursue a condemnation award from the condemning party, but only to the extent that an award to Tenant (i) is separately stated, and (ii) does not diminish any award to Landlord.

8.02                        Damages from Certain Causes.

Neither Landlord nor Tenant shall be liable or responsible to the other party for any injury, loss, damage or inconvenience to any person, property or business occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition order of governmental body or authority, or any other cause beyond such other party’s control.

8.03                        Fire or Other Casualty.

(a)                                 In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give written notice thereof to Landlord.

(b)                                 If the Leased Premises or any portion of the Building and/or Project is damaged by fire or other casualty, Landlord shall have the right, but not the duty, to terminate this Lease or to repair the Leased Premises with reasonable dispatch, subject to delays resulting from adjustment of the loss and any other cause beyond Landlord’s reasonable control.

(c)                                  Landlord shall provide written notice to Tenant within thirty (30) calendar days after the date of any casualty as to Landlord’s election to terminate or repair.  The notice shall provide Landlord’s reasonable estimate as to whether the repair and restoration can be completed within one hundred eighty (180) calendar days after the date of such notice.  In the event Landlord’s notice provides that repair or restoration will take more than one hundred eighty (180) calendar days after the date of such notice.  Tenant shall have the right to terminate this Lease, provided that Tenant must deliver written notice of its election to terminate within ten (10) calendar days after receipt of Landlord’s notice thereof.  If Tenant fails to deliver such notice in the time period specified above, Tenant shall be deemed to have waived its right to terminate.

(d)                                 Subject to Force Majeure (defined in Section 11.08) in the event Landlord has not completed the repair(s) or restoration of the Leased Premises within eight (8) months after the date of Landlord’s notice to Tenant as set forth in Section 8.03(c), Landlord shall provide written notice of such delay, and Tenant shall then have the right to terminate this Lease, provided that (i) Tenant must deliver written notice of its election to terminate within five (5) calendar days after receipt of Landlord’s notice thereof and (ii) Landlord shall not have completed the repairs) or restoration of the Leased Premises within such five (5) calendar day period.  If Tenant fails to deliver such notice in the time period specified above, Tenant shall be deemed to have waived its right to terminate.

(e)                                  Anything in this Lease to the contrary notwithstanding, Landlord shall not be required, but rather it shall be Tenant’s duty, to repair or replace any of the following: (i) furniture, furnishings or other personal property which Tenant may be entitled to remove from the Leased Premises and (ii) any installations in excess of those improvements made to the Leased Premises by Landlord or at Landlord’s expense.  Until Landlord’s repairs are completed, the Rent shall be abated in proportion to the portions of the Leased Premises, if any, which are untenantable commencing on the date of the casualty.  Notwithstanding anything contained in this Section.  Landlord shall only be obligated to restore or rebuild the Leased Premises to improvements made to the Leased Premises by Landlord or at Landlord’s expense, and Landlord shall not be required to expend more funds than the amount received by Landlord from the proceeds of any insurance carried by Landlord.  Notwithstanding the preceding, Landlord shall have no duty to restore, repair, replace or rebuild the Leased Premises in the event that any mortgagee of Landlord should require that insurance proceeds received as a result of such fire or other casualty be applied to payment of the mortgage debt, and, in such event.  Landlord shall have the right to terminate this Lease immediately.

8.04                        Insurance Policies.

(a)                                 Landlord shall maintain (i) policies of insurance covering damage to the Leased Premises and all Building- standard tenant improvements provided by Landlord or at Landlord’s expense in the amount of not less than one hundred percent (100%) of the replacement value thereof providing protection against all perils included within the classification of fire and extended coverage, including endorsements for vandalism, malicious mischief, and fire sprinkler leakage; (ii) a policy or policies of commercial general liability insurance, such insurance to afford minimum protection (which may be effected by primary or excess coverage) of not less than $2,000,000.00 for personal injury or death in any one occurrence and of not less than $1,000,000.00 for property damage in any one occurrence; and (iii) a policy or policies of loss-of-rent/business interruption insurance covering the full amount of Rent due under this Lease for a period of twelve (12) months from the date of the interruption.  Tenant shall reimburse Landlord for Tenant’s pro rata share of the cost of the premiums for all such insurance policies, which premiums shall be payable upon demand as Additional Rent hereunder.

(b)                                 Tenant shall, at its expense, maintain in full force and effect during the Term (i) standard fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises and on its non-Building standard leasehold improvements and all other additions and improvements (including fixtures) made by Tenant; (ii) a policy or policies of commercial general liability insurance, such policy or policies to afford, through primary and/or excess coverage, minimum protection of not less than Two Million Dollars ($2,000,000,00) for bodily injury and/or property damage, including personal injury, in any one occurrence; and (iii) a policy or policies, if available, insuring against injury or damage from exposure to or interference from electromagnetic rays and/or fields.

(c)                                  All insurance policies required to be maintained by Tenant shall (i) be issued by and binding upon solvent insurance companies licensed to conduct business in the State of North Carolina, and which are rated A-:VII1 or better by Best’s Key Rating Guide, (ii) have all premiums fully paid on or before the due dates, (iii) name Landlord and such other persons or entities as Landlord may from time to time designate as additional insureds without restriction, (iv) provide that they shall not be cancelable and/or the coverage thereunder shall not be reduced without at least ten (10) calendar days advance written notice to Landlord, (v) contain a provision whereby the insurer waives all rights of subrogation against Landlord, and Landlord’s officers, partners, managers, members, directors, employees, agents and assigns, and (vi) state that coverage provided by Tenant shall be primary to any other insurance that Landlord may carry.

(d)                                 Tenant shall deliver to Landlord certified copies of all policies or, at Landlord’s option, certificates of insurance in a form satisfactory to Landlord not less than fifteen (15) calendar days prior to the Commencement Date and, also, the expiration of the then-current policies.

(e)                                  One (1) time per calendar year of the Term, if, in the written opinion of Landlord’s insurance advisor, the amount or scope of such coverage is deemed inadequate during the Term, Tenant shall increase such coverage to such amounts or scope as Landlord’s insurance advisor deems adequate.

8.05                        Waiver of Subrogation Rights.

(a)                                 Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby (i) waives any and all rights of recovery, claims, actions or causes of action, including defense costs, against the other, its agents, members, managers, partners, shareholders, officers and employees, for any loss or damage that may occur to the Leased Premises or the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, and any other cause which is insured against under the terms of the standard fire and extended coverage insurance policies referred to in Section 8.04 hereof, only to the extent of recovery for same under said insurance policies since this waiver is not intended to nor shall it release a party from its indemnification obligations as set forth in this Article 8, and regardless of cause or origin, including but not limited to the sole or contributory negligence of the other party hereto, its agents, members, managers, officers, partners, shareholders or employees, and (ii) covenants that no insurer shall hold any right of subrogation against such other party.

(b)                                 If the respective insurers of Landlord and Tenant do not permit such a waiver without an appropriate endorsement to such party’s insurance policy, Landlord and Tenant shall notify the insurers of the waiver set forth herein and shall secure from each such insurer an appropriate endorsement to its respective insurance policy concerning such waiver, and if insurance policies with waiver of subrogation provisions are obtainable only at a premium, the party seeking the policy shall pay that additional premium.

(c)                                  This provision shall survive the expiration or other termination of this Lease.

8.06                        Indemnity/Waiver of Liability.

(a)                                 Landlord shall not be liable to Tenant or Tenant’s partners, managers, members, officers, directors, employees, shareholders, agents, contractors, customers or any person entering the Leased Premises, Building or Project under the express or implied invitation of Tenant, for any damage or injury to person or property arising out of any act, omission or neglect of Tenant, its partners, managers, members, officers, directors, employees, shareholders, agents, contractors, customers or any other person entering the Leased Premises, Building or Project under the express or implied invitation of Tenant, including, but not limited to, any claims which may be made for compensation or damages based upon exposure to or interference from electromagnetic rays and/or fields, and, subject to the mutual waivers of subrogation set forth in this Lease, Tenant agrees to indemnify and hold harmless Landlord and its successors and assigns and their respective partners, managers, members, agents, officers, directors, and employees from and against all claims, damages, losses, liabilities, lawsuits, costs and expenses for any such damage or injury, including, without limitation, court costs, and actual, reasonable attorneys’ fees and costs of investigation.

(b)                                 Subject to the insurance requirements and mutual waivers of subrogation rights set forth in this Lease, Landlord shall indemnify and hold Tenant harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including, without limitation, court costs, and actual, reasonable attorneys’ fees and costs of investigation) arising out of any act, omission or neglect of Landlord, or any officer, employee, or contractor of Landlord.  Tenant’s failure to obtain any insurance coverage required under the terms of this Lease shall void Landlord’s indemnity obligation to the extent such insurance would have provided coverage for the claim.

(c)                                  This indemnification and hold harmless obligation is expressly conditioned on the following: (i) that the indemnifying party shall be notified by the party requesting indemnification in writing promptly of any such claim or demand and whether said claim or demand is made by a third party; (ii) that the indemnifying party shall have sole control of the defense of any action or settlement or compromise; and (iii) that Landlord and Tenant shall cooperate with each other in a reasonable way to facilitate the settlement or defense of such claim or demand.

(d)                                 Landlord’s and Tenant’s respective rights and obligations under this Section 8.06 shall survive the expiration or other termination of this Lease.

8.07                        Limitation of Landlord’s Personal Liability.

Tenant shall look solely to Landlord’s interest in the Building and the Land for the recovery of any judgment against Landlord, and Landlord, its partners, managers, members, officers, directors, employees, shareholders and agents shall never be personally liable for any such judgment.  The provisions contained in the foregoing sentence are not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of liability insurance maintained by Landlord.

8.08                        Survival of Article 8.

The rights and obligations contained in this Article 8 shall survive the expiration or other termination of this Lease.

ARTICLE 9 - LANDLORD’S LIEN, DEFAULT, REMEDIES AND SUBORDINATION

9.01                        Lien for Rent.

Intentionally deleted.

9.02                        Default by Tenant.

(a)                                 Any failure by Tenant to fully and completely perform or comply with any covenant, condition, term or provision on the part of Tenant to be performed or complied with under any Article of, and/or Exhibit to, this Lease shall constitute a breach of this Lease.

(b)                                 Landlord shall have the right to treat the occurrence of any one or more of the following events as a default under this Lease (provided, no such levy, execution, legal process or petition as set forth in Subsections (3) through (7) below filed against Tenant shall constitute a default under this Lease if Tenant shall vigorously contest the same by appropriate proceedings, and shall remove or vacate the same within thirty (30) calendar days from the date of its creation, service or filing):

(1)                                 Tenant does not pay Rent or any other sum to be paid by Tenant under this Lease when due; provided, however, that Tenant shall be allowed one (1) late payment of Rent in each calendar year of the Term, which late payment shall not be deemed a default hereunder so long as such Rent is paid within five (5) calendar days of the due date; or

(2)                                 Tenant does not perform or comply with any covenant, condition, term or provision on the part of Tenant to be performed or complied with under any Article of, and/or Exhibit to, this Lease, and (i) such non-performance or non-compliance continues for thirty (30) calendar days after written notice to Tenant or such longer period of time not to exceed forty-five (45) calendar days, provided (A) Tenant is exercising due diligence to effect such cure, (B) Tenant cannot reasonably cure such default within thirty (30) calendar days, (C) such default does not impact any other tenant(s) in the Building and (D) such default does not cause any additional liability to Landlord, or (ii) such non-performance or non-compliance is the same as or substantially similar to that of which Tenant has previously received written notice of non-performance or non-compliance from Landlord; or

(3)                                 the interest of Tenant under this Lease is levied on under execution or other legal process; or

(4)                                 any petition is filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant’s debts or obligations; or

(5)                                 any petition is filed to reorganize or modify Tenant’s debts or obligations; or

(6)                                 any petition is filed to reorganize or modify Tenant’s capital structure; or

(7)                                 Tenant is declared insolvent according to law; or

(8)                                 any assignment of Tenant’s property is made for the benefit of creditors; or

(9)                                 a receiver or trustee is appointed for Tenant or its property; or

(10)                          Tenant vacates or abandons the Leased Premises or any part thereof at any time during the Term, unless such abandonment or vacancy does not adversely affect the appearance of the Building, and the Leased Premises appears occupied (lights on throughout and area(s) visible from the lobby or any public/common areas of the Building, completely furnished with quality furniture, accessories, pictures, etc. to maintain a high quality public image); or

(11)                          Tenant is a corporation and Tenant ceases to exist as a corporation in good standing in the state of its incorporation; or

(12)                          Tenant is a partnership or other entity and Tenant is dissolved or otherwise liquidated.

(c)                                  If Tenant has been in monetary default of this Lease as defined in Section 9.02, and as evidenced by receipt of written notice from Landlord of such monetary default, more than two (2) times during the Term, and Tenant has been in non-monetary default under this Lease, as evidenced by receipt of written notice from Landlord of such non-monetary default, more than four (4) times during the Term, which event(s) of default are not cured within the applicable time period(s) set forth in this Section 9.02, then any option(s) which Tenant may have for the modification of the Term or for expansion of the Leased Premises shall automatically become null and void upon receipt of written notice from Landlord of a sixth (6th) default by Tenant, whether monetary or non-monetary.

(d)                                 Tenant expressly acknowledges and agrees that this Lease, as well as any invoices and notices relating thereto, constitutes evidence of an indebtedness within the meaning of North Carolina General Statutes Section 6-21.2.

9.03                        Landlord’s Remedies.

Upon the occurrence of any default by Tenant under Section 9.02, Landlord shall have the right to do and perform any one or more of the following, in addition to, and not in limitation of, any other right or remedy permitted Landlord under this Lease or at law or in equity:

(a)                                 Continue this Lease in full force and effect through the stated Term of this Lease, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent, Additional Rent and other charges when due;

(b)                                 Terminate this Lease and repossess the Leased Premises as authorized hereby or terminate Tenant’s right to possession without terminating this Lease and, under either circumstance, be entitled to recover as damages a sum of money equal to the total of the following:

(1)                                 the cost of recovering the Leased Premises (including, but not limited to, actual, reasonable attorneys’ fees and costs of suit); and

(2)                                 the unpaid Rent and any other sums accrued hereunder as of the date of Lease termination; and

(3)                                 the then present value (discounted at a rate equal to the then issued treasury bill having a maturity approximately equal to the remaining Term of this Lease had such default not occurred) of (i) the total Rent which would have been payable hereunder by Tenant for the period beginning with the day following the date of such termination and ending with the Expiration Date of the Term as originally scheduled hereunder, minus (ii) the aggregate rental value of the Leased Premises for the same period as estimated by a real estate broker selected by Landlord who is licensed in North Carolina, who has at least ten (10) years’ experience immediately prior to the date in question in evaluating commercial office space, taking into account all relevant factors including, without limitation, the length of the remaining Term, the then current market conditions in the general area, the likelihood of relating for a period equal to the remainder of the Term, net effective rates then being obtained by landlords for similar type space in similar buildings in the general area, vacancy levels in the general area, current levels of new construction in the general area and how that would affect vacancy and rental rates during the period equal to the remainder of the Term and inflation; and

(4)                                 the reasonable costs and expenses of removing and storing any of Tenant’s or any other occupant’s property left in the Leased Premises, Building or Project after the date of Lease termination or after the date of termination of possession; and

(5)                                 the reasonable costs and expenses of refurbishing the Leased Premises to the condition necessary to attempt to re-lease the Leased Premises at the prevailing market rental rate, normal wear and tear excepted; and

(6)                                 any brokerage fees or commissions payable by Landlord in connection with any re-leasing or attempted re-leasing; and

(7)                                 all administrative costs and expenses in connection with any re-leasing or attempted re-leasing; and

(8)                                 any increase in insurance premiums caused by the vacancy of the Leased Premises; and

(9)                                 the amount of any unamortized leasing commissions, any Upfit expenses, any Upfit allowance or any other allowances, and concessions previously made by Landlord to Tenant; and,

(10)                          any other sum of money, and damages owed by Tenant to Landlord, plus interest on (1) through (7) above at the rate of the lesser of eighteen percent (18%) per annum or the highest rate allowed by applicable law.

(c)                                  File suit to recover any sums falling due under the terms of this Section 9.03, from time to time within the applicable statutes of limitation, and no delivery to or recovery by Landlord of any portion due Landlord shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord;

(d)                                 Enter upon the Leased Premises.as authorized hereby and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant shall reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease plus fifteen percent (15%) of such cost to cover overhead, and Tenant expressly agrees that Landlord shall not be guilty of trespass or liable for any damages resulting to Tenant from such action.  No action taken by Landlord under this Section 9.03 shall relieve Tenant from any of its obligations under this Lease or from any consequences or liabilities arising from the failure to perform such obligations;

(e)                                  Without waiving such default, apply all or any part of any Security;

(f)                                   Change all door locks and other security devices of Tenant at the Leased Premises, the Building and/or the Project, and Landlord shall not be required to provide the new key or security device to Tenant except during Tenant’s regular business hours, and only upon the condition that Tenant has cured any and all defaults hereunder, and in the case where Tenant owes Rent to Landlord, reimbursed Landlord for all Rent and other sums due Landlord hereunder.  Landlord, on terms and conditions satisfactory to Landlord in its sole, reasonable discretion, may upon request from Tenant’s employees, enter the Leased Premises for the purpose of retrieving therefrom personal property of such employees; however, Landlord shall have no obligation to do so; and

(g)                                  Request Tenant’s written acknowledgement (to be provided to Landlord within ten (10) business days of Landlord’s request) that Tenant, through its default, has released possession of the Leased Premises and that Landlord has the right to lease the Leased Premises to a third party.

9.04                        Mitigation of Damages.

(a)                                 Landlord shall use commercially reasonable efforts to re-lease the Leased Premises and otherwise mitigate Landlord’s damages under this Lease.  Landlord shall be deemed to have used objectively reasonable efforts to fill the Leased Premises by advising Landlord’s leasing agent of the availability of the Leased Premises and advising at least one (1) outside commercial brokerage entity of the availability of the Leased Premises; provided, however, that Landlord shall not be obligated to re-lease the Leased Premises before leasing any other unoccupied portions of the Building, Project and any other property under the ownership or control of Landlord.

(b)                                 Tenant hereby expressly agrees that Tenant’s failure to provide the acknowledgement described in Section 9.03(e) will impair Landlord’s ability to mitigate its damages by re-leasing the Leased Premises.

(c)                                  If Landlord receives any payments from the re-leasing of the Leased Premises, any such payments shall reduce the damages to Landlord as provided in Subsection 9.03(b) and elsewhere in this Lease.

9.05                        Rights of Landlord in Bankruptcy.

Nothing in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency, by reason of the expiration or termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to in this Article 9.  In the event that under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant outstanding as of the date this Lease is so affirmed and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease.

9.06                        Default by Landlord.

Except as otherwise set forth herein, in the event Landlord, due to its willful misconduct or gross negligence, fails to perform or observe any of its obligations under this Lease, provided any such failure is not a result of any act of God, force majeure or act or omission of Tenant, and any such failure continues for fifteen (15) calendar days after written notice from Tenant, which notice shall specify the nature and extent of the default, and Landlord is not proceeding to cure said default, and has not disputed Tenant’s claim of Landlord’s default, Tenant’s sole remedies shall be the legal remedy of actual damages or the equitable remedy of specific performance.  Landlord shall have such additional time as is reasonably necessary to cure the default so long as Landlord commenced the cure of such default within said fifteen (15) day period and is diligently proceeding to cure the same.  In such event.  Tenant shall have no right to sue for damages or specific performance, until such additional period of time shall have expired, so long as Landlord shall be diligently pursuing the cure of such default.

9.07                        Non-Waiver.

Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default and Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized in this Lease or at law or in equity.

9.08                        Attorney’s Fees.

Upon the occurrence of any default by Tenant under Section 9.02, Landlord shall have the right to arrange for legal representation regarding the enforcement of all or any part of this Lease, the collection of any Rent or other sums due or to become due, or recovery of the possession of the Leased Premises, and Tenant shall reimburse Landlord for all actual, reasonable attorneys’ fees, whether suit is actually filed or not, and any costs of investigation and court costs.

9.09                        Subordination; Estoppel Certificate.

(a)                                 This Lease is and shall be subject and subordinate to any and all ground or similar leases affecting the Building, and to all mortgages which may now or hereafter encumber or affect the Building and to all renewals, modifications, consolidations, replacements and extensions of any such leases and mortgages; provided that, at the option of any such landlord or mortgagee, this Lease shall be superior to the lease or mortgage of such landlord or mortgagee.

(b)                                 The provisions of this Section shall be self-operative and shall require no further consent or agreement by Tenant.  Tenant shall, however, execute and return any estoppel certificate (substantially in the form attached hereto as Exhibit E), subordination agreement, consent or other agreement reasonably requested by any such landlord or mortgagee, or by Landlord, within ten (10) calendar days after receipt of same; provided that Tenant receives a non-disturbance agreement from such mortgagee.

(c)                                  With respect to any mortgage entered into by Landlord after the execution of this Lease, Landlord shall use commercially reasonable efforts to obtain a non-disturbance agreement from such mortgagee.

(d)                                 In the event Tenant does not execute and return such documents in accordance with this Section 9.08, Tenant shall be deemed to have ratified such documents, and the information contained therein shall be deemed to be correct and binding upon Tenant.

(e)                                  Tenant shall, at the request of Landlord or any mortgagee of Landlord secured by a lien on the Building or any landlord to Landlord under a ground lease of the Building, famish such mortgagee and/or landlord with written notice of any default by Landlord at least sixty (60) calendar days prior to the exercise by Tenant of any rights and/or remedies of Tenant hereunder arising out of such default.

(f)                                   Notwithstanding the foregoing, Landlord agrees to use commercially reasonable efforts to obtain for Tenant a subordination, non-disturbance and attornment agreement (“SNDA”) from its existing and any future lender on such lender’s standard form.  Landlord’s failure or inability to obtain an SNDA as aforesaid shall not constitute a default under this Lease.

9.10                        Attornment

If any ground or similar lease or mortgage is terminated or foreclosed, Tenant shall, upon request, attorney to the landlord under such lease or the mortgagee or purchaser at such foreclosure sale, as the case may be, and execute instrument(s) confirming such attornment.  In the event of such a termination or foreclosure and upon Tenant’s attornment as aforesaid, Tenant shall automatically become the tenant of the successor to Landlord’s interest without change in the terms or provisions of this Lease; provided, such successor to Landlord’s interest shall not be bound by (i) any payment of rent for more than one month in advance except prepayments of Security for the Lease, if any, or (ii) any amendments or modifications of this Lease made without the prior written consent of such landlord or mortgagee.  Notwithstanding the foregoing, no mortgagee shall be bound by any amendments or modifications of this Lease made without such mortgagee’s written consent while such mortgagee is holding a mortgage on the Building.  Notwithstanding anything to the contrary contained in this Section, Tenant shall be obligated to attorney to a new landlord only if the holder of any recorded first mortgage or deed of trust lien grants Tenant a non-disturbance agreement providing that Tenant shall have the right to remain in possession of the Leased Premises in accordance with the terms of this Lease so long as Tenant is not in default hereunder.

9.11                        Accord and Satisfaction.

No payment by Tenant or receipt by Landlord of an amount less than is due under this Lease shall be deemed to be other than payment towards or on account of the earliest portion of the amount then due, nor shall any endorsement or statement on any check or payment in any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord shall have the right to accept any such check or payment without prejudice to Landlord’s right to recover the balance of such amount or to pursue any other remedy available to Landlord.

9.12                        Survival of Article 9.

The rights and obligations contained in this Article 9 shall survive the expiration or other termination of this Lease.

ARTICLE 10 - ASSIGNMENT AND SUBLEASE

10.01                 Assignment or Sublease.

(a)                                 Tenant shall not, voluntarily, by operation of law, or otherwise, (i) assign, transfer, mortgage, pledge, or otherwise transfer or encumber (collectively, “assign”) all or any part of Tenant’s right and interest in this Lease or in the Leased Premises or, (ii) sublease the Leased Premises or any part thereof without the prior written consent of Landlord, which such consent shall not be unreasonably withheld, and any attempt to do any of the foregoing without such written consent shall be null and void and shall constitute a default under this Lease.  Relevant criteria in determining reasonability of consent will include, but will not be limited to, any adverse effect of a proposed assignment or assignee or sublease or subtenant on any other existing tenant in the Building, credit history or references from prior landlord(s) of proposed assignee or subtenant, and any material change or intensification (including occupancy or parking) of the use of the Leased Premises or the Building.  Any one or more of the actions described in Subsection 10.01(a) shall be deemed a “Transfer”.

(b)                                 In no event shall Tenant assign this Lease or sublease the Leased Premises to (i) any other tenant in the Project, (ii) any entity engaged in the commercial real estate business, including, without limitation, property management or the brokerage, ownership or development of competitive properties, or (iii) which would cause Landlord to be in default of another lease in the Building or Project.

(c)                                  Landlord’s consent to any assignment or sublease hereunder does not constitute a waiver of its right to disapprove of any further assignment or sublease.

(d)                                 If Tenant desires to assign this Lease or sublease the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such desire at least thirty (30) calendar days in advance of the date on which Tenant desires to make such assignment or sublease, together with a non-refundable fee of Seven Hundred Fifty Dollars ($750.00) (the “Administration Fee”).  The Administration Fee shall be waived for the first (1st) assignment or sublease, but shall be charged for each assignment or sublease thereafter.  Landlord shall then have a period of fifteen (15) calendar days following receipt of such notice within which to notify Tenant in writing that Landlord elects (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant shall be relieved of all further obligations hereunder as to such space, or (ii) to permit Tenant to assign this Lease or sublease such space, or (iii) to refuse to consent to Tenant’s assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Leased Premises.  If Landlord should fail to notify Tenant in writing of such election within the fifteen (15) calendar day period, Landlord shall be deemed to have elected option (iii) above.

(e)                                  If Landlord elects option (ii) above and approves the assignment or sublease, then (i) if the rent agreed upon between Tenant and subtenant is greater than the Monthly Base Rent that Tenant is obligated to pay to Landlord under this Lease, fifty percent (50%) of such excess rent (exclusive of Tenant’s reasonable, documented costs of subleasing the Leased Premises, including, but not limited to, commissions, marketing costs and tenant improvements) shall be deemed Additional Rent owed by Tenant and payable to Landlord in the same manner that Tenant pays the Rent hereunder, and (ii) Tenant shall be solely responsible for all costs, including but not limited to, the cost of any work required due to any changes in the building, fire or other municipal, state, or federal codes (including the Americans with Disabilities Act) after the date of this Lease, together with all costs of providing any additional certificate of occupancy required for the subleased space or assigned premises.

(f)                                   In addition to the Administration Fee, Tenant shall pay Landlord’s actual reasonable attorneys’ fees associated with any requested assignment or sublease hereunder regardless of whether Landlord consents to any such assignment or sublease.

(g)                                  No assignment or subleasing by Tenant shall relieve Tenant of any obligations under this Lease, and Tenant shall remain fully liable hereunder.

(h)                                 Any assignment or sublease agreement shall include the right by Landlord to relocate the assignee or subtenant to alternative space in the Building or Project, provided that the alternative space is comparable in size and quality and that such relocation is at Landlord’s cost and expense.

(i)                                     If Tenant is not a public company that is registered on a national stock exchange or that is required to register its stock with the Securities and Exchange Commission under Section 12(g) of the Securities and Exchange Act of 1934, any change in a majority of the voting rights or other controlling rights or interests of Tenant shall be deemed an assignment for the purposes hereof.

(j)                                    Notwithstanding the foregoing, Tenant shall have the right, subject to the conditions contained in this Section 10.01, including obtaining Landlord’s consent prior to such assignment or sublease, and also provided Tenant pays the Administration Fee (only if such assignment or sublease is not the first such assignment or sublease) and Landlord’s actual reasonable attorneys’ fees associated with Landlord’s review and documentation of same promptly upon receipt of Landlord’s invoice therefor, to assign this Lease or sublet all or any portion of the Leased Premises to (i) any entity resulting from a merger or consolidation with Tenant; (ii) any entity succeeding to the business and assets of Tenant; (iii) any subsidiary or affiliate of Tenant, (iv) any company that acquires all or substantially all of the assets or stock of Tenant; and (v) any entity which is part of or affiliated with Tenant (any of the foregoing shall be deemed an “Affiliate”), so long as such Affiliate shall be of at least the same net worth value and credit worthiness as Tenant, in Landlord’s sole discretion, at the time of the transfer, and none of the same shall release Tenant, and Tenant shall remain liable to Landlord for full performance of Tenant’s obligations under this Lease.

10.02                 Assignment by Landlord.

Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and all other property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Section 6.07 and Section 8.07 hereof) no further liability or obligation shall thereafter accrue against Landlord under this Lease.

ARTICLE 11 - TENANT WARRANTIES; INCORPORATION OF EXHIBITS; COMMISSION(S), CONFIDENTIALITY.  SURVIVAL, NOTICES, BINDING EFFECT AND MISCELLANEOUS

11.01                 Tenant Warranties.

Tenant warrants that any and all consents and approvals required of third parties (including, without limitation, its Board of Directors or partners, where applicable) for the execution, delivery and performance of this Lease have been obtained, that Tenant has the right and authority to enter into and perform its covenants contained in this Lease, and that Tenant has the right and authority to conduct business in the State of North Carolina, and shall maintain all such right and authority during the Term.  Tenant warrants further that neither Tenant, nor any shareholder, partner, member or affiliate of Tenant, has ever been the subject of a petition for relief under the United States Bankruptcy Code, whether voluntarily or involuntarily.

11.02                 Incorporation of Exhibits.

The terms and provisions of Exhibits A-H described herein and attached hereto are hereby made a part hereof for all purposes; provided, however, that, unless otherwise expressly stated, in the event of a conflict between the terms of this Lease and the terms of any Exhibit attached hereto, the terms of this Lease shall control.

11.03                 Commission(s).

Landlord shall pay to the Broker named in Subsection 2.01(l), a real estate brokerage commission only as set forth in a separate management, listing and/or commission agreement(s).  Broker, and not Landlord, shall pay to the Co-Broker, if any, named in Subsection 2.01(l), a real estate brokerage commission by the Broker only as set forth in a separate co-brokerage commission agreement.  Landlord and Tenant each hereby represent and warrant to the other that they have not employed or contracted with any agents, brokers or parties in connection with this Lease, other than those named in Subsection 2.01(j) and each agrees that it shall hold the other harmless from and against any and all claims of all other agents, brokers or other parties claiming by, through or under the respective indemnifying party.  The rights and obligations contained in this Section shall survive the expiration or other termination of this Lease.

11.04                 Confidentiality.

Tenant, its partners, members, managers, officers, employees and agents shall not disclose the terms and conditions of this Lease to any third party, except for purposes of accounting and legal review of Tenant’s business, and Landlord may treat any such unauthorized disclosure as a default of this Lease, which may be subject to injunctive relief in addition to all other remedies available at law or in equity, including the remedy of specific performance and Landlord’s right to recover damages.  The rights and obligations contained in this Section shall survive the expiration or other termination of this Lease.

11.05                 Survival.

Provisions intended by their terms or context to survive the expiration or any other termination of this Lease shall so survive with respect to events occurring during the Term of this Lease but shall expire pursuant to applicable statutes of limitation.

11.06                 Notices.

Except as otherwise provided in this Lease, any statement, notice, or other communication which Landlord or Tenant may desire or is required to give to the other shall be in writing and shall be deemed sufficiently given or rendered (i) if hand delivered, as of the date of written acknowledgement of the delivery by any representative or agent of the party to whom the delivery is made, or (ii) if sent by registered or certified mail, postage prepaid, return receipt requested, or Federal Express or similar overnight courier as of the date noted on the written affirmation of delivery, to the addresses for Landlord and Tenant set forth in Subsection 2.01(k), or at such other address(es) as either party shall designate from time to time by ten (10) calendar days prior written notice to the other party.  Tenant shall obtain written acknowledgement from Landlord recognizing any change in Tenant’s address for the purposes of this Section, or such change shall not be effective as against Landlord.

11.07                 Binding Effect

Upon execution by Tenant, this Lease and all of the covenants, conditions and agreements contained herein shall be binding upon, and inure to the benefit of, Tenant, its legal representatives and successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant’s assigns.  Upon execution by Landlord, this Lease and all of the covenants, conditions and agreements contained herein shall be binding upon and inure to the benefit of Landlord, its legal representatives, successors and assigns.

11.08                 Miscellaneous.

(a)                                 No custom or practice which may evolve between the parties in the administration of the provisions of this Lease shall waive or diminish the right of Landlord to require performance by Tenant in complete accordance with the provisions of this Lease.

(b)                                 Section headings are included for convenience only and are not to be used to construe or interpret this Lease.  Pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

(c)                                  All rights and remedies of Landlord under this Lease shall be cumulative, and none shall exclude any other rights or remedies allowed by law.  This Lease is declared to be a North Carolina contract, and all of the terms hereof shall be construed according to the laws of the State of North Carolina.

(d)                                 This Lease is for the sole benefit of Landlord and Tenant, and no third party shall be deemed a third party beneficiary of this Lease without the express written consent of Landlord and Tenant.

(e)                                  This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto.  Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the “Landlord” or the “Tenant” hereunder or such party or its counsel is the draftsman of this Lease.

(f)                                   Whenever in this Lease there is imposed upon Landlord the obligation to use its best efforts, reasonable efforts or diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme financial or other business burdens.

(g)                                  If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

(h)                                 Tenant is prohibited from recording this Lease or any memorandum thereof without the prior written consent of Landlord.

(i)                                     “Square feet” or “square foot” as used in this Lease includes the area contained within the space occupied by Tenant, measured from the center-line of demising walls, together with a common area percentage factor of Tenant’s space proportionate to the total Building areas.  Common areas include the space from the “glass walls” to the “dripline” of the Building, and the sprinkler riser room, mechanical room and electrical room for the Building.

(j)                                    “Business day(s)” as used in this Lease shall mean the days of the week which are Monday through Friday, except when any such day is also a holiday that is listed on the Building Rules.

(k)                                 Tenant understands and agrees that the property manager for the Building is the agent of Landlord and is acting at all times in the best interest of Landlord.  Any and all information pertaining to this Lease that is received by the property manager shall be treated as though received directly by Landlord.

(l)                                     This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

(m)                             One (1) time during each calendar year of the Term and at any time Tenant is in monetary default of this Lease, Tenant shall provide Landlord, upon ten (10) calendar days’ written notice, a true, accurate and complete copy of Tenant’s financial statements, including income and expense statements and balance sheets, which shall reflect the most recent quarter and most recent year-end at the time of such review.  Landlord shall keep all such financial information confidential and shall not disclose such information to third parties, unless legally compelled to do so.

(n)                                 Landlord shall have the right to use Tenant’s name in marketing literature and releases to news media.

(o)                                 Neither Landlord nor Tenant shall be required to perform any term, provision, agreement, condition or covenant in this Lease (other than the obligations of Tenant to pay Rent as provided herein) so long as such performance is delayed or prevented by “Force Majeure”, which shall mean acts of God, strikes, injunctions, lockouts, material or labor restrictions by any governmental authority, civil riots, floods, fire, theft, public enemy, insurrection, war, court order, requisition or order of governmental body or authority, and any other like cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome.  Neither Landlord nor any mortgagee shall be liable or responsible to Tenant for any loss or damage to any property or person occasioned by any Force Majeure, or for any damage or inconvenience which may arise through repair or alteration of any part of the Project as a result of any Force Majeure.

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ARTICLE 12 - ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES

12.01                 ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES.

TENANT AGREES THAT THIS LEASE AND THE EXHIBITS ATTACHED HERETO CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES AND THAT ANY AND ALL PRIOR CORRESPONDENCE, MEMORANDA, AGREEMENTS AND UNDERSTANDINGS (WRITTEN AND ORAL) ARE SUPERSEDED BY THIS LEASE.  TENANT FURTHER AGREES THAT THERE ARE NO, AND TENANT EXPRESSLY WAIVES ANY AND ALL, WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE OR IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE.

IN TESTIMONY WHEREOF, the parties hereto have caused this Lease to be executed by their respective duly authorized representatives, as of the date first aforesaid.

LANDLORD:

GRE Keystone Technology Park One LLC, a Delaware limited liability company

		By:	GRE Keystone Technology Park Holdings LLC, a Delaware limited liability company, its Sole Member

			By:	Capital Associates Management, LLC, a North Carolina limited liability company, acting as Investment Manager for GRE Keystone Technology Park Holdings LLC

			By:	/s/ Stephen P. Pairterfield
Stephen P. Pairterfield, Delegate
Manager

TENANT:

Liquidia Technologies, Inc., a Delaware corporation

		By:	/s/ Bruce Boucher
Attest:			Bruce Boucher, President

By:
Secretary

Exhibit A-1

Keystone Technology Park - Building IV
419 Davis Drive, Suite 600
Durham, North Carolina 27713

Exhibit A-1

THE LAND

Being all of that lot described as Tract I-D according to that plat entitled “Subdivision for Tract 1C & ID, Keystone Technology Park” recorded in Plat Book 139, Page 171, Durham County Registry, to which plat reference is made for greater certainty of description.  Save and excepting that twenty (20) foot strip of land dedicated to the City of Durham by that plat recorded in Plat Book 144, Page 172, Durham County Registry.

Save and Except all of that property taken in the condemnation proceeding reported in the Memorandum of Action recorded in Book 4715, Page 266, Durham County Registry.

AS TO PARCELS 1, 2, 3 & 4:  Together with appurtenant rights and easements under the Cross-Access Agreement recorded in Book 2731, Page 236, Durham County Registry.

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EXHIBIT A-3

THE PROJECT

EXHIBIT B

ACCEPTANCE OF LEASED PREMISES MEMORANDUM

Pursuant to the Lease dated         2007, by and between GRE Keystone Technology Park One LLC, a Delaware limited liability company authorized to conduct business in the State of North Carolina (“Landlord”), and Liquidia Technologies, Inc., Delaware corporation authorized to conduct business in the State of North Carolina (“Tenant”), for the Leased Premises located in Suite 600, at Keystone Technology Park - Building IV, 419 Davis Drive, Durham, North Carolina 27713, with a Commencement Date of        , 2007, Landlord and Tenant hereby agree that:

1.              Except for those items shown on the attached “punch list”, which Landlord shall use reasonable efforts to remedy within thirty (30) calendar days after the date hereof, Landlord has fully completed the construction work required of Landlord under the terms of the Lease and the work letter attached as Exhibit C thereto.

2.              The Leased Premises are tenantable, Landlord has no further obligation for construction (except as specified above), and Tenant acknowledges that the Leased Premises are satisfactory in all respects, subject to Landlord’s representation of the condition of the Leased Premises as set forth in this Lease.

All other terms and conditions of the Lease are hereby acknowledged to be unchanged.

Agreed and Executed this     day of            , 20  .

TENANT:

Liquidia Technologies, Inc., a Delaware corporation

By:
Attest:
Name:

By:		Title:
Secretary

EXHIBIT C

WORKLETTER AGREEMENT

1.                                      Existing Condition and Unfit.  The condition of the Leased Premises as of the date of this Lease, as is and with all faults, shall be deemed the “Existing Condition”.  All demolition of and improvements made to the Existing Condition of the Leased Premises in accordance with the Schematic Space Plan and Detailed Plans (both defined below) shall be deemed the “Upfit”.

2.                                      Allowances.

(a)                                 Landlord shall provide Tenant with a tenant improvement allowance in an amount not to exceed the sum of (i) Four Hundred Twenty-four Thousand Two Hundred Dollars (S424.200.00) and (ii) Two Hundred Ninety-one Thousand Six Hundred Thirty-seven Dollars and Fifty Cents ($291,637.50) for a total amount of Seven Hundred Fifteen Thousand Eight Hundred Thirty-seven Dollars and Fifty Cents ($715,837.50) (the “Allowance”), to pay for all costs and expenses incurred by Landlord for the design and construction of the Upfit, including (A) any demolition related thereto, (B) any architectural work, and (C) any plumbing, mechanical and electrical work, as set forth below.

(b)                                 In addition to the foregoing Allowance, in the event the cost of the Upfit exceeds the amount of the Allowance, and Tenant provides written notice to Landlord that Tenant so elects, then Landlord shall pay for an amount in excess of the Allowance, up to a maximum of Seven Hundred Sixty-eight Thousand Eight Hundred Sixty-two Dollars and Fifty Cents ($768,862.50) (the Amortized Allowance, defined in Section 4.091, as such shall be amortized and repaid to Landlord, pursuant to Section 4.09.  Any amount in excess of the total of the Allowance and the Amortized Allowance shall be due and payable to Landlord in accordance with Section 4 herein.

3.                                      Design.  Landlord shall cause an architect and one or more engineers, each of whom shall be designated by Landlord in its sole discretion, to consult with Tenant and to prepare architectural, plumbing, mechanical and electrical plans that are (i) consistent with the “Schematic Space Plan” for the Leased Premises, which shall be completed on or before ten (10) calendar days after the Execution Date, and when executed by both parties, shall automatically become attached to this Lease as Exhibit C-l, (ii) sufficiently detailed for pricing, approval and construction of the Upfit, and (iii) subject to Landlord’s approval, in its reasonable discretion (the “Detailed Plans”).  All partitions, doors, hardware, ceiling tile, window coverings, plumbing, HVAC, lighting fixtures, switches, outlets and life safety items shall be designed in Landlord’s standard manner.  Carpet, paint, wall covering, and millwork shall be selected and designed in Landlord’s standard manner and from Landlord’s standard finishes, unless otherwise requested by Tenant, in accordance with Section 4 herein.  Tenant shall famish to Landlord all other information and technical data reasonably necessary for the preparation of the Detailed Plans within five (5) business days of Landlord’s request therefor, or as otherwise agreed to by Tenant and Landlord, so as not to delay the design, pricing, approval and construction of the Upfit by the Target Commencement Date.

4.                                      Approval of Plans and Cost.  Landlord shall cause a general contractor or contractors designated by Landlord, at its sole discretion, to prepare detailed pricing of construction of the Upfit pursuant to the Detailed Plans.  Landlord shall submit to Tenant for Tenant’s approval (i) the Detailed Plans and (ii) an itemized cost statement of all design and construction costs related to the Upfit (the “Cost Statement”).  Such Cost Statement shall include, but not be limited to, all costs associated with any contractor’s general conditions, permits (including any new or changes to development, facility or transportation impact fees), taxes, insurance and fees.  Landlord shall not charge Tenant any commercially unreasonable overtime rates to ensure the completion of the office portion of the Upfit by the Target Commencement Date.  Within five (5) business days after its receipt of the Detailed Plans and Cost Statement, Tenant shall approve the Detailed Plans and the Cost Statement in writing, subject to any modifications or changes in the Detailed Plans requested by Tenant.  Landlord, in its sole discretion, shall retain final approval rights for the Detailed Plans.  After Tenant’s approval of the Detailed Plans and the Cost Statement or in the event Tenant does not respond to Landlord within such five (5) business day period, the Detailed Plans and the Cost Statement shall be deemed to be approved by Tenant, and such approved Detailed Plans shall be thereafter deemed the “Plans”.  Notwithstanding anything to the contrary contained herein, if the architectural and engineering design, demolition (if applicable), and construction costs of the Upfit as approved by Tenant, exceed the Allowance and the Amortized Allowance, then Tenant shall be obligated to pay for all such excess costs.  Landlord shall submit an invoice to Tenant for such excess costs at the time the Detailed Plans and Cost Statement are approved or deemed approved by Tenant, and Tenant shall pay such excess costs within fifteen (15) calendar days of receipt of Landlord’s invoice therefor.  Any subsequent changes or modifications to the Plans shall be made and accepted in writing by Landlord and Tenant and shall constitute an amendment to the Lease, and Tenant shall pay for any additional sums caused by such changes or modifications to the Plans immediately upon receipt of Landlord’s invoice therefor.  If the cost of designing and constructing the Upfit as approved by Tenant is less than the Allowance, Tenant shall not be entitled to any refund of the unused portion of the Allowance, but Tenant shall be allowed to apply any such unused portion of the Allowance to the Additional Upfit, as set forth in Section 4.09.

5.                                      Construction.  After Tenant (i) approves the Detailed Plans and the Cost Statement, (or if Tenant does not respond to Landlord regarding the Detailed Plans and the Cost Statement, as set forth in Section 4 herein), and (ii) pays any and all costs in excess of the Allowance as set forth in Section 4 herein, then Landlord shall be entitled to cause, and shall cause, the general contractor designated by Landlord to construct the Upfit in accordance with the Plans and the Cost Statement.

6.                                      Delay.  The Commencement Date, Expiration Date, and commencement of installments of Monthly Base Rent shall not be postponed or delayed as a result of any of the following:

(1)                                 Tenant’s failure to furnish information or consult with Landlord or Landlord’s architects or engineers when requested in order to prepare the Detailed Plans (including, failure to complete the Schematic Space Plan within ten (10) business days of the Execution Date of this Lease);

(2)                                 Any laboratory related material(s), equipment, or fixtures contained in the Upfit requiring more than eight (8) weeks to deliver to the Leased Premises for construction as part of the Upfit;

(3)                                 Tenant’s failure to approve the Cost Statement or to pay any excess cost as provided in Section 5 herein;

(4)                                 Changes to the Plans requested or caused by Tenant after Tenant’s approval of the Detailed Plans and Cost Statement; or,

(5)                                 Any other delay from any other cause attributable to Tenant, its agents, consultants, contractors, subcontractors or employees.

7.                                      Tenant’s Access to Leased Premises.  Landlord shall permit Tenant and its agents reasonable access to the Leased Premises during normal business hours thirty (30) calendar days prior to the Target Commencement Date for the purpose of installing telephone and computer cabling, equipment, fixtures and other personal property, and such entry and use of the Leased Premises shall not constitute acceptance of the Leased Premises nor Tenant’s acknowledgment of the Commencement Date of the Lease, unless Tenant commences the operation of any portion of its business therein.  This right of entry onto the Leased Premises is a license from Landlord to Tenant which is subject to revocation in the event that Tenant or its employees, contractors or agents causes or is the cause of any code or governmental violation, labor dispute, delay or damage during such period which results from, whether directly or indirectly, the installation or delivery of the foregoing, or otherwise becomes in default of any term, covenant or condition of this Lease as provided in    .  Prior to Tenant’s entry onto the Leased Premises in accordance herewith.  Tenant shall demonstrate to Landlord that it has obtained the insurance required and is in compliance with Section 8.04 of the Lease.  Under no circumstances shall Landlord be liable or responsible for and Tenant agrees to assume all risk of loss or damage to such telephone and computer cabling, equipment, fixtures and other personal property and to indemnify, defend and hold Landlord harmless from any liability, loss or damage arising from any damage to the property of Landlord, or its contractors, employees or agents, and any death or personal injury to any person or persons to the extent caused by, attributable to or arising out of, whether directly or indirectly, Tenant’s entry onto the Leased Premises or the delivery, placement, installation, or presence of the telephone and computer cabling, equipment, fixtures and other personal property, except to the extent that such loss or damage is caused solely by Landlord’s willful misconduct or gross negligence or the willful misconduct or gross negligence of Landlord’s contractors, agents or employees.

8.                                      Warranties.  Landlord shall cause the repair or replacement of any defects in material or workmanship in the Upfit installed by Landlord for a period of one (1) year after the date of substantial completion of the Leased Premises, or the duration of any manufacturer’s warranty, whichever is longer, provided Tenant notifies Landlord of such defect as soon as reasonably practicable after the date Tenant discovers such defect.  LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH THE UPFIT EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8.  Tenant’s sole remedy for the breach of any applicable warranty shall be the remedy set forth in this Section 8.  Tenant agrees that no other remedy, including without limitation, incidental or consequential damages for lost profits, injury to person or property or any other incidental or consequential loss, shall be available to Tenant.

9.                                      Compliance with Certain Requirements.  At any time before, during, and after construction, Landlord shall have the right to require changes to the Plans and construction in order to comply with applicable building codes, other governmental requirements, and insurance requirements.  Neither Landlord’s nor Tenant’s approval of the Plans is a warranty that the Plans comply with applicable building codes, other governmental requirements, and insurance requirements.

10.                               No Liability.  Notwithstanding the review and approval by Landlord of the Detailed Plans and any changes to same, Landlord shall have no responsibility or liability, including the costs of additional or corrective work, in regard to the safety, sufficiency, adequacy or legality thereof, and Tenant shall look solely to the party(ies) preparing same as the party(ies) responsible for ensuring that such Detailed Plans and changes thereto (and the architectural and engineering completeness and sufficiency thereof and the Upfit constructed as a result thereof) are in compliance with all applicable laws and regulations, and Tenant’s stated intended use.

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EXHIBIT C-1

SCHEMATIC SPACE PLAN

Keystone Technology Park - Building IV
419 Davis Drive, Suite 600
Durham, North Carolina 27713

The Schematic Space Plan shall be completed on or before ten (10) calendar days after the Execution Date, and when executed by both parties, shall automatically become attached to this Lease as Exhibit C-l.  Landlord and Tenant shall use reasonable good- faith efforts to complete the Schematic Space Plan within such ten (10) calendar day period and any failure to complete the Schematic Space Plan within such ten (10) business day period shall be a Tenant Delay.

EXHIBIT D

BUILDING RULES

1.                                      The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, escalators and elevators shall not be obstructed or used by Tenant, or any person entering the Building under express or implied invitation of Tenant, for any purpose other than ingress and egress to and from the Leased Premises.  No bicycle, motorcycle or other vehicle (except for a forklift) shall be brought into the Building or kept on the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

(2)                                 No freight, furniture or bulky matter of any description shall be received into the Building except in such a manner, during such hours and using such passageways as may be approved by Landlord.  Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

(3)                                 Landlord shall have the right to prescribe the weight, position and manner of installation of safes, concentrated filing/storage systems or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner, which may require reinforcement of the Building’s structure (at Tenant’s cost and expense) to insure satisfactory weight distribution.  All damage done to the Building by reason of a safe or any other article of Tenant’s equipment being on the Leased Premises shall be repaired at the expense of Tenant.  The time, routing and manner of moving safes or other heavy equipment shall be subject to prior written approval by Landlord, which approval shall not be unreasonably withheld.

(4)                                 Tenant shall use no other method of heating or cooling than that supplied by Landlord, except for the Back-up Generator operated by Tenant or any additional heating, ventilating and air conditioning equipment, which such equipment shall be (i) approved by Landlord prior to installation, with Landlord’s approval not to be unreasonably withheld and (ii) installed and maintained by Tenant, at Tenant’s sole cost and expense.

(5)                                 Tenant shall not at any time, cause or allow the placement, leaving or discarding of any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageways of the Building.

(6)                                 Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability to be leased by third parties, and.  upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

(7)                                 Except as otherwise set forth in Tenant’s Lease, Tenant shall not place, or cause or allow to be placed, any signage, lettering or graphics whatsoever, in or outside the Leased Premises except in and at such places as may be designated by Landlord and consented to by Landlord in writing, which consent shall not be unreasonably withheld, prior to the installation of such signage, lettering or graphics.  All signage, lettering and graphics on exterior doors and walls shall conform to the Building standard prescribed by Landlord.  Any signage, lettering or graphics located in the Leased Premises that is visible to the public must be approved, in writing, by Landlord prior to installation thereof, which approval shall not be unreasonably withheld.

(8)                                 Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

(9)                                 Landlord shall have the right to exclude any person from the Building other than during customary business hours, and any person in the Building shall be subject to identification by employees and agents of Landlord.  All persons in or entering the Building shall be required to comply with the security policies of the Building.  If Tenant desires any additional security services for the Leased Premises, Tenant shall have the right (only with the advance written consent of Landlord) to obtain such additional services at Tenant’s sole cost and expense.  Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property in the Building and the Leased Premises from theft, loss or damage.

(10)                          Only workers employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done in or on the Leased Premises.

(11)                          Tenant shall not do or allow any cooking or conduct any restaurant, luncheonette, automat or cafeteria for the sale or service of food or beverages to its employees or to others, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  Tenant may, however, provide, at Tenant’s cost and expense, microwave oven(s), refrigerator(s) and coffee machine(s) in a designated break room/area(s) of the Leased Premises for use by Tenant’s employees and invitees.

(12)                          Except as permitted by Section 6.03 of Tenant’s Lease, Tenant shall not bring, or cause or allow to be brought or kept in or on the Leased Premises, the Building or the Project, any bleach, inflammable, combustible, corrosive, caustic, odorous, poisonous, toxic or explosive substance or any substance deemed to be a Hazardous or Toxic Material under any applicable Environmental Law or regulation.

(13)                          Tenant shall not mark, paint, drill into or in any way deface any part of the Building or the Leased Premises.  No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct; provided, however, that Tenant shall be permitted to install or hang usual and customary office artwork and dry boards without Landlord’s prior written consent.  Tenant shall not install coat hooks, identification plates or anything else on doors nor any resilient tile or similar floor covering in the Leased Premises except with the prior written approval of Landlord which approval shall not be unreasonably withheld.  The use of cement or other similar adhesive material is expressly prohibited.

(14)                          Tenant shall not place any additional locks or bolts of any kind on any door in the Building or the Leased Premises or change or alter any lock on any door therein in any respect.  Landlord shall furnish two (2) keys for each lock on exterior doors to the Leased Premises, and two (2) keys (conventional or card type) for one (1) or more exterior doors to the Building, and shall, on Tenant’s request and at Tenant’s expense, provide additional duplicate keys.  Tenant shall not make any duplicate keys.  All keys shall be returned to Landlord upon the termination of the Lease, and Tenant shall give to Landlord the explanation of the combination of all safes, vaults and combination locks in the Leased Premises.  Landlord may at all times keep a pass key to the Leased Premises.  All entrance doors to the Leased Premises shall be left locked when the Leased Premises are not in use.  Notwithstanding the foregoing, and provided that Tenant informs Landlord of any and all relevant access codes, Tenant shall, at its sole cost and expense (with the understanding that Tenant may use the Allowance), be permitted to install a security system at the Leased Premises, including, without limitation, an access card and lock system, provided Tenant requests and obtains Landlord’s written approval (which approval shall not be unreasonably withheld) of the specific security system prior to the commencement of installation.

(15)                          Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation or accident in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

(16)                          Tenant shall place a water-proof tray under all plants in the Leased Premises and shall be responsible for any damage to the floors, carpets, and/or any other damage caused by over-watering such plants.

(17)                          Tenant shall not use the Leased Premises or allow the Leased Premises to be used for photographic, multibit, multigraph or digital reproductions, except in connection with its own business and not as a service for others, without Landlord’s prior written permission.

(18)                          Tenant shall not use or permit any portion of the Leased Premises to be used for any uses other than those specifically granted in Tenant’s Lease.

(19)                          Tenant shall not advertise for laborers (i.e.  those who perform physical labor outdoors) giving the Leased Premises as an address, nor pay such laborers at a location in the Leased Premises.

(20)                          Employees of Landlord or Landlord’s agent(s) shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord or Landlord’s agent(s).

(21)                          Without the prior approval of Landlord, in Landlord’s sole discretion, Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law, regulation or code.  Business machines and mechanical and electrical equipment belonging to Tenant which cause noise, vibration, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Leased Premises to such a degree as to be reasonably objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their leased premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant’s expense, in settings of cork, rubber, spring type or other vibration eliminators sufficient to eliminate noise or vibration.

(22)                          Tenant shall famish and install a chair mat for each desk chair located on carpet in the Leased Premises.

(23)                          No solar screen materials, awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Leased Premises within the Building may be installed by Tenant.  Building-standard mini blinds shall not be pulled up or removed, but may be opened using the “wand”.

(24)                          Tenant shall not place, install or operate within the Leased Premises or any other part of the Building any engine or stove, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

(25)                          No portion of the Leased Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

(26)                          For purposes of the Lease, holidays shall be deemed to mean and include the following: (a) New Year’s Day; (b) Memorial Day; (c) Independence Day; (d) Labor Day; (e) Thanksgiving Day and the Friday following; and (f) Christmas Day.  If any such holiday occurs on a weekend, then the holiday shall be the day such holiday is legally observed.

(27)                          Tenant shall at all times keep the Leased Premises neat and orderly.

(28)                          All permitted alterations and additions to the Leased Premises must conform to applicable building and fire codes.  Tenant shall obtain prior approval from applicable building and fire officials and Landlord with respect to any such modifications and shall deliver “as-built” plans therefor to the property manager for the Building on completion.

(29)                          It is the intent of both Landlord and Tenant that any portion of the Leased Premises visible to the public hold a high quality professional image at all times.  If, at any time during the Term, Landlord or Landlord’s agent deems such visible area to hold less than a high quality professional image, Landlord shall advise Tenant of desired changes to be made to such area to conform to the intent of this paragraph.  Within three (3) business days, Tenant shall cause the desired changes to be made, or present Landlord with a plan for accomplishing such changes.  Tenant shall have such additional time as is reasonably required to implement the plan, not to exceed two (2) months; provided, however, that if Tenant is not diligently pursuing the plan for accomplishing such changes within ten (10) business days, or does not implement the plan within two (2) months, then Landlord may provide draperies or blinds for the glassed area at Tenant’s expense, and Tenant shall keep such draperies or blinds closed at all times.

(30)                          The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

(31)                          The Building has been designated a “non-smoking” building.  Tenant, and all persons entering the Building under the express or implied invitation of Tenant are prohibited from smoking in the common areas both inside and outside of the Building, except in those areas outside the Building designated as smoking areas by Landlord.

(32)                          No animals, except for “service animals” trained to assist disabled persons, shall be brought or kept in or about the Leased Premises or the Building without the prior written consent of Landlord.

(33)                          Tenant shall not play or allow the playing or the generation of (i) any music or loud noise in the common areas of the Building without Landlord’s prior written consent and/or (ii), any loud music or loud noise in the Leased Premises, as determined by Landlord in Landlord’s sole discretion.

(34)                          Tenant shall not cause or allow any odors deemed obnoxious or otherwise unreasonable by Landlord, in Landlord’s sole discretion, to permeate or emanate from the Leased Premises.

(35)                          Tenant shall not bring, or cause or allow to be brought, any firearms, ammunition or weapons of any kind, whether concealed or otherwise, into the Building at any time.

(36)                          Landlord reserves the right to rescind, amend and add Building Rules, and to waive Building Rules with respect to any tenant or tenants.

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EXHIBIT E

FORM OF ESTOPPEL CERTIFICATE

The undersigned                                                                (“Tenant”), in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby certifies to                                           (“Landlord”), [the holder or prospective holder of any mortgage covering the property] (the “Mortgagee”) and [the vendee under any contract of sale with respect to the Property] (the “Purchaser”) as follows:

1.                                      Tenant and Landlord executed a certain Lease Agreement (the “Lease”), dated             , 20      , covering the             floods) shown attached on the plan annexed hereto as Exhibit A-l (the “Leased Premises”) in the building located in the                           known as and by the street number                     (the “Building”), for a term commencing on                     ,20      , and expiring on                                    .

2.                                      The Lease is in full force and effect and has not been modified, changed, altered or amended in any respect.

3.                                      Tenant has accepted and is now in possession of the Leased Premises and is paying the full Rent under the Lease.

4.                                      The Base Rent payable under the Lease is $               per month.  The Base Rent and all Additional Rent and other charges required to be paid under the Lease have been paid for the period up to and including                   .

5.                                      Tenant has provided Landlord with the following as Security for the Lease:                    .

6.                                      No Rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

7.                                      All work required under the Lease to be performed by Landlord has been completed to the full satisfaction of Tenant.

8.                                      There are no defaults existing under the Lease on the part of either Landlord or Tenant.

9.                                      There is no existing basis for Tenant to cancel or terminate the Lease.

10.                               As of the date hereof, there exist no valid defenses, offsets, credits, deductions in rent or claims against the enforcement of any of the agreements, terms, covenants or conditions of the Lease.

11.                               Tenant affirms that any dispute with Landlord giving rise to a claim against Landlord is a claim under the Lease only and is subordinate to the rights of the holder of all first lien mortgages on the Building and shall be subject to all the terms, conditions and provisions thereof.  Any such claims are not offsets to or defenses against enforcement of the Lease.

12.                               Tenant affirms that any dispute with Landlord giving rise to a claim against Landlord is a claim under the Lease only and is subordinate to the rights of the Purchaser pursuant to any contract of sale.  Any such claims are not offsets to or defenses against enforcement of the Lease.

13.                               Tenant affirms that any claims pertaining to matters in existence at the time Tenant took possession and which are known to or which were then readily ascertainable by Tenant shall be enforced solely by money judgment and/or specific performance against the Landlord named in the Lease and may not be enforced as an offset to or defense against enforcement of the Lease.

14.                               There are no actions, whether voluntary or otherwise, pending against or contemplated by Tenant under the bankruptcy laws of the United States or any state thereof.

15.                               There has been no material adverse change in Tenant’s financial condition between the date hereof and the date of the execution and delivery of the Lease.

16.                               Tenant acknowledges that Landlord has informed Tenant that an assignment of Landlord’s interest in the Lease has been or will be made to the Mortgagee and that no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Mortgagee is first obtained, and that until further notice payments under the Lease may continue as heretofore.

17.                               Tenant acknowledges that Landlord has informed Tenant that Landlord has entered into a contract to sell the Property to Purchaser and that no modification, revision or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Purchaser has been obtained.

18.                               This certification is made to induce Purchaser to consummate a purchase of the Property and to induce Mortgagee to make and maintain a mortgage loan secured by the Property and/or to disburse additional funds to Landlord under the terms of its agreement with Landlord, knowing that said Purchaser and Mortgagee rely upon the truth of this certificate in making and/or maintaining such purchase or mortgage or disbursing such funds, as applicable.

19.                               Except as modified herein, all other provisions of the Lease are hereby ratified and confirmed.

TENANT:

Liquidia Technologies, Inc., a Delaware corporation

By:

Attest:		Name:

By:		Title:
Secretary
Date:

EXHIBIT F
(Page 1 of 12)

ITEMIZED INVENTORY OF HAZARDOUS OR TOXIC MATERIALS chemical name chemical name
(2-(acryloyloxy)ethyl) trimethylammonium chloride
(3S)-cis-3,6-dimethyl-1,4-dioxane-2,5-dione, 98%
1,1,1-trichloroethane
1.1.2.2-tetrabromoethane
1.1.3.3-tetramethyldisiloxane
1.1’-dioactadecyl-3.3.3’.3’-tetramethylindocarbocyanine perchlorate, 97%
I.I’-dioactadecyl-3.3.3’.3’-tetramethylindodicarbocyanine perchlorate, >=95%
1.2-propanediol
1.3-bis(Trifluoromethyl) benzene
1.3-butanediol
1.3-diaminopropane,99%
1.3-propanediol
1.4-butanediol
1.4-butanediol diacrylate
1.4-Diazabicyclo(2,2,2) octane
1.4-dioxane
1.4-dioxane-2,5-dione
1,6-diisocyanatohexane
1,8-diazabicyclo[5.4.0] undec-7-ene
1 -benzoyl acetone
1 -butane thiol
1-butanol
1H,1H,2H,2H-perfluoro-1-octanol
1-hydroxycyclohexyl phenyl ketone, 99%
1-octadecanethiol
1 -octanol
1 -pentanol
1-vinyl-2-pyrrolidone, 99+%
1-vinylimidazole
2-(2-butoxyethoxy) ethanol
2-(dimethylamine) ethyl methacrylate
2,2’-azobisisobutyronitrile, 98%
2.2-bis(4-trifluorovinyloxyphenyl)-1,1,1,3,3,3-hexafluoropropane
2.2-diethoxyacetophenone
2.2-dimethoxy propane
2.2-dimethoxy-2-phenylacetophenone, 99%
2.5-bis(tert-butylperoxy)-2,5-dimethylhexane, tech., 90%
2.6-dimethyl-4-heptanone
2.6-di-tert-butyl-4-methylphenol
2-allyloxyethanol
2-aminoethyl methacrylate hydrochloride, 90%
2-butanone
2-butanone oxime
2-ethoxyethanol
2-ethyl-4-methyl-imidazole, 95%
2-furaldehyde
2-heptanone, aka methyl amyl ketone
2-hydroxy-2-methylpropiophenone

2-hydroxyethyl disulfide
2-hydroxyethyl methacrylate
2- isocyanatoethyl methacrylate
2- isocyanatoethyl methacrylate
2-methoxyethanol
2-methoxypropene
2-n-morpholinoethyl acrylate
3-(trichlorosilyl)propyl methacrylate
3-(triethoxysilyl) propyl isocyanate
3-(trimethoxysilyl) propyl methacrylate
3,3,4,4,5,5,6,6,7,7,8,8,9,9,10,10,10-heptadecafluoro-l-decanethiol
3.6-dioxa-1,8-octanediothiol
3,9-divinyl-2,4,8,10-tetraoxaspiro(5.5)-undecane
3-aminopropyltriethoxysilane
4-(1,1,2,2,3,3,4,4l5,5,6,6,7,7l8,8,8-heptafluoro-octyl)-1H-imidazole
4,4’-bis(4-trifiuorovinyioxy) biphenyl
4,4-bis(diethyl amino)benzophenone
4,4’-trimethylenedipiperidine
4-Acetylphenyl isocyanate
4-di(methylamino) pyridine
4-fIuorostyrene
4-hydroxy-4-methyl-2-pentanone
4-methyl-2-pentanol
4-methyl-2-pentanone
4-vinyl-1-cyclohexene 1,2 epoxide
4-vinylbenzyl chloride
5-fluorouracil
60A liquid urethane activator
60A liquid urethane base
80A liquid urethane activator
80A liquid urethane base
8515 DL2M
8515 DL Low IV
94A liquid urethane activator
94A liquidia urethane base
a,a’-dichloro-p-xylene
acetic acid, glacial
acetone
acetone-d6
acetonitrile
acetylacetone
acrylamide
acrylic acid
acrylic adhesive
activated carbon
Albumin, human factor V
ally! acetoacetate
allyl bromide
allyl disulfide
aluminum foil
aluminum oxide
aluminum oxide, basic
aluminum oxide, weakly acidic
ammonium formate
aniline
anisaldehyde

arabinogalactan
Asp-Asp-Asp-Asp
benzyl chloride
bis (4-tert-butylphenl)iodonium perfluoro-1-butanesulfonate, 99+%
bisphenol A glycerolate (1 glycerol/phenol) diacryiate
b-mercaptoethanol
boric acid
bromobenzene
bromocresol green
bromophenol blue solution
butyl acetate
carbon disulfide
catalyst T 121 Blue
cellulose acetate
cellulose acetate butyrate
cetyltrimethlyammonium bromide
chitosan
chitosan
chitosan oligosaccharide lactate
chlorobenzene
chloroform
chloroform-d
chloromethyldimethylsilane
chlorotrimethylsilane
cholesteryl 3B-(n-(dimethylaminoethyl) carbamate)
cholesteryl n-(trimethylammonioethyl) carbamate chloride
cholesteryl-N-(Trimethylammonioethyl) carbamate chloride
chromium(VI) oxide
collodion
coumarin
coumarin 6
cyanoacrylate ester
cyclohexane
cyclohexanone
cyracure photoinitiator uvi-6976
cytop
cytop
cytop
Desmodur N 3600
di(ethylene glycol) divinyl ether
di(ethylene glycol) vinyl ether
diacetone acrylamide
dibutylamine
dibutyltin dilaurate
dichloromethane
dicyclopentadiene dioxide, 97%
DiD oil, 1.1’-dioctadecyl-3.3.3’.3’-tetramethylindodicarbocyanine perchlorate diethanolamine
diethylenetriamine
dimethoxymethanr
dimethyl formamide
dimethyl sulfoxide-d6
dimethyltin dichloride
di-n-butyltin diacetate, 95%
dioctyl sulfosuccinate, sodium salt, 96%
diphenyl(2,4,6-trimethylbenzoyl)-phopshine oxide / 2-hydroxy-2-methylpropiophenone diphenyliodonium hexafluorophosphate, 98+%
dipropylene glycol
dithiothreitol
DMSO
dodecyl sulfate
dowex 1 x4 ion exchange resin
drierite
DSP-Lomat’s Reagent
duro-tak 387-2051
e-caprolatone monomer
epichlorohydrin, 99+%
epoxy embedding medium, accelerator
ethanol
ethanol
ethanolamine
ethanolamine
ethyl 4-aminobenzoate, aka benzocaine
ethyl acetate
ethyl ether
ethyl formamate
ethyl oxo-(4-trifluoromethylphenyl) acetate
ethylene diamine
ethylene glycol
ethylene glycol BIS
fastformTM silver plating solution
flashcure light cure adhesive
fluorescein
fluorescein isothiocyanate, mixed isomers
fluorescein o-acrylate
fluorolink 1500
fluorolink D
fluorolink D4000
fluorolink T
formamide
formic acid
fullerene
gelatin
girard’s reagent t
glycerol
glycerol dimethacrylate
glycerol, 99% GC
glycerol-1-allylether
glycidol
glycidyl methacrylate, 97%
glycidyl methacrylate, 97%
Glycine, for molecular biology
Gly-Gly-Gly-Gly-Gly-Gly
heptane
hexamethylenediamine, 98%
hexane
hexanes, isomers
holo-transferrin human
hydrochloric acid, 37% ACS grade
hydrogen peroxide, 30%
hydroxyethyl acrylate
hydroxypropyl methyl cellulose

ibuprofen
indium(lll) chloride
indium(lll) nitrate hydrate
Indomethacin
iron(ll) chloride
iron(lll) chloride hexahydrate
isophorone
isophorone diisocyanate, 98%
isophorone-diamine, >=99%
isopropanol
isopropanol acs grade
isopropanol, electronic grade
Itraconazole
Itraconazole
Itraconazole, minimum 98% TLC
Krytox
Krytox hexafluoropropylene oxide homopolymer alcohol
loctite Nuva-Sil Medical Device adhesive
M 4512
magnesium sulfate
magnesium sulfate, anhydrous, reagent grade, 97%
Maxima C Plus vacuum pump oil
methacrylic acid
methacrylic acid glycidyl ester
methacryloxypropyltrichlorosilane
methacryloyl chloride
methanol
methanol
methanolic hydrchloric acid
methylcyclohexane
methylenedi-p-phenyl
methyltributylammonium chloride, 75% solution in water
molecular sieves, 4A
molecular sieves, 5A
mono-2-(methacryloyloxy)ethyl succinate
N-(2-Aminoethyl)-3-aminopropylmethyldimethoxysilane
n.n.n’.n’-tetramethylethylenediamine
naproxen
neopentyl glycol diglycidyl ether, tech.
N-heptafluorobutyrylimidazole, 97%
nickel chloride-6-hydrate
nickel(II) sulfate hexahydrate
n-isopropylacrylamide
nitric acid
nitrobenzene
n-methylallylamine
NOA74
n-tris(hydroxymethyl)methyl acrylamide

n-vinylcaprolactam
o-(2-(3-mercaptopropionylamino)ethyl)-o-’methyl-PEG 5000
o-(2-mercaptoethyl)-o’-methyl-hexa(ethylene glycol)
oxalic acid, dihydrate
perchloric acid
perfluorodecalin
perfluorohexane

phenanthrenequinone
phenol
phosphate buffer
phosphoric acid
photoinitiator (SEC-15)
platinum(0)-1,3-divinyl-1,1,3,3-tetramethyldisiloxane
poly(2-hydroxyethyl methacrylate)
poly(dimethylsiloxane) hydroxy terminated, viscosity 1000cP
poly(dimethylsiloxane) hydroxy terminated, viscosity 500cP
poly(dimethylsiloxane), 200 fluid
poly(dimethylsiloxane), hydroxy terminated (base, cure agent)
poly(dimethylsiloxane), methacryloxypropyl terminated
poly(dimethylsiloxane), methacryloxypropyl terminated, 1000 cSt poly(dl-lactide/glycolide)
poly(dl-lactide/glycolide) 50/50
poly(ethylene glycol) (400) mono-methacrylate
poly(ethylene glycol) acrylate
poly(ethylene glycol) bis (3-aminopropyl) terminated
poly(ethylene glycol) diacrylate
poly(ethylene glycol) diacrylate
poly(ethylene glycol) diglycidyl ether
poly(ethylene glycol) methacrylate
poly(ethylene glycol) methyl ether
poly(ethylene glycol) monoethyl ether monomethacrylate
poly(ethylene glycol), MW 200
poly(ethylene glycol-polylactic acid diblock polymer-peg(1000)-B-pla(750)
poly(ethylene glycol-polylactic acid diblock polymer-peg(5000)-B-pla(1000)
poly(ethylene oxide-propylene oxide)
poly(ethylene terephthalate)
poly(L-lactide)
poly( methyl methacrylate)
poly(styrenesulfonate)/poly(2,3-dihydrothieno(3,4-b)-1,4-dioxin)
poly(tetrafluoroethylene oxide-co-di-fluoromethylene oxide) a,w-diol, ethoxylated poly(tetrafluoroethylene)
poly(vinyl alcohol)
poly(vinyl alcohol) 75%
poly(vinyl alcohol), 98%
poly(vinyl pyrrolidine), MW 10000
poly(vinyl pyrrolidine), MW 40000
polyaniline
polycaprolactone
polyethylene
polyethylene glycol 4000 solution
polyethylene glycol diacrylate, 97%
polylactic acid
polylactide
polyoxyethylenesorbitan monooleate tween 80
polypyrrole
polythiophene polymer
polyvinyl alcohol
potassium bromide
potassium carbonate anhydrous
potassium hydrogen phthalate
potassium hydroxide
potassium hydroxide
potassium tert-butoxide, 97.0%

povidone
prism surface insensitive instant adhesive
propionitrile
propylene carbonate
propylene glycol monomethyl ether acetate
protamine sulfate
p-styrenesulfonyl chloride
p-toluenesulfonic acid monohydrate
p-toluenesulfonic acid, polymer bound
pyrene
pyridine
pyridinium p-toluenesulfonate
rhodamine b
RnaseZap
sea sand
semicosil 936 UV
sephadex g-10
sephadex g-15
silica
silicon dioxide, hexamethyldisilazane treated
silicon oil
sodium carbonate
sodium chloride, acs reagent, >=99.0%
sodium diethyldithiocarbamate trihydrate
sodium hydride
sodium hydroxide
sodium sulfate
sodium tetraborte decahydrate, acs reagent, 99.5-105.0%
solkane (1,1,1,3,-pentafluorobutane)
span 80
SU-8 1500
SU-8 2010
SU-8 2050
SU-8 Developer
SU-8 Series Resists
succinic dihydrazide
sulfathiazole
sulfuric acid, babcock grade
sulfuric acid, reagent grade, 95-98%
sylgard® 184 silicone elastomer kit, curing agent and base
TEGO 709
TEGQ711
TEGO 902
tert-amyl alcohol aka methyl amyl alcohol
tert-butyl peroxide, 98%
tetrabutyl ammonium bisulfate, 97%
tetrabutyl ammonium bisulfate, 99%
tetrachloroethylene
tetraethylthiuram disulfide
tetrahydrofuran
tetrahydrofuran
thioglycolic acid
thioxanthen-9-one
tin(ll) 2-ethylhexanoate
tin(IV) chloride
tin(IV) chloride pentahydrate

titanium(IV) butoxide
titanium(IV) ethoxide
titanium(IV) isopropoxide
titanium(IV) oxide, nanopowder
toluene
toluene
toluene-2,4-diisocyanate
transferrin, human
trichloro(1H,1H,2H,2H-perfluorooctyl)-silane, 97%
trichloroethylene
triethoxysilane
triethylamine
triethylamine
trimethyl orthoacetate
trimethyl orthoformate
trimethylolpropane ethoxylate triacrylate
trimethylolpropane triacrylate
trimethylolproprane diallyl ether
triphenylsulfonium perfluoro-1-butanesulfonate, 99+%, electronic grade tris(triphenylphosphine) rhodium(l) chloride
Tween 20
UV acrylate
vacuum pump oil 19

Wacker SilGel 1507
Water, HPLC grade
xylenes
z tetraol
z-dol
z-dol tx
zinc acetate dihydrate
zinc trifluoromethanesulfonate, 98%
Zonyl fluoroadditive Zonyl fiuoromonomer

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EXHIBIT G

RENEWAL OPTIONS

As long as (i) Tenant is not in default under this Lease as defined in Section 9.02 at the time of exercise of each Renewal Option (as hereinafter defined) or at the time of commencement of each Renewal Term (as hereinafter defined), (ii) Tenant has not been in monetary default of this Lease as defined in Section 9.02, as evidenced by receipt of written notice from Landlord of such monetary default, more than two (2) times during the Term, and Tenant has not been in non-monetary default under this Lease, as evidenced by receipt of written notice from Landlord of such non-monetary default, more than four (4) times during the Term, and (iii) Tenant is in occupancy of the Leased Premises at the time of exercise of each Renewal Option and at the time of commencement of each Renewal Term, then Tenant is granted two (2) options (each a “Renewal Option”) to renew the Term of this Lease for two (2) consecutive periods of three (3) additional years each (each a “Renewal Term”), to commence upon the expiration of the initial Term, and first (1st) Renewal Term, of this Lease.  Tenant shall exercise each Renewal Option by delivering written notice of such election to Landlord at least nine (9) months prior to the expiration of the Term, including any Renewal Term.  The renewals of this Lease shall be upon the same terms and conditions of this Lease, except (a) the Base Rent during each Renewal Term shall be the then prevailing Market Base Rent Rate (defined below) for similar space in the Building or Project at the time such Renewal Term commences, (b) Tenant shall have no option to renew this Lease beyond the expiration of the second (2nd) Renewal Term, (c) Tenant shall not have the right to assign its renewal rights to any subtenant of the Leased Premises or assignee of this Lease, nor may any such subtenant or assignee exercise such renewal rights, and (d) the leasehold improvements will be provided for Tenant’s continued use in their then existing condition (on an “as is” basis) at the time the Renewal Term commences.

As used in this Lease, the term “Market Base Rent Rate” shall mean the prevailing annual rental rate then being charged for single-story, generic office space comparable to other office space in the Project (taking into consideration, but not limited to, use, location and floor level within the applicable building, definition of rentable area, leasehold improvements provided, quality and location of the applicable building, rental concessions (e.g., such as abatements or Lease assumptions) and the time the particular rate under consideration became effective).  It is agreed that bona fide written offers to lease the Leased Premises or comparable space made to Landlord by third parties (at arm’s-length) may be used by Landlord as an indication of Market Base Rent Rate.

Whenever in this Lease a provision calls for a rental rate to be, or be adjusted to, the Market Base Rent Rate, Tenant shall continue to pay Base Rent as so adjusted and the Additional Rent as provided in this Lease.

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EXHIBIT H

FIRST OFFER RIGHT

As long as (i) Tenant is not in default under this Lease as defined in Section 9.02 at the time of exercise of this option or at the time of commencement of the term for the additional space, (ii) Tenant has not been in monetary default of this Lease as defined in Section 9.02,  as evidenced by receipt of written notice from Landlord of such monetary default, more than two (2) times during the Term, and Tenant has not been in non-monetary default under this Lease, as evidenced by receipt of written notice from Landlord of such non-monetary default, more than four (4) times during the Term, and (iii) Tenant is in occupancy of the Leased Premises (in the same, or greater, amount of square footage that was occupied by Tenant as of the Commencement Date) at the time of exercise of this option and at the time of commencement of the term for the additional space, then Landlord hereby grants to Tenant, but not any assignee or subtenant of Tenant, a right (the “First Offer Right”) during the Term to lease in its entirety any space that becomes available that is contiguous to the Leased Premises provided that Tenant leases a minimum of 10,000 to 15,000 additional square feet in the Building (the “Space”) that may become available (i.e., vacant) with the understanding that the configuration and total square footage contained in the Space shall be determined by Landlord, in Landlord’s sole, but reasonable, discretion and Landlord shall notify Tenant of such configuration and square footage at the time of Landlord’s written notice to Tenant of the availability of the Space.  Landlord shall offer the Space to Tenant at the prevailing Market Base Rent Rate (defined below), upon the following terms and conditions:

The First Offer Right set forth herein is subject to any prior existing rights of any third parties and Landlord’s hereby reserved right to continue to lease (by lease amendment or new lease agreement) the Space to the tenant, assignee or subtenant occupying the Space, whether or not pursuant to an option to renew.  Landlord specifically acknowledges and agrees that, as of the Execution Date, there are no other tenants in the Project with any rights to the Space, except for the existing tenant, International Business Machines Corporation.

1.                                      Prior to Landlord leasing the Space to any third party.  Landlord shall provide Tenant with written notice of the availability of the Space and written terms of the expansion.

2.                                      Tenant shall then have ten (10) business days from the date of Landlord’s notice in which to respond, in writing.

3.                                      If Tenant elects to lease the Space, Tenant shall provide Landlord with written notice of such election within ten (10) calendar days of the date of Landlord’s notice.  The parties shall then have thirty (30) calendar days from the date of Tenant’s notice to agree to mutually acceptable terms for Tenant’s leasing the Space and to execute an amendment to this Lease specifying the terms of the expansion.

4.                                      Tenant shall accept the Space in its then-existing condition.  The term of this Lease with regard to the Space shall commence on Tenant’s occupancy of the Space (the “Space Commencement Date”); provided, however, that in no event shall the Space Commencement Date be later than thirty (30) calendar days after the expiration of the prior tenant’s lease.  The term of this Lease for the Space shall expire on the later of: (i) coterminously with the Expiration Date of this Lease, as such may be amended, or (ii) three (3) years from the Space Commencement Date, in which such event the Term of this Lease for the entire Leased Premises shall also be extended to such date.

5.                                      If Tenant does not respond to Landlord’s notice within such ten (10) business day period or provides Landlord with written notice that Tenant does not elect to lease the Space, or if Landlord and Tenant, working in good-faith, fail to execute an amendment to this Lease with regard to the Space, then the First Offer Right shall terminate with regard to the Space described in Landlord’s notice, and Landlord may thereafter lease the Space that was described in Landlord’s notice to any third party on the terms set forth in Landlord’s notice to Tenant.  If such Space becomes available to lease at a later date during the Term, or if Landlord does not lease such Space on the terms set forth in the notice, then Landlord must again offer such Space to Tenant for lease, and the terms and provisions of this First Offer Right shall apply to such re-offered Space.

6.                                      Notwithstanding the foregoing, in the event Tenant leases the Space (either during an initial offering of such Space or a re-offering of such Space), Tenant shall, at Tenant’s sole cost and expense, bring any remaining vacant space in the Building (the “Vacant Space”) to a similar condition to that which existed immediately prior to Tenant’s exercise of its First Offer Right (“Leasable Condition”), including, but not limited to, (i) ensuring Leasable Condition electrical capacity in the Vacant Space, (ii) ensuring Leasable Condition plumbing facilities (including rest rooms) in the Vacant Space, (iii) build-out of a main entry for the Vacant Space, and (iv) any other items required by any federal, state or municipal building code for the Vacant Space (the work done to bring the Vacant Space to a Leasable Condition shall be “Tenant’s Work in the Vacant Space”).  Subject to the aforementioned code requirements, Landlord shall have the right to approve Tenant’s Work in the Vacant Space, with Landlord acting reasonably.

As used in this Lease, the term “Market Base Rent Rate” shall mean the annual rental rate then being charged in the greater Research Triangle Park/Interstate-40 area of North Carolina for space comparable to the space for which the Market Base Rent Rate is being determined (taking into consideration, but not limited to, use, location and floor level within the applicable building, definition of rentable area, leasehold improvements provided, quality and location of the applicable building, rental concessions (e.g., such as abatements or Lease assumptions) and the time the particular rate under consideration became effective).  It is agreed that bona fide written offers to lease the Leased Premises or comparable space made to Landlord by third parties (at arm’s-length) may be used by Landlord as an indication of Market Base Rent Rate.

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STATE OF NORTH CAROLINA

DURHAM COUNTY	LEASE MODIFICATION AGREEMENT NO. 1

THIS LEASE MODIFICATION AGREEMENT NO. 1 (this “Agreement”) is made and entered into as of this      ‘ day of                       ,-2008 (the “Execution Date”), by and between GRE Keystone Technology Parjr One LLC, Delaware limited liability company (“Landlord”), and Liquidia Technologies, Inc., a Delaware corporation authorized to conduct business in the State of North Carolina (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated June 29, 2007 (the “Lease”), pursuant to which Tenant leased approximately 21,210 square feet of flex space contained in Suite 600 (the “Leased Premises”) of the building known as Keystone Technology Park - Building IV, and located at 419 Davis Drive, Durham, North Carolina 27713 (the “Building”). (The Lease is incorporated herein by reference in its entirety.  Any capitalized term used and not otherwise defined herein shall have the meaning ascribed to it in the Lease.); and

WHEREAS, Section 4.09 of the Lease (Amortization of Excess Upfit) allows Tenant, at its option, to pay as Additional Rent the amount that is in excess of the Allowance for the Upfit to the Leased Premises, up to a maximum of Seven Hundred Sixty-eight Thousand Eight Hundred Sixty-two Dollars and Fifty Cents ($768,862.50) (the “Amortized Allowance”), amortized using an annual interest rate of seven percent (7%), commencing November 1, 2008 and amortized over the remaining initial Term of the Lease (i.e., through October 31, 2014), and paid in equal monthly installments (such actual monthly payment shall be the “Upfit Amortization”); and

WHEREAS.  Tenant has notified Landlord of Tenant’s desire repay the Amortized Allowance as Additional Rent under the Lease; and

WHEREAS.  Landlord and Tenant desire to amend the Lease setting forth the actual repayment amount for the Amortized Allowance upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises, rent, mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Amortized Allowance Repayment.  Pursuant to Section 4.09 of the Lease, commencing November 1, 2008 and continuing each month through the remainder of the initial Term of the Lease (i.e., through October 31, 2014), the Amortized Allowance payable by Tenant to Landlord shall equal $13,108.34 per month.  The monthly payment shall be due and payable as of the first day of each month in the same manner as Base Rent under Section 4.01 of the Lease and subject to a Late Charge for late payments in accordance with Section 4.08 of the Lease.

2.                                      Affirmation of Lease Terms.  Except as expressly modified herein, the original terms and conditions of the Lease shall remain in full force and effect.

3.                                      Binding Agreement.  Upon execution by Tenant, this Agreement shall be binding upon Tenant, its legal representatives and successors, and, to the extent assignment may be approved by Landlord hereunder.  Tenant’s assigns.  Upon execution by Landlord, this Agreement shall be binding upon Landlord, its legal representatives, successors and assigns.  This Agreement shall inure to the benefit of Landlord and Tenant, and their respective representatives, successors and permitted assigns.

4.                                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

1

LANDLORD:

GRE Keystone Technology Park One LLC, a Delaware limited liability company

By:	GRE Keystone Technology Park Holdings LLC, a Delaware limited liability company, its Sole Member

By:	Capital Associates Management, LLC, a North Carolina limited liability company, acting as Investment Manager for GRE Keystone Technology Park Holdings LLC

By:	/s/ Stephen P. Porterfield
Stephen P. Porterfield, Delegate Manager

TENANT:

Liquidia Technologies, Inc, a Delaware corporation

By:	/s/ Bruce Boucher

Name:	Bruce Boucher

Title:	President

2

STATE OF NORTH CAROLINA
DURHAM COUNTY	LEASE MODIFICATION AGREEMENT NO. 2

THIS LEASE MODIFICATION AGREEMENT NO. 2 (this “Agreement”) is made and entered into as of this       day of               , 2010 (the “Execution Date”), by and between GRE Keystone Technology Park One LLC, a Delaware limited liability company (“Landlord”), and Liquidia Technologies, Inc., a Delaware corporation authorized to conduct business in the State of North Carolina (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated June 29, 2007 (the “Original Lease”), pursuant to which Tenant leased approximately 21,210 square feet of space contained in Suite 600 (the “Original Leased Premises”) of the building known as Keystone Technology Park - Building IV, and located at 419 Davis Drive, Durham, North Carolina 27713 (the “Building”); and

WHEREAS, Landlord and Tenant entered into that certain Lease Modification Agreement No. 1 dated January 12, 2009 (“Amendment No. 1”), pursuant to which the Upfit Amortization for the Amortized Allowance was set forth.  The Original Lease and Amendment No. 1 are incorporated herein by reference in their entirety and hereinafter collectively referred to as the “Lease”.  Any capitalized term used and not otherwise defined herein shall have the meaning ascribed to it in the Lease; and

WHEREAS, the Suite number set forth in the Lease is Suite 600, but Tenant is using Suite number 100 instead; and

WHEREAS, Exhibit H to the Lease (First Offer Right) contains a First Offer Right for Tenant to lease additional space in the Building that is contiguous to the Original Leased Premises, and Tenant has exercised its First Offer Right for certain additional space; and

WHEREAS, Landlord and Tenant desire to modify the Lease in order to expand the Original Leased Premises and to make certain other modifications to the Lease, upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises, rent, mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Notice Addresses.

The notice address for Landlord, provided in Subsection 2.01(k) of the Lease shall change to the following:

GRE Keystone Technology Park One LLC

c/o Capital Associates

1255 Crescent Green, Suite 300

Cary, North Carolina 27518

(919)233-9901

Landlord and Tenant specifically acknowledge and agree that Landlord’s address for Rent payments shall remain as set forth in Subsection 2.01(k) of the Lease.

2.                                      Suite Number.  Effective as of the Execution Date, Subsection 2.01(b) of the Lease is amended to show that the Suite number for the Leased Premises is “Suite 100”.

3.                                      Leased Premises/Occupancy Limit.

4.                                      Effective as of March 1, 2011 (the “Expansion No. 1 Date”), Subsection 2.01(b) of the Lease is amended to show that the “Leased Premises” shall contain approximately 36,831 square feet of space, including the 15,621 square feet of additional space contained in the Building and shown on Exhibit A-l-a (“Expansion No. 1”)

1

and thereafter the Leased Premises shall be as described in the attached Exhibit A-l-b, both of which are incorporated by reference in this Agreement in their entirety.

5.                                      Effective as of March 1, 2011, the Permitted Maximum Occupancy set forth in Subsection 2.01(i) of the Lease shall be changed to “145 persons”.

6.                                      Rent.  Effective as of the Expansion No. 1 Date, Base Rent shall be as follows:

7.                                      Base Rent shall be a blended sum of the following:  for the Leased Premises, Base Rent shall continue to be as set forth in the Original Lease (including all escalations as set forth therein), and with regard to Expansion No. 1, (i) shall be equal to $10.70 per square foot, per annum, (ii) abated in full for the first six (6) full months after the Expansion No. 1 Date and abated in part (so that the rental shall equal $5.35 per square foot, per annum) for full months seven (7) through nine (9) after the Expansion No. 1 Date, and (iii) escalated by 3.0% on the first day of the 13th full anniversary month and each subsequent annual anniversary of the Expansion No. 1 Date throughout the Term (i.e., each March 1st); and

8.                                      Therefore, the Base Rent chart set forth in Subsection 2.01(d) of the Lease is amended as follows:

Full Month(s) after Expansion No. 1 Date	Date(s)	Original Leased Premises Monthly Base Rent (21,210SF)	Expansion ’ No. 1 Monthly Base Rent (15,621 SF)	Total Monthly Base Rent	Annual (or for time period noted) Base Rent
Prior to Expansion No. 1	11/1/10 through 2/28/11	$20,279.65	N/A	$20,279.65	$40,559.30 (for 2 months)
1 through 6	3/1/11 through 8/31/11	$20,279.65	$0.00 ($10.70/SF Base Rent abated)	$20,279.65	$121,677.90 (for 6 months)
7 through 9	9/1/11 through 11/30/11	$20,279.65	$6,964.36 (1/2 of S10.70/SF Base Rent abated)	$27,244.01	$81,732.03 (for 3 months)
10 through 12	12/1/11 through 2/29/12	$20,888.04	$13,928.73	$34,816.77	$104,450.31 (for 3 months)
13 through 20	3/1/12 through 10/31/12	$20,888.04	$14,346.59	$35,234.63	$281,877.04 (for 8 months)
21 through 24	11/1/12 through 2/28/13	$21,514.68	$14,346.59	$35,861.27	$143,445.08 (for 4 months)
25 through 32	3/1/13 through 10/31/13	$21,514.68	$14,776.99	$36,291.67	$290,333.36 (for 8 months)
33 through 36	11/1/13 through 2/28/14	$22,160.12	$14,776.99	$36,937.11	$147,748.44 (for 4 months)
37 through 44	3/1/14 through 10/31/14	$22,160.12	$15,220.30	$37,380.42	$299,043.36 (for 8 months)

In addition to the foregoing, Tenant shall continue to be liable to Landlord for the Additional Rent applicable to the Original Leased Premises and Expansion No. 1 as set forth in the Lease.  For purposes of clarity, Tenant will be liable to Landlord for the Additional Rent applicable to Expansion No. 1 during the abated Base Rent period set forth above.  Effective as of the Expansion No. 1 Date, Tenant’s total monthly TICAM Expense Adjustment payment is estimated to equal $8,962.21 based upon estimated TICAM Expenses of $2.92 per square foot, per annum.

9.                                      Cap on TICAM Expenses.  The last three sentences of Section 4.04 (c) shall be deleted in its entirety and replaced with the following:

2

Notwithstanding the foregoing, commencing January 1, 2011, and for purposes of determining Tenant’s annual TICAM Expense Adjustment in any calendar year of the Term, the TICAM Expenses which are controllable by Landlord (the “Controllable TICAM”) shall not exceed the Controllable TICAM for the year ending December 31, 2010 (which for purposes of the annual TICAM Expense Adjustment calculation shall be treated as the “base year”), increased at a rate of five percent (5%), compounded annually.  The limitation shall not apply to the following expenses:  taxes, insurance, utilities, refuse collection, weather related cleanup, and any other TICAM Expense item not within Landlord’s reasonable control (the “Uncontrollable Expenses”).  Any expenses other than Uncontrollable Expenses shall be Controllable TICAM.

10.                               Tenant Improvements.  Effective as of the Execution Date, the Lease is amended by the addition of the attached Exhibit B with respect to the fitup work in the Original Leased Premises and Expansion No. 1.

11.                               Security.  Within ten (10) business days of the full execution and delivery of this Agreement, Tenant shall provide Landlord with additional Security for the Lease in the amount of $11,000.00 and thereafter, Subsection 2.01(i) of the Lease will be changed to reflect the total Security for the Lease as “$36,000.00”.

12.                               First Offer Right.  Even though Tenant has exercised its First Offer Right with regard to the Space, Landlord shall keep the First Offer Right set forth in Exhibit H to the Lease intact, but the “Space” shall now be as set forth on the attached, Exhibit H-l, and Tenant shall retain the option to lease a minimum of 10,000 square feet contained in the revised Space.

13.                               Brokerage/Indemnification.  Landlord and Tenant each represent to the other that they, respectively, have had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement except for Capital Associates Management, LLC, Landlord’s broker, and Cassidy Turley, Tenant’ broker, and that they, respectively, know of no other real estate broker or agent who is entitled to a commission or finder’s fee in connection with this Agreement.  Each party shall indemnify, protect, defend and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, but not limited to, reasonable attorneys’ fees) for any leasing commission, finder’s fee or equivalent compensation alleged to be owed on account of dealings with any other than the above-stated real estate brokers by the party from whom indemnification is sought.  Landlord shall pay the commissions or fees due with respect to Expansion No. 1 to the above-stated Landlord’s broker.  Landlord’s broker will then pay Tenant’s broker.

14.                               Affirmation of Lease.  Except as expressly modified herein, the original terms and conditions of the Lease shall remain in full force and effect.

15.                               Binding Agreement.  Upon execution by Tenant, this Agreement shall be binding upon Tenant, its legal representatives and successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant’s assigns.  Upon execution by Landlord, this Agreement shall be binding upon Landlord, its legal representatives, successors and assigns.  This Agreement shall inure to the benefit of Landlord and Tenant, and their respective representatives, successors and permitted assigns.

16.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

(Signatures appear on the following page.)

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

LANDLORD:

GRE Keystone Technology Park One LLC, a Delaware limited liability company

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By:	GRE Keystone Technology Park Holdings LLC, a Delaware limited liability company, its Sole Member

By:	Capital Associates Management, LLC, a North Carolina limited liability company, acting as Investment Manager for GRE Keystone Technology Park Holdings LLC

By:	/s/ Stephen P. Porterfield
Stephen P. Porterfield, Delegate Manager

TENANT:

Liquidia Technologies, Inc, a Delaware corporation

By:	/s/ Bruce Boucher

Name:	Bruce Boucher

Title:	President

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EXHIBIT A-1-a

EXPANSION NO. 1

Keystone Technology Park - Building IV
419 Davis Drive
Durham, North Carolina 27713

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EXHIBIT A-b

ENTIRE LEASED PREMISES (from and after the Expansion No. 1 Date)

Keystone Technology Park - Building IV
419 Davis Drive, Suite 100
Durham, North Carolina 27713

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EXHIBIT B

WORKLETTER AGREEMENT

1)            Existing Condition and Expansion No. 1 Tenant Improvements.  The condition of the Original Leased Premises and Expansion No. 1 as of the date of this Agreement, as is and with all faults, shall be deemed the “Existing Condition”.  All demolition of and improvements made to the Existing Condition in accordance with the Schematic Space Plan and Plans (both defined below) shall be deemed the “Tenant Improvements”.

2)            Allowance.  Landlord shall provide Tenant with a tenant improvement allowance in the amount not to exceed $124,968.00 (the “Expansion Allowance”), to pay for the costs and expenses incurred by Landlord for the design and construction of Expansion No. 1 and modifications to the design and construction of the Original Leased Premises.  The costs and expenses shall include, but not be limited to, the costs and expenses of any (i) design and construction services related to architectural, plumbing, mechanical and electrical trades, (ii) demolition work, (iii) construction administration services provided by Landlord’s architect and consulting engineers, and (iv) other work necessary to demise the space.  Costs and expenses shall also include all costs associated with any contractor’s general conditions, permits (including any new or changes to development, facility or transportation impact fees), taxes, insurance and fees (but shall not include a construction management fee for Landlord).

3)            Design.  Landlord shall cause an architect and one or more engineers, each of whom shall be designated by Landlord and reasonably approved by Tenant, to consult with Tenant and to prepare architectural, plumbing, mechanical and electrical plans that are (i) consistent with the “Schematic Space Plan” for the Leased Premises (including Expansion No. 1), (ii) sufficiently detailed for pricing, approval and construction of the Tenant Improvements, and (iii) subject to Landlord’s approval, which shall not be unreasonably withheld (the “Detailed Plans”).  All partitions, doors, hardware, ceiling tile, window coverings, plumbing, HVAC, lighting fixtures, switches, outlets and life safety items shall be designed in Landlord’s standard manner.  Carpet, paint, and millwork shall be selected and designed in Landlord’s standard manner and from Landlord’s standard finishes, unless otherwise agreed to by Landlord-, in accordance with Section 4 herein.  Tenant shall furnish to Landlord all other information and technical data reasonably necessary for the preparation of the Detailed Plans within two (2) business days of Landlord’s request therefor, or as otherwise agreed to by Tenant and Landlord, so as not to delay the design, pricing, approval and construction of the Tenant Improvements by the Expansion No. 1 Date.  Tenant has authorized Bruce Boucher (“Tenant’s Representative”) to represent Tenant for all purposes related to the design and construction of the Tenant Improvements, including approval of the Plans and any Change Orders (as defined below), and approval by Tenant’s Representative shall constitute approval by Tenant.

4)            Approval of Plans and Cost.  Landlord shall cause a general contractor or contractors designated by Landlord and reasonably approved by Tenant, to prepare detailed pricing of construction of the Tenant Improvements pursuant to the Detailed Plans.  Landlord shall submit to Tenant for Tenant’s approval (i) the Detailed Plans and (ii) an itemized cost statement of all design and construction costs related to the Tenant Improvements (the “Cost Statement”).  Within five (5) business days after its receipt of the Detailed Plans and Cost Statement, Tenant shall approve the Detailed Plans and the Cost Statement in writing, subject to any modifications or changes in the Detailed Plans requested by Tenant.  Landlord, in its reasonable discretion, shall retain final approval rights for the Detailed Plans.  After Tenant’s approval of the Detailed Plans and the Cost Statement, or in the event Tenant does not respond to Landlord within such five (5) business day period, the Detailed Plans and the Cost Statement shall be deemed to be approved by Tenant, and the approved Detailed Plans shall be thereafter deemed the “Plans”.  Notwithstanding anything to the contrary contained herein, if the costs and expenses of the Tenant Improvements as approved by Tenant exceed the Expansion Allowance, then Tenant shall be obligated to pay for all such excess costs.  Landlord shall submit an invoice to Tenant for such excess costs at the time the Detailed Plans and Cost Statement are approved or deemed approved by Tenant, and Tenant shall pay the excess costs within fifteen (15) days of receipt of Landlord’s invoice therefor.  If the cost of designing and constructing the Tenant Improvements as approved by Tenant is less than the Expansion Allowance, Tenant shall not be entitled to any refund of the unused portion of the Expansion Allowance.

5)            Change Orders and Additional Costs.  After approval of the Cost Statement by Tenant, additional costs will likely be incurred by Landlord.  These costs may include, without limitation, design costs that may not yet have been billed, design costs for selection of finishes, costs for construction clarifications and other construction

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administration by the architect or engineers, construction changes required by governmental inspectors, and changes to the Plans or actual construction initiated by Tenant.  From time to time, Landlord shall update the previously approved Cost Statement to account for the subsequent changes in cost, and Tenant shall pay any cost in excess of the Expansion Allowance and not previously paid by Tenant within fifteen (15) days of receipt of an invoice detailing such costs.  For changes initiated by Tenant that will revise the previously approved Cost Statement or the construction schedule and increase the costs associated therewith, a change order (“Change Order”) shall be prepared by Landlord, its architect, or general contractor.  Each Change Order shall include information regarding any revisions to the cost and construction schedule, and shall provide sufficient information for evaluation by Landlord, its architect, and Tenant.  Before the work detailed on the Change Order proceeds, Tenant’s Representative must approve the Change Order, including any increase in cost and time.  Tenant shall have two (2) business days to approve each Change Order, unless Landlord grants Tenant more time.  If Tenant does not approve the Change Order within the approval period, the Change Order shall be deemed disapproved by Tenant.  If the Change Order is not approved or deemed disapproved, Landlord shall not proceed with the work contemplated in the Change Order.  If the Change Order is approved and the additional cost exceeds Five Thousand Dollars ($5,000.00), are in excess of the Expansion Allowance, and if requested by Landlord, Tenant shall pay the cost of any such Change Order before Landlord proceeds with the work that is the subject of the Change Order.

6)            Construction.  After Tenant (i) approves the Detailed Plans and the Cost Statement, (or if Tenant does not respond to Landlord regarding the Detailed Plans and the Cost Statement, as set forth in Section 4 herein), and (ii) pays any and all costs in excess of the Expansion Allowance as set forth in Section 4 herein, then Landlord shall be entitled to cause, and shall cause, the general contractor designated by Landlord to construct the Tenant Improvements in accordance with the Plans and the Cost Statement.

7)            Delay.  There shall be no delay in the commencement of payments of Rent with regard to Expansion No.1, even if the Tenant Improvements are not completed by March 1, 2011.

8)            Tenant’s Access to Expansion No. 1.  Landlord shall permit Tenant and its agents reasonable access to Expansion No. 1 during normal business hours prior to the Expansion No. 1 Date for the purpose of installing telephone and computer cabling, equipment, fixtures and other personal property, and the entry and use of Expansion No. 1 shall not constitute acceptance of Expansion No. 1 nor Tenant’s acknowledgment of the Expansion No. 1 Date of the Lease, unless Tenant commences the operation of any portion of its business therein.  This right of entry onto Expansion No. 1 is a license from Landlord to Tenant which is subject to revocation in the event that Tenant or its employees, contractors or agents causes or is the cause of any code or governmental violation, labor dispute, delay or damage during the period which results from, whether directly or indirectly, the installation or delivery of the foregoing, or otherwise becomes in default of any term, covenant or condition of the Lease as provided in Section 9.02.  Prior to Tenant’s entry onto Expansion No. 1 in accordance herewith, Tenant shall demonstrate to Landlord that it has obtained the insurance required and is in compliance with Section 8.04 of the Lease.

9)            Warranties.  Landlord shall cause the repair or replacement of any defects in material or workmanship in the Tenant Improvements installed by Landlord for a period of one (1) year after the date of substantial completion of the Tenant Improvements, or the duration of any manufacturer’s warranty, whichever is longer, provided Tenant notifies Landlord of the defect as soon as reasonably practicable after the date Tenant discovers the defect.  LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH THE TENANT IMPROVEMENTS EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 8.  Tenant’s sole remedy for the breach of any applicable warranty shall be the remedy set forth in this Section 8.  Tenant agrees that no other remedy, including without limitation, incidental or consequential damages for lost profits, injury to person or property or any other incidental or consequential loss, shall be available to Tenant.

10)          Compliance with Certain Requirements.  At any time before, during, and after construction, Landlord shall have the right to require changes to the Plans and construction in order to comply with applicable building codes, other governmental requirements, and insurance requirements.  Neither Landlord’s nor Tenant’s approval of the Plans is a warranty that the Plans comply with applicable building codes, other governmental requirements, and insurance requirements.

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11)          No Liability.  Notwithstanding the review and approval by Landlord of the Detailed Plans and any changes to same, Landlord shall have no responsibility or liability, including the costs of additional or corrective work, in regard to the safety, sufficiency, adequacy or legality thereof, and Tenant shall look solely to the party(ies) preparing same as the party(ies) responsible for ensuring that the Detailed Plans and changes thereto (and the architectural and engineering completeness and sufficiency thereof and the Tenant Improvements constructed as a result thereof) are in compliance with all applicable laws and regulations, and Tenant’s stated intended use.

(The remainder of this page intentionally left blank.)

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EXHIBIT H_1

THE SPACE

Keystone Technology Park - Building IV
419 Davis Drive
Durham, North Carolina 27713

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THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Amendment) is entered into between LCFRE DURHAM KEYSTONE TECHNOLOGY PARK, L.P., a Delaware limited partnership (‘Landlord’), and LIQUIDIA TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), with reference to the following:

A.            GRE Keystone Technology Park One LLC (predecessor-in-interest to Landlord) and Tenant entered into that certain Lease Agreement dated June 29, 2007, as amended by that certain Lease Modification Agreement No. 1 dated January 12, 2009, and that certain Lease Modification Agreement No. 2 dated December 17, 2010 (as amended, the “Lease “), covering approximately 36.831 rentable square feet known as Suite 100 on the 1st floor (the “Premises”) of 419 Davis Drive, Durham, North Carolina, commonly known as Keystone Technology Park - Building IV (the “Building”).

B.            Landlord and Tenant now desire to further amend the Lease as set forth below.  Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.             First Extension Period.  The term of the Lease is extended for a period of 36 months (the “First Extension Period’) commencing on November 1, 2014 and expiring on October 31, 2017 Tenant acknowledges that it has no further extension or renewal rights or options under the Lease except for the one remaining option to renew for 3 years as set forth in Exhibit G of the Lease.

2.             Base Rent.  Commencing on November 1, 2014 and continuing through the First Extension Period, Tenant shall, at the time and in the manner provided in the Lease, pay to Landlord as Base Rent for the Premises the amounts set forth in the following rent schedules, plus any applicable tax thereon:

Premises

FROM	THROUGH	RATE	MONTHLY BASE RENT
November 1,2014	October 31. 2015	$12.75	$39,132.94
November 1,2015	October 31, 2016	$13.13	$40,299.25
November 1, 2016	October 31, 2017	$12.53	$41,526.95

3.             TICAM Expenses.  Tenant shall continue to pay Tenant’s Pro Rata Share of TICAM Expenses as more particularly described in Article 4 of the Lease during the First Extension Period.

4.             Condition of Premises.  Tenant accepts the Premises in its “as-is” condition.  However, any necessary construction of leasehold improvements shall be accomplished and the cost of such construction shall be paid in accordance with the “Work Letter” between Landlord and Tenant attached to this Amendment as Exhibit A.  Tenant acknowledges that Landlord has not undertaken to perform any modification, alteration or improvement to the Premises.  TENANT WAIVES ANY CLAIMS DUE TO DEFECTS IN THE PREMISES.  Tenant waives the right to terminate the Lease due to the condition of the Premises.  Nothing in this Section shall be deemed to negate Landlord’s repair and maintenance obligations under the Lease.

5.             Consent.  This Amendment is subject to, and conditioned upon, any required consent or approval being unconditionally granted by Landlord’s mortgagee(s).  If any such consent shall be denied, or granted subject to an unacceptable condition, this Amendment shall be null and void and the Lease shall remain unchanged and in full force and effect.

6.             Broker.  Tenant represents and warrants that it has not been represented by any broker or agent in connection with the execution of this Amendment, except Jim Allaire of Cushman & Wakefield/Thalhimer as

Tenant’s broker, and Sue Back and Jordan Betz of Cushman & Wakefield/Thalhimer as Landlord’s broker whose commissions shall be paid by Landlord pursuant to separate written agreements.  Tenant shall indemnify, defend and hold harmless Landlord and its designated property management, construction and marketing firms, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any other broker or agent or similar party claiming by, through or under Tenant in connection with this Amendment.  Landlord shall indemnify, defend and hold harmless Tenant and its partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any other broker or agent or similar party claiming by, through or under Landlord in connection with this Amendment.

7.             OFAC List Representation.  Tenant hereby represents and warrants to Landlord that neither Tenant nor any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person: (a) that is listed in the annex to.  or is otherwise subject to the provisions of.  Executive Order 13224 issued on September 24, 2001 (“EO 13224”): (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specially Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to.  the OFAC website, http:www.treas.gov/ofac/tl lsdn.pdf); (c) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (d) who is otherwise affiliated with any entity or person listed above.

8.             Time of the Essence.  Time is of the essence with respect to Tenant’s execution and delivery to Landlord of this Amendment.  If Tenant fails to execute and deliver a signed copy of this Amendment to Landlord by 5:00 p.m. (in the city in which the Premises is located) on May 30, 2014, this Amendment shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord.  Landlord’s acceptance, execution and return of this Amendment shall constitute Landlord’s agreement to waive Tenant’s failure to meet such deadline.

9.             Miscellaneous.  This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant.  This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter.  There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment on which the parties have relied.  Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

[Signatures to follow]

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LANDLORD AND TENANT enter into this Amendment as of the Effective Date specified below Landlord’s signature.

LANDLORD:

LCFRE DURHAM KEYSTONE
TECHNOLOGY PARK, L.P., a
Delaware limited partnership

By: LCFRE Durham Keystone Technology Park GP. LLC. a Delaware limited liability company, its general partner

By:	/s/ Thomas P. Paterson
Name:	Thomas P. Paterson
Title:	Vice President
Effective date: June 25,2014

TENANT:

LIQUIDIA TECHNOLOGIES, INC., a
Delaware corporation

By:	/s/ Timothy Albury
Name:	Timothy Albury
Title:	CFO

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EXHIBIT A

WORK LETTER

This Work Letter is attached as an Exhibit to that certain Third Amendment to Lease Agreement (the “Amendment”) between LCFRE DURHAM KEYSTONE TECHNOLOGY PARK, L.P., as Landlord, and LIQUIDIA TECHNOLOGIES, INC., as Tenant, that amends that certain Lease Agreement dated June 29, 2007 (as amended, the “Lease”) and relating to the lease by Landlord to Tenant of that certain Premises.  Unless otherwise specified, all capitalized terms used in this Work Letter shall have the same meanings as in the Lease as amended by the Amendment.

1.             Construction.  Tenant agrees to construct leasehold improvements (the “Tenant Work”) in a good and workmanlike manner in and upon the Premises, at Tenant’s sole cost and expense, in accordance with the following provisions.  After completion.  Tenant shall submit to Landlord for Landlord’s approval complete plans and specifications for the construction of the Tenant Work (“Tenant’s Plans”).  Within 10 business days after receipt of Tenant’s Plans, Landlord shall review and either approve or disapprove Tenant’s Plans.  If Landlord disapproves Tenant’s Plans, or any portion thereof, Landlord shall notify Tenant thereof and of the revisions Landlord requires before Landlord will approve Tenant’s Plans.  Within 10 business days after Landlord’s notice, Tenant shall submit to Landlord, for Landlord’s review and approval, plans and specifications incorporating the required revisions.  The final plans and specifications approved by Landlord are hereinafter referred to as the “Approved Construction Documents”.  Tenant will employ experienced, licensed contractors, architects, engineers and other consultants, approved by Landlord, to construct the Tenant Work and will require in the applicable contracts that such parties (a) carry insurance in such amounts and types of coverages as are reasonably required by Landlord, and (b) design and construct the Tenant Work in a good and workmanlike manner and in compliance with all laws.  Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the construction and installation of the Tenant Work shall be carried out by Tenant’s contractor under the sole direction of Tenant, in compliance with all Building rules and regulations and in such a manner so as not to unreasonably interfere with or disturb the operations, business, use and enjoyment of the Project by other tenants in the Building or the structural calculations for imposed loads.  Tenant shall obtain from its contractors and provide to Landlord a list of all subcontractors providing labor or materials in connection with any portion of the Tenant Work prior to commencement of the Tenant Work.  Tenant warrants that the design, construction and installation of the Tenant Work shall conform to the requirements of all applicable laws, including building, plumbing and electrical codes and parameters, and the requirements of any authority having jurisdiction over, or with respect to, such Tenant Work.

2.             Costs.  Subject to the terms and conditions of this Section 2.  Landlord will provide Tenant with an allowance (the “Reimbursement Allowance”) to be applied towards the cost of constructing the Tenant Work.

(A)          Landlord’s obligation to reimburse Tenant for Tenant’s construction of the Tenant Work shall be: (i) limited to actual costs incurred by Tenant in its construction of the Tenant Work; (ii) limited to an amount up to, but not exceeding, $3.00 multiplied by the rentable square footage of the Premises; and (iii) conditioned upon Landlord’s receipt of written notice (which notice shall be accompanied by invoices and documentation set forth below) from Tenant that the Tenant Work has been completed and accepted by Tenant.  The cost of (a) all space planning, design, consulting or review services and construction drawings, (b) extension of electrical wiring from Landlord’s designated location(s) to the Premises, (c) purchasing and installing all building equipment for the Premises (including any submitters and other above building standard electrical equipment approved by Landlord), (d) required metering, re- circuiting or re-wiring for metering, equipment rental, engineering design services, consulting services, studies, construction services, cost of billing and collections, (e) materials and labor, and (f) an asbestos survey of the Premises if required by applicable law.  shall all be included in the cost of the Tenant Work and may be paid out of the Reimbursement Allowance, to the extent sufficient funds are available for such purpose.  Any reimbursement obligation of Landlord under this Work Letter shall be applied solely to the purposes specified above, as allocated, within 365 days after the Effective Date or be forfeited with no further obligation on the part of Landlord.

(B)          Landlord shall pay the Reimbursement Allowance to Tenant within 45 days following Landlord’s receipt of (i) third-party invoices for costs incurred by Tenant in constructing the Tenant Work; (ii)

evidence that Tenant has paid the invoices for such costs; and (iii) final lien waivers from any contractor or supplier who has constructed or supplied materials for the Tenant Work.  If the costs incurred by Tenant in constructing the Tenant Work exceed the Reimbursement Allowance, then Tenant shall pay all such excess costs and Tenant agrees to keep the Premises and the Project free from any liens arising out of the non-payment of such costs.

(C)          All installations and improvements now or hereafter placed in the Premises other than building standard improvements shall be for Tenant’s account and at Tenant’s cost.  Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto, which cost shall be payable by Tenant to Landlord as additional Rent within 30 days after receipt of an invoice therefor.  Tenant’s failure to pay such cost shall constitute an event of default under the Lease.

3.             ADA Compliance.  Tenant shall, at its expense, be responsible for ADA compliance in the Premises, including restrooms on any floor now or hereafter leased or occupied in its entirety by Tenant, its affiliates or transferees.  Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply with ADA requirements.  Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant.  Landlord’s approval of the Approved Construction Documents shall not be deemed a statement of compliance with applicable Laws, nor of the accuracy, adequacy, appropriateness, functionality or quality of the improvements to be made according to the Approved Construction Documents.

4.             Landlord’s Oversight and Coordination.  Construction of the Tenant Work shall be subject to oversight and coordination by Landlord, but such oversight and coordination shall not subject Landlord to any liability to Tenant.  Tenant’s contractors or any other person.  Landlord has the right to inspect construction of the Tenant Work from time to time.

5.             Assumption of Risk and Waiver.  Tenant hereby assumes any and all risks involved with respect to the Tenant Work and hereby releases and discharges all Landlord parties from any and all liability or loss, damage or injury suffered or incurred by Tenant or third parties in any way arising out of or in connection with the Tenant Work.

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into between DURHAM KTP TECH 4, LLC, a Delaware limited liability company (“Landlord”), and LIQUIDIA TECHNOLOGIES, INC., a Delaware corporation (“Tenant”), with reference to the following:

A.            GRE Keystone Technology Park One LLC (predecessor-in-interest to Landlord) (“GRE”) and Tenant entered into that certain Lease Agreement dated June 29, 2007, as amended by that certain Lease Modification Agreement No. 1 dated January 12, 2009, that certain Lease Modification Agreement No. 2 dated December 17, 2010, and that certain Third Amendment to Lease Agreement dated June 25, 2014 (as amended, the “Lease”), covering approximately 36,831 rentable square feet known as Suite 100 on the first floor (the “Premises”) of Keystone Technology Park Building IV, 419 Davis Drive, Durham, North Carolina (the “Building”).

B.            GRE assigned its interest in the Lease to LCFRE Keystone Technology Park, L.P, which subsequently assigned its interest in the Lease to Landlord.

C.            Landlord and Tenant now desire to further amend the Lease as set forth below.  Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.             Second Extension Period.  The Term of the Lease is extended for a period of approximately 60 months (the “Second Extension Period”) commencing on November 1, 2017, and expiring on October 31, 2022.  Tenant acknowledges that it has no remaining options to extend the Term under the Lease except as provided in Section 5 below.  All other renewal rights and options are hereby deleted and of no further force or effect.

2.             Base Rent.  Commencing on November 1, 2017 and continuing through the Second Extension Period, Tenant shall, at the time and in the manner provided in the Lease, pay to Landlord as Base Rent the amounts set forth in the following rent schedule, plus any applicable tax thereon:

FROM	THROUGH	RATE	ANNUAL BASE RENT
November 1, 2017	October 31, 2018	$15.25	$561,672.72
November 1, 2018	October 31, 2019	$15.71	$578,615.04
November 1, 2019	October 31,2020	$16.18	$595,925.64
November 1, 2020	October 31, 2021	$16.66	$613,604.52
November 1, 2021	October 31, 2022	$17.16	$632,019.96

3.             Additional Rent.  Tenant shall continue to pay Tenant’s Proportionate Share of Expenses as set forth in Section 4 of the Lease.

4.             Condition of Premises.  Tenant accepts the Premises in its “as-is” condition AND CONFIGURATION, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY LANDLORD REGARDING THE PREMISES AND THE BUILDING.  TENANT HEREBY AGREES THAT THE PREMISES ARE IN GOOD ORDER AND SATISFACTORY CONDITION.  However, any necessary construction of leasehold improvements shall be accomplished and the cost of such construction shall be paid in accordance with the “Work Letter” between Landlord and Tenant attached to this Amendment as Exhibit A.

5.             Option Term.

(a)           Option Right.  Landlord hereby grants to the originally named Tenant herein (“Original Tenant”) one (1) option to extend the Lease Term for a period of five (5) years (the “Option Term”), which option shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the Second Extension Period, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of such notice, Tenant is not in default under the Lease, after the expiration of any applicable notice and cure period; (ii) as of the end of the Second Extension Period, Tenant is not in default under the Lease, after the expiration of any applicable notice and cure period; (iii) Tenant has not previously been in default under the Lease, after the expiration of any applicable notice and cure period, more than twice; and (iv) the Lease then remains in full force and effect and Original Tenant or an Affiliate (as such term is defined in the Lease) with a net worth equal to or greater than that of Original Tenant occupies the entire Premises at the time the option to extend is exercised and as of the commencement of the Option Term.  Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect.  Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years.  The rights contained in this Section 5 shall be personal to Original Tenant, and may be exercised by Original Tenant (and not by any assignee, sublessee or other transferee of Tenant’s interest in the Lease).

(b)           Option Rent.  The annual Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term.  The “Fair Rental Value” as used in this Section 5, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 5, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”)’, (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces.  The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind.  The term “Comparable Buildings” shall mean the Building and those other class A life sciences buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation of to the building), quality of construction, level of services and amenities, size and appearance, and are located in Durham, North Carolina and the surrounding commercial area.

(c)           Determination of Option Rent.  In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent on or before the Lease Expiration Date.  If Tenant, on or before the date which is ten (10) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts.  If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with the provisions below.  If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have objected to Landlord’s determination of Option Rent.

(i)            Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of other class A life sciences buildings located in the Durham, North Carolina market area.  The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements above, as determined by the arbitrators.  Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.  Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions.  The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

(ii)           The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance.  The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

(iii)          The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

(iv)          The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

(v)           If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of Durham County to appoint such Advocate Arbitrator subject to the criteria above, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

(vi)          If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of Durham County to appoint the Neutral Arbitrator, subject to criteria above, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

(vii)         The cost of the arbitration shall be paid by Landlord and Tenant equally.

(viii)        In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party,

6.             Broker.  Each party represents and warrants to the other that it has not been represented by any broker or agent in connection with the execution of this Amendment, other than Thalhimer Raleigh LLC as Landlord’s agent, and Thalhimer Raleigh LLC, as Tenant’s agent Each party shall indemnify the other and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) relating to its breach of the foregoing representation.

7.             OFAC List Representation.  Tenant hereby represents and warrants to Landlord that neither Tenant nor, to its knowledge, any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person: (a) that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”); (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/tllsdn.pdf); (c) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (d) who is otherwise affiliated with any entity or person listed above.

8.             Miscellaneous.  This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant.  This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter.  There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment.  Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.  This Amendment may be executed in one or more counterparts, including by facsimile or electronic copy.

[Signatures to follow]

LANDLORD AND TENANT enter into this Amendment as of the Effective Date specified below Landlord’s signature.

LANDLORD:

DURHAM KTP TECH 4, LLC,
a Delaware limited liability company

By:	/s/ Jamison N. Peschel
	Name:	Jamison N. Peschel
	Title:	Authorized Signatory

Effective Date: Nov. 17,2015

TENANT:

LIQUIDIA TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Timothy Albury
	Name:	Timothy Albury
	Title:	CFO

EXHIBIT A

TENANT WORK LETTER

This Tenant Work Letter is attached as an Exhibit to that certain Fourth Amendment to Lease Agreement (the “Amendment”) between DURHAM KTP TECH 4, LLC, as Landlord, and LIQUIDIA TECHNOLOGIES, INC., as Tenant, that amends that certain Lease Agreement dated June 29, 2007 (as amended, the “Lease”) and relating to the lease by Landlord to Tenant of that certain Premises.  Unless otherwise specified, all capitalized terms used in this Work Letter shall have the same meanings as in the Lease as amended by the Amendment.

1.   Construction.  Tenant agrees to construct leasehold improvements (the “Tenant Work”) in a good and workmanlike manner in and upon the Premises, at Tenant’s sole cost and expense, in accordance with the following provisions.  Prior to construction, Tenant shall submit to Landlord for Landlord’s approval complete plans and specifications for the construction of the Tenant Work (“Tenant’s Plans”).  Within 10 business days after receipt of Tenant’s Plans, Landlord shall review and either approve or disapprove Tenant’s Plans.  If Landlord disapproves Tenant’s Plans, or any portion thereof, Landlord shall notify Tenant thereof and of the revisions Landlord requires before Landlord will approve Tenant’s Plans.  Within 10 business days after Landlord’s notice, Tenant shall submit to Landlord, for Landlord’s review and approval, plans and specifications incorporating the required revisions.  The final plans and specifications approved by Landlord are hereinafter referred to as the “Approved Construction Documents”.  Tenant will employ experienced, licensed contractors, architects, engineers and other consultants, approved by Landlord, to construct the Tenant Work and will require in the applicable contracts that such parties (a) carry insurance in such amounts and types of coverages as are reasonably required by Landlord, (b) list the Landlord and its partners as additional insureds, and (c) design and construct the Tenant Work in a good and workmanlike manner and in compliance with all laws.  Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the construction and installation of the Tenant Work shall be carried out by Tenant’s contractor under the sole direction of Tenant, in compliance with all Building rules and regulations and in such a manner so as not to unreasonably interfere with or disturb the operations, business, use and enjoyment of the Project by other tenants in the Building or the structural calculations for imposed loads.  Tenant shall obtain from its contractors and provide to Landlord a list of all subcontractors providing labor or materials in connection with any portion of the Tenant Work prior to commencement of the Tenant Work.  Tenant warrants that the design, construction and installation of the Tenant Work shall conform to the requirements of all applicable laws, including building, plumbing and electrical codes and parameters, and the requirements of any authority having jurisdiction over, or with respect to, such Tenant Work.

2.   Costs.  Subject to the terms and conditions of this Section 2, Landlord will provide Tenant with an allowance (the “Reimbursement Allowance”) to be applied towards the cost of constructing the Tenant Work.

(A) Landlord’s obligation to reimburse Tenant for Tenant’s construction of the Tenant Work shall be: (i) limited to actual costs incurred by Tenant in its construction of the Tenant Work; (ii) limited to an amount up to, but not exceeding, $10.00 multiplied by the rentable square footage of the Premises; and (iii) conditioned upon Landlord’s receipt of written notice (which notice shall be accompanied by invoices and documentation set forth below) from Tenant that the Tenant Work has been completed and accepted by Tenant.  The cost of (a) all space planning, design, consulting or review services and construction drawings, (b) extension of electrical wiring from Landlord’s designated location(s) to the Premises, (c) purchasing and installing all building equipment for the Premises (including any submeters and other above building standard electrical equipment approved by Landlord), (d) required metering, re-circuiting or re-wiring for metering, equipment rental, engineering design services, consulting services, studies, construction services, cost of billing and collections, (e) materials and labor, (f) a 1% project management fee as outlined below in Section 4, payable to Landlord or its affiliates on total construction costs, and (g) an asbestos survey of the Premises if required by applicable law, shall all be included in the cost of the Tenant Work and may be paid out of the Reimbursement Allowance, to the extent sufficient funds are available for such purpose.  Any reimbursement obligation of Landlord under this Work Letter shall be applied solely to the purposes specified above, as allocated, within 365 days after the Effective Date or be forfeited with no further obligation on the part of Landlord.

(B) Landlord shall pay the Reimbursement Allowance to Tenant within 45 days following Landlord’s receipt of (i) third-party invoices for costs incurred by Tenant in constructing the Tenant Work; (ii) evidence that Tenant has paid the invoices for such costs; and (iii) final lien waivers from any contractor or supplier who has constructed or supplied materials for the Tenant Work.  If the costs incurred by Tenant in constructing the Tenant Work exceed the Reimbursement Allowance, then Tenant shall pay all such excess costs and Tenant agrees to keep the Premises and the Project free from any liens arising out of the non-payment of such costs,

(C) All installations and improvements now or hereafter placed in the Premises other than building standard improvements shall be for Tenant’s account and at Tenant’s cost.  Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto, which cost shall be payable by Tenant to Landlord as additional Rent within 30 days after receipt of an invoice therefor.  Tenant’s failure to pay such cost shall constitute an event of default under the Lease.

3.   ADA Compliance.  Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply with ADA requirements.  Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant.  Landlord’s approval of the Approved Construction Documents shall not be deemed a statement of compliance with applicable Laws, nor of the accuracy, adequacy, appropriateness, functionality or quality of the improvements to be made according to the Approved Construction Documents.

4.   Landlord’s Oversight and Coordination.  Construction of the Tenant Work shall be subject to oversight and coordination by Landlord, but such oversight and coordination shall not subject Landlord to any liability to Tenant, Tenant’s contractors or any other person.  Landlord has the right to inspect construction of the Tenant Work from time to time.  A 1% project management fee shall be payable to Landlord or its affiliates by Tenant on total construction costs which amount Landlord may pay from the available Reimbursement Allowance.

5.   Assumption of Risk and Waiver.  Tenant hereby assumes any and all risks involved with respect to the Tenant Work and hereby releases and discharges all Landlord parties from any and all liability or loss, damage or injury suffered or incurred by Tenant or third parties in any way arising out of or in connection with the Tenant Work.

FIFTH AMENDMENT TO LEASE AGREEMENT

TIDS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into between DURHAM KTP TECH 4, LLC, a Delaware limited liability company (“Landlord’), and LIQUIDIA TECHNOLOGIES, INC., a Delaware corporation (“Tenant’), with reference to the following:

A.                                    GRE Keystone Technology Park One LLC (predecessor-in-interest to Landlord) (“GRE”) and Tenant entered into that certain Lease Agreement dated June 29, 2007, as amended by that certain Lease Modification Agreement No. I dated January 12, 2009, that certain Lease Modification Agreement No. 2 dated December 17, 2010, that certain Third Amendment to Lease Agreement dated June 25, 2014, and that certain Fourth Amendment to Lease Agreement dated November 17, 2015 (collectively, the “Lease”), covering approximately 36,831 rentable square feet known as Suite 100 on the first floor (the “Premises”) of Keystone Technology Park Building IV, 419 Davis Drive, Durham, North Carolina (the “Building”).

B.                                    GRE assigned its interest in the Lease to LCFRE Keystone Technology Park, L.P. which subsequently assigned its interest in the Lease to Landlord.

C.                                    Landlord and Tenant now desire to further amend the Lease as set forth below. Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                                      Second Extension Period. Under the Fourth Amendment the parties had agreed to extend the Term of the Lease until October 31, 2022. The parties now agree to a further extension of the Term as stated herein. The “Second Extension Period” as defined in the Fourth Amendment is hereby redefined to be a period of approximately 108 months (the “Second Extension Period) commencing on November 1, 2017, and expiring on October 31, 2026. Tenant acknowledges that it has no remaining options to extend the Term under the Lease except as provided in Section 5 of the Fourth Amendment. All other renewal rights and options are hereby deleted and of no further force or effect.

2.                                      Base Rent. The Base Rent table in the Fourth Amendment is hereby deleted for all purposes. Commencing on November 1, 2017 and continuing through the Second Extension Period, Tenant shall, at the time and in the manner provided in the Lease, pay to Landlord as Base Rent the amounts set forth in the following rent schedule, plus any applicable tax thereon:

			MONTHLY	ANNUAL
FROM	THROUGH	RATE	BASE RENT	BASE RENT
November 1, 2017	October 31, 2018	$24.25	$74,429.31	$893,151.72
November 1, 2018	October 31, 2019	$24.98	$76,669.87	$920,038.44
November 1, 2019	October 31, 2020	$25.73	$78,971.80	$947,661.60
November 1, 2020	October 31, 2021	$26.50	$81,335.13	$976,021.56
November 1, 2021	October 31, 2022	$27.29	$83,759.83	$1,005,117.96
November 1, 2022	October 31, 2023	$28.11	$86,276.62	$1,035,319.44
November 1, 2023	October 31, 2024	$28.96	$88,885.48	$1,066,625.76
November I, 2024	October 31, 2025	$29.82	$91,525.04	$1,098,300.48
November I, 2025	October 31, 2026	$30.72	$94,287.36	$1,131,448.32

3.                                      Additional Rent. Tenant shall continue to pay Tenant’s Proportionate Share of Expenses as set forth in Section 4 of the Lease.

4.                                      Condition of Premises. TENANT ACCEPTS THE PREMISES IN ITS “AS-IS”  CONDITION AND CONFIGURATION, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY LANDLORD REGARDING THE PREMISES AND THE BUILDING. TENANT HEREBY AGREES THAT THE PREMISES ARE IN GOOD ORDER AND SATISFACTORY CONDITION. However, any necessary construction of leasehold improvements shall be accomplished and the cost of such construction shall be paid in accordance with the “Work Letter” between Landlord and Tenant attached to this Amendment as Exhibit A.

5.                                      Additional Security Deposit. Within ten (I 0) days after the Fina1 Financing Date, as defined below, so long as this Amendment is not terminated in accordance with Section 6 below Tenant shall post an additional $261,717.24 (the “Supplemental Security Deposit’) to the already existing Security Deposit of $36,000 under the Lease and the total Security Deposit shall be equal to $297,717.24 So long as Tenant is not in default under the Lease beyond applicable notice and cure periods, the Security Deposit shall be reduced by $74,429.31 on the date Tenant completes the initial public offering for the stock of Tenant and provides proof of such completed transaction to Landlord (the “IPO Date”). Additionally, so long as Tenant is not in default under the Lease beyond applicable notice and cure periods, the Security Deposit shall be reduced by an additional $74,429.31 on the date which is three (3) years after the IPO Date so long as Tenant’s financial position is equal to or greater than Tenant’s financial position as of the IPO Date. For clarity, in both instances above with respect to Security Deposit reduction, Landlord shall return the said amounts to Tenant within thirty (30) days of Tenant providing Landlord with sufficient written notice of satisfaction of said condition.

Landlord shall not be required to fund any portion of the Reimbursement Allowance, as defined in Exhibit A, until Tenant has posted the Supplemental Security Deposit with Landlord.

6.                                      Contingency. This Amendment is contingent upon Tenant’s receipt of financing from its Bridge financing (the “Financing”). In the event Tenant does not finalize the Financing on or before January 31, 2017 (the “Final Financing Date”) then either Tenant or Landlord may terminate this Amendment upon written notice to Landlord which notice must be given to the other party on or before February 10, 2017. If neither party provides such notice by the required date this Amendment shall continue in full force and effect and this Section 6 shall be deemed deleted from this Amendment. In addition to any other limitations on funding the Reimbursement Allowance, Landlord shall not be required to provide any of the Reimbursement Allowance to Tenant until Tenant obtains the Financing or until this Section 6 is deemed deleted from this Amendment.

7.                                      Broker. Each party represents and warrants to the other that it has not been represented by any broker or agent in connection with the execution of this Amendment, other than Longfellow Brokerage Services NC, LLC as Landlord’s agent, and Foundry Commercial, as Tenant’s agent Each party shall indemnify the other and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims

(including costs of defense and investigation) relating to its breach of the foregoing representation.

8.                                      OFAC List Representation. Tenant hereby represents and warrants to Landlord that neither Tenant nor, to its knowledge, any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person: (a) that is listed in the annex to, or is otherwise subject to tbe provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”); (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC’) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/tllsdn.pdf); (c) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (d) who is otherwise affiliated with any entity or person listed above.

9.                                      Miscellaneous. This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant. This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment. Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns. This Amendment may be executed in one or more counterparts, including by facsimile or electronic copy.

[Signatures to follow]

LANDLORD AND TENANT enter into this Amendment as of the Effective Date specified below Landlord’s signature.

LANDLORD:

DURHAM KTP TECH 7, LLC,
a Delaware limited liability company

By:	/s/ Jamison N. Peschel
Name:	Jamison N. Peschel
Title:	Authorized Signatory
Effective Date: June 9, 2017

TENANT:

LIQUIDIA TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Shawn Glidden
Name:	Shawn Glidden
Title:	VP Legal Affairs and Secretary
Effective Date: June 9, 2017

EXHIBIT A

TENANT WORK LETTER

This Tenant Work Letter is attached as an Exhibit to that certain Fifth Amendment to Lease Agreement (the ‘‘Amendment’? between DURHAM KTP TECH 4, LLC, as Landlord, and LIQUIDIA TECHNOLOGIES, INC., as Tenant, that amends that certain Lease Agreement dated June 29, 2007 (as amended, the “Lease’? and relating to the lease by Landlord to Tenant of that certain Premises. Unless otherwise specified, all capitalized terms used in this Work Letter shall have the same meanings as in the Lease as amended by the Amendment.

1.                                      Construction. Tenant agrees to construct leasehold improvements (the “Tenant Work”) in a good and workmanlike manner in and upon the Premises, at Tenant’s sole cost and expense, in accordance with the following provisions. Prior to construction, Tenant shall submit to Landlord for Landlord’s approval complete plans and specifications for the construction of the Tenant Work (“Tenant’s Plans”). Within 10 business days after receipt of Tenant’s Plans, Landlord shall review and either approve or disapprove Tenant’s Plans. If Landlord disapproves Tenant’s Plans, or any portion thereof, Landlord shall notify Tenant thereof and of the revisions Landlord requires before Landlord will approve Tenant’s Plans. Within 10 business days after Landlord’s notice, Tenant shall submit to Landlord, for Landlord ‘s review and approval, plans and specifications incorporating the required revisions. The final plans and specifications approved by Landlord are hereinafter referred to as the ‘‘Approved Construction Documents”. Tenant will employ experienced, licensed contractors, architects, engineers and other consultants, approved by Landlord, to construct the Tenant Work and will require in the applicable contracts that such parties (a) carry insurance in such amounts and types of coverages as are reasonably required by Landlord, (b) list the Landlord and its partners as additional insureds, and (c) design and construct the Tenant Work in a good and workmanlike manner and in compliance with all laws. Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the construction and installation of the Tenant Work shall be carried out by Tenant’s contractor under the sole direction of Tenant, in compliance with all Building rules and regulations and in such a manner so as not to unreasonably interfere with or disturb the operations, business, use and enjoyment of the Project by other tenants in the Building or the structural calculations for imposed loads. Tenant shall obtain from its contractors and provide to Landlord a list of all subcontractors providing labor or materials in connection with any portion of the Tenant Work prior to commencement of the Tenant Work. Tenant warrants that the design, construction and installation of the Tenant Work shall conform to the requirements of all applicable laws, including building, plumbing and electrical codes and parameters, and the requirements of any authority having jurisdiction over, or with respect to, such Tenant Work.

2.                                      Costs. Subject to the terms and conditions of this Section 2, Landlord will provide Tenant with an allowance (the “Reimbursement Allowance”) to be applied towards the cost of constructing the Tenant Work.

(A)                               Landlord’s obligation to reimburse Tenant for Tenant’s construction of the Tenant Work shall be: (i) limited to actual costs incurred by Tenant in its construction of the Tenant Work; (ii) limited to an amount up to, but not exceeding, $54.30 multiplied by the rentable square footage of the Premises (for clarification purposes the amount listed in this subsection ii is in addition to the $10.00 per square foot provided to Tenant under the Fourth Amendment which amount has been fully utilized by Tenant);  and

(iii) conditioned upon Landlord’s receipt of written notice (which notice shall be accompanied by invoices and documentation set forth below) from Tenant that the Tenant Work has been completed and accepted by Tenant. The cost of (a) all space planning, design, consulting or review services and construction drawings, (b) extension of electrical wiring from Landlord’s designated location(s) to the Premises, (c) purchasing and installing all building equipment for the Premises (including any submeters and other above building standard electrical equipment approved by Landlord), (d)  required metering, re-circuiting or re-wiring for metering, equipment rental, engineering design services, consulting services, studies, construction services, cost of billing and collections, (e) materials and labor, (f) a 1% project management fee as outlined below in Section 4, payable to Landlord or its affiliates on total construction costs, and (g) an asbestos survey of the Premises if required by applicable law, shall all be included in the cost of the Tenant Work and may be paid out of the Reimbursement Allowance, to the extent sufficient funds are available for such purpose. Any reimbursement obligation of Landlord under this Work Letter shall be applied solely to the purposes specified above, as allocated, within 365 days after the Effective Date or be forfeited with no further obligation on the part of Landlord.

(B)                               Landlord shall pay the Reimbursement Allowance to Tenant within 45 days following Landlord’s receipt of (i) third-party invoices for costs incurred by Tenant in constructing the Tenant Work; (ii) evidence that Tenant has paid the invoices for such costs; and (iii) final lien waivers from any contractor or supplier who has constructed or supplied materials for the Tenant Work. If the costs incurred by Tenant in constructing the Tenant Work exceed the Reimbursement Allowance, then Tenant shall pay all such excess costs and Tenant agrees to keep the Premises and the Project free from any liens arising out of the non-payment of such costs.

(C)                               All installations and improvements now or hereafter placed in the Premises other than building standard improvements shall be for Tenant’s account and at Tenant’s cost. Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto, which cost shall be payable by Tenant to Landlord as additional Rent within 30 days after receipt of an invoice therefor. Tenant’s failure to pay such cost shall constitute an event of default under the Lease.

3.                                      ADA Compliance. Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply with ADA requirements. Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant. Landlord’s approval of the Approved Construction Documents shall not be deemed a statement of compliance with applicable Laws, nor of the accuracy, adequacy, appropriateness, functionality or quality of the improvements to be made according to the Approved Construction Documents.

4.                                      Landlord’s Oversight and Coordination. Construction of the Tenant Work shall be subject to oversight and coordination by Landlord, but such oversight and coordination shall not subject Landlord to any liability to Tenant, Tenant’s contractors or any other person. Landlord has the right to inspect construction of the Tenant Work from time to time. A one percent (1%) project management fee shall be payable to Landlord or its affiliates by Tenant on total construction costs which amount Landlord may pay from the available Reimbursement Allowance.

5.                                      Assumption of Risk and Waiver. Tenant hereby assumes any and all risks involved with respect to the Tenant Work and hereby releases and discharges all Landlord parties from any and all liability or loss, damage or injury suffered or incurred by Tenant or third parties in any way arising out of or in connection with the Tenant Work.